===============================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                         L-3 COMMUNICATIONS CORPORATION,
                             A DELAWARE CORPORATION,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

          THE CERTAIN FINANCIAL INSTITUTIONS NAMED AS CO-AGENTS HEREIN,

                         BANC OF AMERICA SECURITIES LLC

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                                  AS ARRANGERS,


                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                  AS DOCUMENTATION AGENT AND SYNDICATION AGENT


                           DATED AS OF APRIL 24, 2000


===============================================================================





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                                TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS...........................................................................................1

         1.1. Defined Terms.......................................................................................1
         1.2. Other Definitional Provisions......................................................................24
         1.3. Interrelationship with Original Credit Agreement...................................................24
         1.4. Confirmation of Existing Obligations...............................................................25

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS.............................................................25

         2.1. Commitments........................................................................................25
         2.2. Procedure for Borrowing............................................................................27
         2.3. Commitment Fee.....................................................................................28
         2.4. Termination or Reduction of Revolving Credit Commitments...........................................28
         2.5. Repayment of Loans; Evidence of Debt...............................................................28
         2.6. Optional Prepayments; Mandatory Prepayments and Reduction of Commitments...........................30
         2.7. Conversion and Continuation Options................................................................32
         2.8. Minimum Amounts and Maximum Number of Tranches.....................................................33
         2.9. Interest Rates and Payment Dates...................................................................33
         2.10. Computation of Interest and Fees..................................................................34
         2.11. Inability to Determine Interest Rate..............................................................34
         2.12. Pro Rata Treatment and Payments...................................................................34
         2.13. Illegality........................................................................................36
         2.14. Requirements of Law...............................................................................36
         2.15. Taxes.............................................................................................38
         2.16. Indemnity.........................................................................................41
         2.17. Replacement of Lenders............................................................................41
         2.18. Certain Fees......................................................................................42
         2.19. Certain Rules Relating to the Payment of Additional Amounts.......................................42

SECTION 3. LETTERS OF CREDIT.....................................................................................43

         3.1. L/C Commitment.....................................................................................43
         3.2. Procedure for Issuance of Letters of Credit........................................................43
         3.3. Fees, Commissions and Other Charges................................................................44
         3.4. L/C Participation..................................................................................44
         3.5. Reimbursement Obligation of the Borrower...........................................................46
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
         3.6. Obligations Absolute...............................................................................46
         3.7. Letter of Credit Payments..........................................................................47
         3.8. Application........................................................................................47
         3.9. Determination of Exchange Rate.....................................................................47

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................47

         4.1. Financial Condition................................................................................48
         4.2. No Change..........................................................................................48
         4.3. Corporate Existence; Compliance with Law...........................................................48
         4.4. Corporate Power; Authorization; Enforceable Obligations............................................48
         4.5. No Legal Bar.......................................................................................49
         4.6. No Material Litigation.............................................................................49
         4.7. No Default.........................................................................................49
         4.8. Ownership of Property; Liens.......................................................................49
         4.9. Intellectual Property..............................................................................49
         4.10. Taxes.............................................................................................50
         4.11. Federal Regulations...............................................................................50
         4.12. ERISA.............................................................................................50
         4.13. Investment Company Act; Other Regulations.........................................................51
         4.14. Subsidiaries......................................................................................51
         4.15. Purpose of Loans..................................................................................51
         4.16. Environmental Matters.............................................................................51
         4.17. Collateral Documents..............................................................................52
         4.18. Accuracy and Completeness of Information..........................................................52
         4.19. Labor Matters.....................................................................................53

SECTION 5. CONDITIONS PRECEDENT..................................................................................53
         5.1. Conditions to Initial Loans........................................................................53
         5.2. Conditions to Each Extension of Credit.............................................................56

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................56

         6.1. SEC Filings........................................................................................56
         6.2. Certificates; Other Information....................................................................57
         6.3. Payment of Obligations.............................................................................58
         6.4. Conduct of Business; Maintenance of Existence and Property; Compliance with Law....................58
         6.5. Insurance..........................................................................................58
         6.6. Inspection of Property; Books and Records; Discussions.............................................58
         6.7. Notices............................................................................................58
         6.8. Environmental Laws.................................................................................59
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                                       ii




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

         6.9. Further Assurances.................................................................................60
         6.10. Additional Collateral.............................................................................60
         6.11. [Intentionally Omitted.]..........................................................................61
         6.12. Foreign Jurisdictions.............................................................................61
         6.13. Government Contracts..............................................................................61
         6.14. Lien Searches.....................................................................................61

SECTION 7. NEGATIVE COVENANTS....................................................................................61

         7.1. Financial Condition Covenants......................................................................61
         7.2. Limitation on Indebtedness.........................................................................62
         7.3. Limitation on Liens................................................................................63
         7.4. Limitation on Guarantee Obligations................................................................65
         7.5. Limitation on Fundamental Changes..................................................................66
         7.6. Limitation on Sale of Assets.......................................................................66
         7.7. Limitation on Dividends............................................................................67
         7.8. Limitation on Capital Expenditures.................................................................67
         7.9. Limitation on Investments, Loans and Advances......................................................67
         7.10. Limitation on Optional Payments and Modifications of Instruments and Agreements...................69
         7.11. Limitation on Transactions with Affiliates........................................................69
         7.12. Limitation on Sales and Leasebacks................................................................70
         7.13. Limitation on Changes in Fiscal Year..............................................................70
         7.14. Limitation on Negative Pledge Clauses.............................................................70
         7.15. Limitation on Lines of Business...................................................................70
         7.16. Designated Senior Debt............................................................................70

SECTION 8. EVENTS OF DEFAULT.....................................................................................71


SECTION 9. THE AGENTS; THE ARRANGERS.............................................................................74

         9.1. Appointment........................................................................................74
         9.2. Delegation of Duties...............................................................................74
         9.3. Exculpatory Provisions.............................................................................74
         9.4. Reliance by Agents.................................................................................75
         9.5. Notice of Default..................................................................................75
         9.6. Non-Reliance on Agents and Other Lenders...........................................................75
         9.7. Indemnification....................................................................................76
         9.8. Agents, in Their Individual Capacities.............................................................76
         9.9. Successor Administrative Agent, Syndication Agent and Documentation Agent..........................76
         9.10. The Arrangers and the Co-Agents...................................................................77
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
SECTION 10. MISCELLANEOUS........................................................................................77

         10.1. Amendments and Waivers............................................................................77
         10.2. Notices...........................................................................................78
         10.3. No Waiver; Cumulative Remedies....................................................................81
         10.4. Survival of Representations and Warranties........................................................82
         10.5. Payment of Expenses and Taxes.....................................................................82
         10.6. Successors and Assigns; Participation and Assignments.............................................83
         10.7. Adjustments; Set-off..............................................................................86
         10.8. Counterparts......................................................................................87
         10.9. Severability......................................................................................87
         10.10. Integration......................................................................................87
         10.11. GOVERNING LAW....................................................................................87
         10.12. SUBMISSION TO JURISDICTION; WAIVERS..............................................................87
         10.13. Acknowledgments..................................................................................88
         10.14. WAIVERS OF JURY TRIAL............................................................................88
         10.15. Confidentiality..................................................................................89
         10.16. Conversion of Currencies.........................................................................89
         10.17. Year 2000........................................................................................89
         10.18. Existing Agreements Superseded...................................................................90
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
EXHIBITS
Exhibit A-1                Form of Revolving Credit Note
Exhibit A-2                Form of Swing Line Note
Exhibit B-1                Form of Parent Guarantee
Exhibit B-2                Form of Subsidiary Guarantee
Exhibit B-3                Form of Parent Pledge Agreement
Exhibit B-4A               Form of Borrower Pledge Agreement
Exhibit B-4B               Form of Charge Over Shares
Exhibit B-5                Form of Subsidiary Pledge Agreement
Exhibit C-1                Form of Legal Opinion of Simpson Thacher and Bartlett
Exhibit C-2                Form of Internal Counsel Opinion
Exhibit D                  Form of Borrowing Certificate
Exhibit E                  Form of Certificate of Non-U.S. Lender
Exhibit F                  Form of Assignment and Acceptance

SCHEDULES

Schedule I                 Lenders and Commitments
Schedule II                Pricing Grid
Schedule III               Transaction Documents
Schedule 4.4               Required Consents
Schedule 4.5               No Legal Bar
Schedule 4.6               Material Litigation
Schedule 4.9               Intellectual Property Claims
Schedule 4.10              Taxes
Schedule 4.14              Subsidiaries
Schedule 7.2(f)            Existing Indebtedness
Schedule 7.3(f)            Existing Liens
Schedule 7.4               Existing Guarantee Obligations
Schedule 7.9(c)            Officers
Schedule 7.9(g)            Existing Investments
Schedule 7.9(k)            Approved Investments
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                                       v







               THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 24, 2000, among L-3 Communications Corporation, a Delaware corporation (the "Borrower") which is wholly owned by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), the several banks and other financial institutions or entities from time to time parties hereto (the "Lenders"), Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) and Lehman Commercial Paper Inc. ("LCPI"), as arrangers (each, in such capacity, an "Arranger" and together, the "Arrangers"), Bank of America, N.A. (f/k/a Bank of America National Trust & Savings Association) ("BOA"), as administrative agent for the Agents (as defined below) and the Lenders (in such capacity, the "Administrative Agent"), LCPI, as syndication agent and documentation agent (in such capacity, the "Syndication Agent" and the "Documentation Agent"), and certain financial institutions named as co-agents, AMENDS AND RESTATES IN FULL the Amended and Restated Credit Agreement, dated as of August 13, 1998 (as amended, supplemented and/or modified from time to time prior to the date hereof, the "Original Credit Agreement"), among the Borrower, the lenders party thereto from time to time (the "Original Lenders"), LCPI and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens), as arrangers (each, in such capacity, an Original Arranger and together, the "Original Arrangers"), the Syndication Agent, the Documentation Agent and the Administrative Agent; this amendment and restatement of the Original Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as this "Agreement" or the "Credit Agreement".

               WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in full as set forth herein.

               NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Credit Agreement as follows:

                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Acquired Business": a company or business unit acquired by the Borrower or any of its Subsidiaries, provided that the Borrower has delivered to the Administrative Agent historical financial statements of such company or business unit prepared in accordance with GAAP.

               "Adjustment Date": the fifth day following the receipt by the Administrative Agent of the financial statements for the most recently completed fiscal period furnished pursuant to subsection 6.1 and the compliance certificate with respect to such financial statements furnished pursuant to subsection 6.2(c).

               "Administrative Agent": BOA, or following the resignation of BOA as Administrative Agent, any other Lender which may be appointed as Administrative Agent pursuant to subsection 9.9.

               "Affected Class": as defined in subsection 10.1.

               "Affected Lender": as defined in subsection 10.7.

               "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

               "Aggregate Outstanding Extensions of Credit": as to any Lender with respect to any Type of Loan at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans of such Type made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

               "Agreement": this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

               "Agreement Currency": as defined in subsection 10.16(b).

               "Alternative Currency": any currency which as of the time of any issuance or renewal, as applicable, of a Foreign L/C is freely tradeable and convertible into Dollars and has been approved as an "Alternative Currency" for the purposes of this Agreement by the Issuing Lender.

               "Applicable Creditor": as defined in subsection 10.16(b).

               "Applicable Holdback": as defined in subsection 2.6(b)(ii).


               "Applicable Issuing Lender": an Issuing Lender as to which any proposed Assignee under subsection 10.6 shall become an L/C Participant upon giving effect to the relevant Assignment and Acceptance.

               "Applicable Margin": at any time, the percentages set forth on
          Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) except as expressly set forth in Schedule II, the Applicable Margins determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (b) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Applicable Margins shall be
          (i) for the first 35 days subsequent to such due date, the Applicable Margin in effect prior to such due date and (ii) thereafter, those set forth opposite a Debt Ratio captioned "greater than or equal to 4.75," in either case, until the date of delivery of such financial statements and compliance certificate.

               "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

               "Asset Contribution": as defined in the recitals to the Initial 1997 Credit Agreement.

               "Asset Sale": any sale, sale-leaseback, or other disposition by any Person or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of such Person, except sales and dispositions permitted by subsection 7.6 other than subsection 7.6(b) or (e).

               "Assignee": as defined in subsection 10.6(c).

               "Attributable Debt": in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

               "Available Commitment": as to any Lender and any Type of Loan, at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment with respect to such Type of Loan over (b) such Lender's Aggregate Outstanding Extensions of Credit with respect to such Type of Loan.

               "Base Rate": for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BOA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BOA based upon various factors including BOA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

               "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.


               "BOA": as defined in the recitals to this Agreement.


               "Borrower Pledge Agreement": the Second Amended and Restated Borrower Pledge Agreement substantially in the form of Exhibit B-4A, to be executed and delivered by the Borrower, as the same may be amended, supplemented or otherwise modified.

               "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

               "Business": as defined in subsection 4.16.

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to Eurodollar Loans or Foreign L/Cs, any day on which dealings are carried on in the applicable London interbank market.

               "Calculation Date": with respect to each Foreign L/C, during the period that such Foreign L/C is outstanding (or the Reimbursement Obligation in connection therewith has not been fully satisfied) (i) the last Business Day of a fiscal month, (ii) the date on which such Letter of Credit is to be issued or renewed by the Issuing Lender,
          (iii) the date on which any draft presented under such Letter of Credit is paid by the Issuing Lender, (iv) such other dates as the Borrower may reasonably request from time to time, and (v) such other dates as the Issuing Lender or the Administrative Agent may select from time to time, provided that the Borrower receives prompt notice thereof.

               "Capital Expenditures" for any fiscal period, the aggregate of all expenditures that, in conformity with GAAP (but excluding capitalized interest), are or are required to be included as additions during such period to property, plant or equipment reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, excluding the expenditures relating to the Transaction.

               "Capital Lease Obligations": of any Person as of the date of determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP.

               "Capital Partners": Lehman Brothers Capital Partners III, L.P.


               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "Change of Control": the occurrence of any of the following events:

                    (i) the Principals and their Related Parties, as a whole,
               shall at any time cease to own, directly or indirectly, 51% of the Voting Stock of Holdings (measured by voting power rather than number of shares), determined on a fully diluted basis, and any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Principals and their Related Parties shall become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the Voting Stock of Holdings (measured by voting power rather than number of shares);

                    (ii) a majority of the members of the Board of Directors of
               Holdings fail to be (a) members of the Board of Directors incumbent as of the Closing Date, or (b) members nominated by the members of the Board of Directors incumbent on the Closing Date, or (c) members appointed by members of the Board nominated under clause (a) or (b);

                    (iii) Holdings shall, at any time, cease to own 100% of the
               Capital Stock of the Borrower; or

                    (iv) a "Change of Control" shall have occurred under the
               Indenture, the New Subordinated Debt Indenture or the December 1998 Subordinated Debt Indenture.


               "Charge Over Shares": the Amended and Restated Charge Over Shares substantially in the form of Exhibit B-4B, to be executed and delivered by the Borrower, as the same may be amended, supplemented or otherwise modified.

               "Class": (i) Lenders having Loan Exposure (taken together as a single class)(ii) Facility B Lenders having Facility B Loan Exposure (taken together as a single class) and (iii) Facility C Lenders having Facility C Loan Exposure (taken together as a single class).

               "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 are satisfied.

               "Co-Agents": collectively, Fleet National Bank, The Bank of New York, The Bank of Nova Scotia, Credit Lyonnais, Bank One, N.A., First Union Commercial Corporation, HSBC Bank, and Societe Generale.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Pledge Agreement.

               "Commitment": as to any Lender, such Lender's Revolving Credit Commitment.

               "Commitment Fee Rate": at any time, the applicable rates per annum on Schedule II under the relevant column heading for the Revolving Credit Facility set forth opposite the level of the Debt Ratio most recently determined; provided that (a) except as expressly set forth in Schedule II, the Commitment Fee Rate determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (b) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Commitment Fee Rate shall be (i) for the first 35 days subsequent to such due date, the Commitment Fee Rate in effect prior to such due date and (ii) thereafter, that set forth opposite a Debt Ratio captioned "greater than or equal to 4.75," in either case, until the date of delivery of such financial statements and compliance certificate.

               "Commitment Percentage": as to the Commitment of any Lender with respect to any Type of Loan at any time, the percentage which the Commitment of such Lender with respect to such Type of Loan then constitutes of the aggregate Commitments with respect to such Type of Loan (or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate amount of the Aggregate Outstanding Extensions of Credit of such Lender with respect to such Type of Loan constitutes of the aggregate amount of the Aggregate Outstanding Extensions of Credit of all Lenders with respect to such Type of Loan).

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
          Section 414 (b) or (c) of the Code.

               "Consolidated EBITDA": as of the last day of any fiscal quarter, Consolidated Net Income of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses (excluding, without duplication, (x) extraordinary gains and losses in accordance with GAAP, (y) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (z) gains or losses on discontinued operations) for the four fiscal quarters ended on such date, plus (i) Consolidated Interest Expense of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses for such period, plus (ii) to the extent deducted in computing such Consolidated Net Income of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses, the sum of income taxes, depreciation and amortization for such period.

               "Consolidated Cash Interest Expense": as of the last day of any fiscal quarter, the amount of interest expense, paid in cash, of the Borrower and its Subsidiaries for the four fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP for such period.

               "Consolidated Interest Expense": for any Person, as of the last day of any fiscal quarter, the amount of interest expense of such Person for the four fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP for such period.

               "Consolidated Net Income": for any Person and for any fiscal period, net income of such Person, determined on a consolidated basis in accordance with GAAP.

               "Consolidated Total Assets": at any date, all assets of the Borrower and its Subsidiaries as determined according to the consolidated balance sheet contained in the SEC filing most recently delivered pursuant to subsection 6.1 or, if no such SEC filing has yet been delivered, the balance sheet referred to in subsection 4.1(a)(ii).

               "Consolidated Total Debt": at any date, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date for borrowed money or the deferred purchase price of property, including, without limitation, in respect of Financing Leases but excluding Indebtedness permitted pursuant to subsection 7.2(g).

               "Consolidated Working Capital": at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in accordance with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date (excluding, to the extent it would otherwise be included under current liabilities, any short-term Consolidated Total Debt and the current portion of any long-term Consolidated Total Debt).

               "Constitutional Documents": as to any Person, the articles or certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Credit Documents": this Agreement, the Notes, the Applications, the Guarantees and the Pledge Agreements.

               "Credit Parties": the Borrower, Holdings, and each Subsidiary of the Borrower which is a party to a Credit Document.

               "Debt Ratio": as at the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt minus Designated Cash Balances on such date to (b) Consolidated EBITDA.

                  "December 1998 Subordinated Debt Documents": the December 1998 Subordinated Notes, the December 1998 Subordinated Notes Indenture, the Underwriting Agreement related thereto among Borrower, its domestic Subsidiaries, Lehman Brothers Inc., and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC) and any other documents or agreements executed in connection therewith.

               "December 1998 Subordinated Debt Indenture": the Indenture between the Borrower and the Bank of New York, as trustee, pursuant to which the December 1998 Subordinated Notes were issued.

               "December 1998 Subordinated Notes": the Borrower's Senior Subordinated Notes, due December 1, 2008 ("Initial December 1998 Subordinated Notes") issued on or about the December 8, 1998 and any notes, having the same terms as the Initial December 1998 Subordinated Notes, issued in exchange for the Initial December 1998 Subordinated Notes as contemplated by the documents governing the issuance of the Initial December 1998 Subordinated Notes.

               "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Designated Cash Balances": at any time, the lesser of (a) actual unrestricted cash balances on hand of Borrower and its Subsidiaries which are not subject to any Liens in favor of any Person (other than those described in subsection 7.3(o) hereof) and (b) $50,000,000.

               "Dollar Equivalent": at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Alternative Currency, the equivalent amount in Dollars as determined on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency as of the most recent Calculation Date.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Domestic L/C": a Letter of Credit denominated in Dollars.

               "Dow Jones Page 3750": the display designated as page "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

               "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as has been, is now, or may at any time hereafter be, in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.'SS'SS' 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C.'SS''SS'9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.'SS''SS' 1802 et seq.; the Resource Conservation and Recovery
          Act, 42 U.S.C.'SS''SS'.6901 et seq.; the Clean Water Act; 33 U.S.C.'SS''SS'1251 et seq.; the Clean Air Act, 42 U.S.C.'SS''SS'7401 et seq.; or other similar federal and/or state environmental laws.

               "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

               "Equity Documents": the Stockholders Agreement, the Subscription Agreements and the Option Agreements.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements": means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

               "Eurodollar Business Day": means any Business Day on which commercial banks are open in London for the transaction of international business, including dealings in Dollar deposits in the international interbank markets.

               "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": means, for any Interest Period, with respect to Eurodollar Loans comprising part of the same borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

          Eurodollar Rate =                         LIBOR
                                    ------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

               "Eurodollar Reserve Percentage": for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

               "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for the Borrower and its Subsidiaries for such fiscal year,
          (ii) the net decrease, if any, in Consolidated Working Capital during such fiscal year, (iii) to the extent deducted in computing such Consolidated Net Income for the Borrower and its Subsidiaries, non-cash interest expense, depreciation and amortization for such fiscal year, (iv) extraordinary non-cash losses during such fiscal year subtracted in the determination of Consolidated Net Income for the Borrower and its Subsidiaries for such fiscal year, (v) change in deferred tax liability of the Borrower for such fiscal year, (vi) non-cash losses in connection with asset dispositions whether or not constituting extraordinary losses and (vii) non-cash ordinary losses less (b) the sum, without duplication, of (i) the aggregate amount of permitted cash Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital during such fiscal year, (iii) the aggregate amount of payments of principal in respect of any Indebtedness not prohibited hereunder during such fiscal year (other than prepayments of (x) Revolving Credit Loans not accompanied by reductions of the Commitments hereunder, (y) Facility B Loans not accompanied by reductions of Facility B Commitments and/or (z) Facility C Loans and accompanied by reductions of Facility C Commitments), (iv) deferred income tax credit of the Borrower for such fiscal year, (v) extraordinary non-cash gains during such fiscal year added in the determination of Consolidated Net Income for the Borrower and its Subsidiaries for such fiscal year, (vi) non-cash gains in connection with asset dispositions whether or not constituting extraordinary gains and (vii) non-cash ordinary gains.

               "Exchange Act": the Securities Exchange Act of 1934, as amended.

               "Exchange Rate": on any day, with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by the Issuing Lender in San Francisco, California (or such other location selected by the Issuing Lender) for such Alternative Currency.

               "Facility B Administrative Agent": the "Administrative Agent" as defined in the Facility B Credit Agreement.

               "Facility B Agents": the "Agents" as defined in the Facility B Credit Agreement.

               "Facility B Commitments": the "Commitments" as defined in the Facility B Credit Agreement.

               "Facility B Credit Agreement": that certain Amended and Restated 364 Day Credit Agreement of even date herewith among the Borrower, the Facility B Lenders, BOA as administrative agent, LCPI as syndication agent and documentation agent, LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers and certain other financial institutions named therein as co-agents, as the same may be amended, supplemented, restated or otherwise modified from time to time.

               "Facility B Credit Documents": the "Credit Documents" as defined in the Facility B Credit Agreement.

               "Facility B Eurodollar Tranche": "Eurodollar Tranche" as defined in the Facility B Credit Agreement.

               "Facility B L/C Obligations": the "L/C Obligations" as defined in the Facility B Credit Agreement.

               "Facility B Lenders": the "Lenders" as defined in the Facility B Credit Agreement.

               "Facility B Loan Exposure": the "Loan Exposure" as defined in the Facility B Credit Agreement.

               "Facility B Loans": the "Loans" as defined in the Facility B Credit Agreement.

               "Facility B Notes": the "Notes" as defined in the Facility B Credit Agreement.

               "Facility B Reimbursement Obligations": the "Reimbursement Obligations" as defined in the Facility B Credit Agreement.

               "Facility C Administrative Agent": the "Administrative Agent" as defined in the Facility C Credit Agreement.

               "Facility C Agents": the "Agents" as defined in the Facility C Credit Agreement.

               "Facility C Commitments": the "Commitments" as defined in the Facility C Credit Agreement.

               "Facility C Credit Agreement": that certain New 364 Day Credit Agreement of even date herewith among the Borrower, the Facility C Lenders, BOA as administrative agent, LCPI as syndication agent and documentation agent, LCPI and Banc of America Securities, LLC as arrangers and certain financial institutions named as co-agents, as the same may be amended, supplemented, restated or otherwise modified from time to time.

               "Facility C Credit Documents": the "Credit Documents" as defined in the Facility C Credit Agreement.

               "Facility C Eurodollar Tranche": "Eurodollar Tranche" as defined in the Facility C Credit Agreement.

               "Facility C Lenders": the "Lenders" as defined in the Facility C Credit Agreement.

               "Facility C Loan Exposure": the "Loan Exposure" as defined in the Facility C Credit Agreement.


               "Facility C Loans": the "Loans" as defined in the Facility C Credit Agreement.

               "Facility C Notes": the "Notes" as defined in the Facility C Credit Agreement.

               "Federal Funds Effective Rate": for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the FRB (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

               "Financial L/C": a standby Letter of Credit not constituting a Performance L/C.

               "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

               "Foreign L/C": a Letter of Credit denominated in an Alternative Currency.

               "Foreign L/C Obligations": at any time, an amount equal to the sum of (i) the Dollar Equivalent of the aggregate then undrawn and unexpired face amount of all then outstanding Foreign L/Cs and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Foreign L/Cs which have not then been reimbursed pursuant to subsection 3.5.

               "Foreign Subsidiary": any Subsidiary which is organized under the laws of any jurisdiction outside the United States or under the laws of the U.S. Virgin Islands.

               "FRB": means the Board of Governors of the Federal Reserve System, and any governmental authority succeeding to any of its principal functions.

               "GAAP": generally accepted accounting principles in the United States of America in effect on the Closing Date.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Guarantees": the Parent Guarantee and the Subsidiary Guarantees.

               "Immaterial Subsidiary": any Subsidiary of the Borrower having assets not exceeding five percent (5%) of the Consolidated Total Assets.

               "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and all reimbursement and other obligations with respect to any letters of credit and surety bonds, whether or not matured or drawn, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Attributable Debt of such Person with respect to sale and leaseback transactions of such Person.

               "Indenture": the Indenture between the Borrower and The Bank of New York, as trustee, pursuant to which the Subordinated Notes are issued.

               "Initial 1997 Credit Agreement": the Credit Agreement, dated as of April 30, 1997 among the Borrower, the lenders party thereto from time to time, Lehman Brothers Inc. as arranger, LCPI as syndication agent and documentation agent and BOA as administrative agent.

               "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, and (c) as to any Eurodollar Loan having an interest period longer than three months,
          (i) each Business Day which is three months or a whole multiple thereof after the first day of such Interest Period and (ii) the last Business Day of such Interest Period.

               "Interest Period": with respect to any Eurodollar Loan:

                    (a) initially, the period commencing on the borrowing or
               conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if made available by the Administrative Agent and the Lenders, nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (b) thereafter, each period commencing on the last day of
               the preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, if made available by the Administrative Agent and Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto.

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (v) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (vi) any Interest Period for any Loan that would otherwise extend beyond the applicable Termination Date shall end on the applicable Termination Date; and

               (vii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period would otherwise be scheduled to end) shall end on the last Business Day of the appropriate calendar month.

               "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

               "Interest Rate Agreement Obligations": the obligations of the Borrower or any of its Subsidiaries to make payments to counterparties under Interest Rate Agreements in the event of the occurrence of a termination event thereunder.

               "Issuing Lender": BOA, in its capacity as issuer of any Letter of Credit or, at the election of BOA, such other Lender or Lenders that agrees to act as Issuing Lender at the request of the Borrower, or upon resignation by BOA as an Issuing Lender at any time upon notice to the other parties to this Agreement, such other Lender or Lenders that agree to act as Issuing Lender at the request of the Borrower and to whom the Required Lenders consent in writing.

               "Judgment Currency": as defined in subsection 10.16 (b).

               "LCPI": as defined in the recitals to this Agreement.

               "L/C Fee Payment Date": the last Business Day of each March, June, September and December.

               "L/C Obligations": at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding

          Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

               "L/C Participants": a collective reference to all the Revolving Credit Lenders other than the Applicable Issuing Lender.

               "Lender" and "Lenders": the persons identified as Lenders and listed on the signature pages of this Agreement (including the Issuing Lender and the Swing Line Lender), together with their successors and permitted assigns pursuant to subsection 10.6.

               "Letters of Credit": as defined in subsection 3.1(a).

               "LIBOR": as to any Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period quoted on the second Eurodollar Business Day prior to the first day of such Interest Period, as such rate appears on the Dow Jones Page 3750 as of 11:00 A.M. (London time) on such date, as determined by the Administrative Agent and notified to the Lenders and the Borrower on such second prior Eurodollar Business Day. If LIBOR cannot be determined based on the Dow Jones Page 3750, LIBOR means the rate per annum, as supplied to the Administrative Agent, quoted by BOA's London Branch to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 A.M. (London time) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "Loan": any loan made by any Lender pursuant to this Agreement.

               "Loan Account": as defined in subsection 2.5(d).

               "Loan Exposure": with respect to any Lender as of any date of determination, (i) if there are no outstanding Letters of Credit or Revolving Credit Loans, that Lender's Revolving Credit Commitment, and
          (ii) otherwise, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the Dollar Equivalent of the aggregate stated or face amount in respect of all Letters of Credit issued by that Lender and outstanding (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) in the event that such Lender is the Swing Line Lender, the aggregate principal amount of Swing Line Loans made by such

          Lender then outstanding (net of any participations purchased by other Lenders in such Swing Line Loans) plus (d) the Dollar Equivalent of the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans or Letters of Credit or any unreimbursed drawings under any Letters of Credit.

               "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Credit Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

               "Materials of Environmental Concern": any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Proceeds": the aggregate cash proceeds (including Cash Equivalents) received by Holdings or any of its Subsidiaries in respect of:

                    (a) any issuance by Holdings or any of its Subsidiaries of
               Indebtedness after the Closing Date;

                    (b) any Asset Sale; and

                    (c) any cash payments received in respect of promissory
               notes or other evidences of indebtedness delivered to Holdings or such Subsidiary in respect of an Asset Sale;

               in each case net of (without duplication) (i), (A) in the case of an Asset Sale, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of Holdings or a Subsidiary of Holdings that are sold or otherwise disposed of in connection with such Asset Sale and (B) reasonable and appropriate amounts established by Holdings or such Subsidiary, as the case may be, as a reserve against liabilities associated with such Asset Sale and retained by Holdings or such Subsidiary, (ii) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, credit enhancement fees, accountants' fees, investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (iii) any taxes reasonably attributable to such sale and reasonably estimated by Holdings or such Subsidiary to be actually payable.

               "New Investment Sublimit" shall mean, as of any date of determination thereof, an amount equal to (a) $650,000,000 plus (b)
          (i) Net Proceeds derived from Asset Sales during the immediately preceding twelve (12) month period and (ii) Net Proceeds from any Asset Sale that were reinvested within the twelve (12) month period following such Asset Sale for the purposes permitted in subsection 7.9(k) to the extent not included in subclause (i) of this clause (b) plus (c) net cash proceeds derived from the issuance of any equity securities of Holdings which are contributed to the Borrower as additional equity capital minus the amount of any Capital Expenditures funded in any fiscal year of the Borrower and its Subsidiaries which exceeds the amounts permitted during such fiscal year pursuant to subsection 7.8 hereof (without giving effect to the second proviso thereto referring to subsection 7.9(k)).

               "New Subordinated Debt Documents": the New Subordinated Notes, the New Subordinated Notes Indenture, the Underwriting Agreement dated as of May 18, 1998 among Borrower, its domestic Subsidiaries, Lehman Brothers Inc., and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC) and any other documents or agreements executed in connection therewith.

               "New Subordinated Debt Indenture": the Indenture between the Borrower and the Bank of New York, as trustee, pursuant to which the New Subordinated Notes were issued.

               "New Subordinated Notes": the Borrower's 8 1/2% Senior Subordinated Notes, due 2008 ("Initial New Subordinated Notes") issued on or about May 22, 1998 and any notes, having the same terms as the Initial New Subordinated Notes, issued in exchange for the Initial New Subordinated Notes as contemplated by the documents governing the issuance of the Initial New Subordinated Notes.

               "Non-Excluded Taxes": as defined in subsection 2.15.

               "Non-U.S. Lender": as defined in subsection 2.15(b).

               "Nonconsenting Lenders": as defined in subsection 2.17.

               "Notes": The Revolving Credit Notes and the Swing Line Note (or any of them).

               "Obligations": as defined in the Guarantees and the Pledge Agreements.

               "Option Agreements": the Option Agreements between Holdings and each of Frank C. Lanza and Robert V. LaPenta, each dated as of the April 30, 1997.

               "Original Agents": the "Agents" under and as defined in the Original Credit Agreement.

               "Original Closing Date": August 13, 1998.

               "Original Credit Agreement": as defined in the preamble to this Agreement.

               "Original Lenders": as defined in the preamble to this Agreement.

               "Parent Distributions": as defined in the Parent Guarantee.

               "Parent Guarantee": the Second Amended and Restated Parent Guarantee substantially in the form of Exhibit B-1, to be executed and delivered by Holdings, as the same may be amended, supplemented or otherwise modified.

               "Parent Pledge Agreement": the Second Amended and Restated Parent Pledge Agreement substantially in the form of Exhibit B-3, to be executed and delivered by Holdings, as the same may be amended, supplemented or otherwise modified.

               "Participant": as defined in subsection 10.6(b).

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

               "Performance L/C": a standby Letter of Credit issued to ensure the performance of services and/or delivery of goods by or on behalf of the Borrower.

               "Permitted Liens": Liens permitted to exist under subsection 7.3.

               "Permitted Stock Payments": (A) dividends by the Borrower to Holdings in amounts equal to the amounts required for Holdings to (i) pay franchise taxes and other fees required to maintain its legal existence and (ii) provide for other operating costs of up to $1,000,000 per fiscal year, (B) dividends by the Borrower to Holdings in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Borrower would be required to pay in respect of the income of the Borrower and its Subsidiaries if the Borrower were a stand alone entity that was not owned by Holdings, and (C) from and after May 1, 1999, dividends by the Borrower to Holdings payable solely out of Excess Cash Flow, provided that, with respect to this clause (C), (i) as of the last day of the most recently completed fiscal quarter the Debt Ratio is less than or equal to 3.5 to 1, and (ii) the aggregate amount of dividends paid by the Borrower to Holdings under this clause (C) since the Original Closing Date does not exceed $5,000,000.

               "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any employee benefit plan covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to, or under which the Borrower or any Commonly Controlled Entity may incur any liability.

               "Pledge Agreements": the collective reference to the Parent Pledge Agreement, the Borrower Pledge Agreement, the Charge Over Shares, the Subsidiary Pledge Agreement, and any other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

               "Principals": each of Lehman Brothers Holdings, Inc., Capital Partners, the Seller, Frank C. Lanza and Robert V. LaPenta.

               "Properties": as defined in subsection 4.16.

               "Purchase Agreement": the Purchase Agreement, dated as of April 25, 1997, among the Borrower and each of Lehman Brothers, Inc. and BancAmerica Securities, Inc.

               "Refunded Swing Line Loan": as defined in subsection 2.1(b)(iii).

               "Register": as defined in subsection 10.6(d).

               "Registration Rights Agreement": the Registration Rights Agreement, dated as of April 30, 1997, among the Borrower and each of Lehman Brothers, Inc. and BancAmerica Securities, Inc.

               "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Reimbursement Amount": as defined in subsection 3.5(a).

               "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

               "Related Party": with respect to the Principals, (a) any controlling stockholder, 51% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (a).

               "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

               "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under the regulations of the PBGC.

               "Required Lenders": at any time, Lenders the Loan Exposure for all Types of Loans of which aggregate more than 50%.

               "Requirement of Law": as to any Person, the Constitutional Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Requisite Class Lenders": at any time, (a) for the Class of Lenders having Loan Exposure, Lenders having or holding 66 2/3% of the aggregate Loan Exposure of all Lenders (b) for the Class of Facility B Lenders having Facility B Loan Exposure, Facility B Lenders having or holding 66 2/3% of the aggregate Facility B Loan Exposure of all Facility B Lenders and (c) for the Class of Facility C Lenders having Facility C Loan Exposure, Facility C Lenders having or holding 66 2/3% of the aggregate Facility C Loan Exposure of all Facility C Lenders.

               "Responsible Officer": the chief executive officer, the president or vice president of the Borrower or, with respect to financial matters, the chief financial officer, vice president-finance or treasurer of the Borrower.

               "Restricted Government Contracts": as defined in the Pledge Agreements.

               "Revolving Credit Commitment": the commitment of a Lender, initially as set forth on Schedule I hereto, to make Revolving Credit Loans to the Borrower pursuant to subsection 2.1(a) and to issue and/or purchase participations in Letters of Credit pursuant to
          Section 3; and "Revolving Credit Commitments" means such commitments of all Lenders in the aggregate, which shall be $200,000,000.

               "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

               "Revolving Credit Lender": any Lender or Lenders having a Revolving Credit Commitment or a Revolving Credit Loan outstanding.

               "Revolving Credit Loans": the Loans made by Revolving Credit Lenders to the Borrower pursuant to Subsection 2.1(a).

               "Revolving Credit Notes": (i) the promissory notes of the Borrower, if any, issued pursuant to subsection 2.5(f) of the Original Credit Agreement prior to the Closing Date and/or pursuant to subsection 2.5(i) of this Agreement on or after the Closing Date, in each case, to evidence the Revolving Credit Loans of any Lender and
          (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Revolving Credit Commitments and Revolving Credit Loans of any Lenders, in each case substantially in the form of Exhibit A-1 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "Revolving 364 Day Commitment": as defined in the Facility B Credit Agreement.

               "SPD Technologies": SPD Technologies Inc., a Delaware corporation.


               "SPD Technologies Acquisition Agreement": the Agreement and Plan of Merger, dated as of July 2, 1998, among L-3 Communications Corporation, SPD Merger Co., SPD Technologies, Inc. and Midmark Capital L.P.

               "SEC": the Securities and Exchange Commission.

               "Securities Act": Securities Act of 1933, as amended.

               "Seller": Lockheed Martin Corporation, a Maryland corporation.

               "Similar Business": a business, at least a majority of whose revenues in the most recently ended calendar year were derived from
          (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products,
          (ii) any services related thereto, (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto or any business of the Borrower and/or its Subsidiaries existing as of the Closing Date, and
          (iv) any combination of any of the foregoing.

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Stockholders Agreement": the Stockholders Agreement, dated as of April 30, 1997, by and among the Borrower, Holdings, the Seller, the Principals and any other party that may from time to time become a party thereto as provided therein, as the same may be amended, supplemented or otherwise modified from time to time.

               "Subordinated Debt": indebtedness outstanding under the Subordinated Notes, the New Subordinated Notes and/or the December 1998 Subordinated Notes.

               "Subordinated Debt Documents": the Indenture, the Registration Rights Agreement, the Purchase Agreement and the Subordinated Notes.

               "Subordinated Notes": the Borrower's 10 3/8% Senior Subordinated Notes, due 2007 (the "Initial Subordinated Notes"), issued on the April 30, 1997, and any subordinated notes of the Borrower, having the same terms as the Initial Subordinated Notes, issued in exchange for the Initial Subordinated Notes as contemplated by the Subordinated Debt Documents.

               "Subscription Agreements": the Common Stock Subscription Agreements between Holdings and each of Frank C. Lanza, Robert V. LaPenta, Capital Partners and the Seller, each dated as of the April 30, 1997.

               "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               "Subsidiary Guarantee": the Second Amended and Restated Subsidiary Guarantee substantially in the form of Exhibit B-2, to be executed and delivered by the Borrower's Subsidiaries (other than any Immaterial Subsidiary or Foreign Subsidiary of the Borrower), as the same may be amended, supplemented or otherwise modified.

               "Subsidiary Pledge Agreement": the Second Amended and Restated Subsidiary Pledge Agreement substantially in the form of Exhibit B-5, to be executed and delivered by the Borrower's Subsidiaries (other than any Immaterial Subsidiary or Foreign Subsidiary of the Borrower), as the same may be amended, supplemented or otherwise modified.

               "Swing Line Lender": means BOA, or, following the resignation of BOA as Swing Line Lender at any time upon notice to the other parties to this Agreement, any other Lender which is appointed as Swing Line Lender by the Required Lenders and reasonably acceptable to Borrower.

               "Swing Line Loans": as defined in subsection 2.1(b).

               "Swing Line Note": as defined in subsection 2.5(f).

               "Term Loans": as defined in the Facility B Credit Agreement.

               "Termination Date": March 31, 2003.

               "Tranche": the collective reference to Eurodollar Loans with then-current Interest Periods which all begin on the same date and end on the same date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

               "Transaction": the transactions contemplated by the Transaction Documents.

               "Transaction Agreement": that certain Transaction Agreement, dated as of March 28, 1997 by and among Lockheed Martin Corporation, a Maryland corporation, Holdings, Capital Partners and its Affiliates, Frank C. Lanza and Robert V. LaPenta.

               "Transaction Documents": (i) the Transaction Agreement, the Schedules thereto and the documents set forth on Schedule III hereto,
          (ii) the Equity Documents, (iii) the Subordinated Debt Documents and
          (iv) the New Subordinated Debt Documents.

               "Transferee": as defined in subsection 10.6(f).

               "Type": a Revolving Credit Loan or a Swing Line Loan, as applicable.

               "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

               "U.S. Taxes": any tax, assessment, or other charge or levy and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by or on behalf of the United States or any taxing authority thereof.

               "Voting Stock": of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

               "Year 2000 Problem": any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of dates or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

          1.2 Other Definitional Provisions.

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Credit Document or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in any Credit Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection
1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          1.3 Interrelationship with Original Credit Agreement.

               (a) As stated in the preamble hereof, this Credit Agreement is intended to amend and restate the provisions of the Original Credit Agreement and, notwithstanding any substitution of Notes as of the Closing Date, except as expressly modified herein, (x) all of the terms and provisions of the Original Credit Agreement shall continue to apply for the period prior to the Closing Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Original Agents or the Original Lenders (or their assignees or replacements hereunder), and (y) the obligations under the Original Credit Agreement shall continue to be paid or prepaid on or prior to the Closing Date, and shall from and after the Closing Date continue to be owing and be subject to the terms of this Credit Agreement. All references in the Notes and the other Credit Documents to (i) the Original Credit Agreement or the "Credit Agreement" shall be deemed to include references to this Credit Agreement and (ii) the "Lenders" or a "Lender" or to the "Agents" or any "Agent" shall mean such terms as defined in this Credit Agreement. As to all periods occurring on or after the Closing Date, all of the covenants set forth in the Original Credit Agreement shall be of no further force and effect, it being understood that all obligations of the Borrower under the Original Credit Agreement shall be governed by this Credit Agreement from and after the Closing Date.

               (b) The Borrower, the Agents and the Lenders acknowledge and agree that all outstanding Loans (including all outstanding L/C Obligations) are hereby converted into Revolving Credit Loans (and, as applicable, L/C Obligations) outstanding hereunder effective as of the Closing Date. The Borrower, the Agents and the Lenders acknowledge and agree that all interest, fees, costs and reimbursable expenses accruing or arising under the Original Credit Agreement which remain unpaid and outstanding as of the Closing Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Credit Documents.

          1.4 Confirmation of Existing Obligations. The Borrower hereby agrees and admits that, as of the date hereof, it has no defenses to, or offsets or counterclaim against, any of its obligations to the Agents or any Lender under the Credit Documents of any kind whatsoever.

          SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS

          2.1 Commitments.

               (a) Revolving Credit Loans. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans to the Borrower, from time to time during the Revolving Credit Commitment Period, in an aggregate principal amount at any one time outstanding which, when added to the aggregate principal amount of outstanding Swing Line Loans in which such Lender has purchased a participation (or, in the case of the Swing Line Lender, the Swing Line Loans made by such Swing Line Lender less the participations purchased in such Swing Line Loans by any other Lender) and such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

               (b) Swing Line Loans.

                    (i) Subject to the terms and conditions hereof, the Swing
               Line Lender agrees to make $10,000,000 of the credit otherwise available to the Borrower under the Revolving Credit Commitments by making swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period; provided, that no Swing Line Loan shall be made if, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans then outstanding plus the aggregate principal amount of Swing Line Loans then outstanding, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitments of the Revolving Credit Lenders. Amounts borrowed by the Borrower under this subsection 2.1(b) may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and may not be converted into Eurodollar Loans. In order to borrow a Swing Line Loan, the Borrower shall give the Swing Line Lender, with a copy to the Administrative Agent, irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $500,000 or whole multiples of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds.

                    (ii) The Swing Line Loans shall be evidenced by a Loan
               Account and, if requested by the Swing Line Lender, a promissory note of the Borrower, substantially in the form of Exhibit A-2 (the "Swing Line Note"), with appropriate insertions, payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 2.9. The Swing Line Note, if any, shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) bear interest, payable on the dates specified in 2.9, for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum specified in subsection 2.9.

                    (iii) The Swing Line Lender, at any time in its sole and
               absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment Percentage of such Swing Line Loan (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in clause (f) of Section 8 shall have occurred (in which event the procedures of subsection 2.1(b)(iv) shall apply) each Lender shall, not later than 12:00 P.M., New York City time, on the Business Day next succeeding the date on which such notice is given, make available to the Swing Line Lender in immediately available funds the amount equal to the Revolving Credit Loan to be made by such Lender. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Upon any request by the Swing Line Lender to the Lenders pursuant to this subsection 2.1(b)(iii), the Administrative Agent shall promptly give notice to the Borrower of such request.

                    (iv) If prior to the making of a Revolving Credit Loan
               pursuant to subsection 2.1(b)(iii) one of the events described in clause (f) of Section 8 shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Swing Line Loans in an amount equal to its Commitment Percentage. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                    (v) Whenever, at any time after the Swing Line Lender has
               received from any Lender such Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it.

                    (vi) Each Lender's obligation to purchase participating
               interests pursuant to subsection 2.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, any other Lender or anyone else for any reason whatsoever, (b) the occurrence or continuance of any Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower;
               (d) any breach of this Agreement by the Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               (c) Except for Swing Line Loans, which shall be Base Rate Loans, the Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate
Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that, no Revolving Credit Loan shall be made as a Eurodollar
Loan after the day that is one month prior to the Termination Date.

          2.2 Procedure for Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, (b) 11:00 A.M., New York City time, on the requested Borrowing Date in the case of a Base Rate Loan other than a Swing Line Loan), specifying (i) the amount to be borrowed of each Type of Loan, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans (other than Swing Line Loans or Refunded Swing Line Loans), $2,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $2,000,000, such lesser amount), (y) in the case of Swing Line Loans, as provided in subsection 2.1(b)(i) and (z) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time (in the case of Eurodollar Loans) or 2:30 P.M., New York City time (in the case of Base Rate Loans), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in accordance with the Borrower's payment instructions with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. All notices given by the Borrower under this subsection 2.2 may be made by telephonic notice promptly confirmed in writing.

          2.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to and including the Termination Date, computed at the Commitment Fee Rate on the daily amount of the Available Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

          2.4 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments ratably among the Revolving Credit Lenders; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.5 Repayment of Loans; Evidence of Debt.


               (a) Payments on Revolving Credit Loans and Swing Line Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to

Section 8) (x) for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender and (y) for the account of the Swing Line Lender (and each other Revolving Credit Lender that has purchased a participation in then outstanding Swing Line Loans) the then unpaid principal amount of Swing Line Loans.

               (b) Interest. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date such Loans are made until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

               (c) Recording. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (d) Loan Accounts and Register; Notes

                    (i) The Loans made by, and the Commitments of, each Lender shall be evidenced by one or more loan accounts ("Loan Accounts") maintained by such Lender and by the Register maintained by the Administrative Agent in the ordinary course of business. The Register maintained by the Administrative Agent shall, in the event of a discrepancy between the entries in the Administrative Agent's books and any Lender's books relating to such matters, be controlling and, absent manifest error, shall be conclusive as to the amount of the Loans made by the Lender to the Borrower, the interest and payments thereon and any other amounts owing in respect of this Agreement. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this subsection 2.5(d) and subsection 10.6, to maintain the Register on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this subsection 2.5(d) and subsection 10.6 (other than any losses, claims, damages and liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent).

                    (ii) If requested by any Lender, the Borrower shall execute and deliver to such Lender (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Loans owing to such Lender pursuant to this Agreement in accordance with subsection 2.5(f).

               (e) Prima Facie Evidence. The entries made in the Register and the Loan Accounts of each Lender maintained pursuant to subsection 2.5(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such Loan Account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. For the avoidance of doubt, the existence or non-existence of any Note representing any Obligations owing to any Lender hereunder shall not affect the existence, amount, validity or enforceability of such Obligations, which in all events shall be absolute and unconditional.

               (f) Notes. The Borrower agrees that the Borrower will execute and deliver to each Lender that requests any such Note pursuant to subsection 2.5(d)(ii), a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note"). The Borrower also agrees that, if requested by the Swing Line Lender, the Borrower will execute and deliver to the Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount.

          2.6 Optional Prepayments; Mandatory Prepayments and Reduction of Commitments.

               (a) Subject to subsections 2.12 and 2.16, the Borrower may at any time and from time to time prepay any Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the date of prepayment in the case of Eurodollar Loans or on any Business Day in the case of Base Rate Loans, specifying the date and amount of prepayment, the Type of Loan to be prepaid (which Loans shall be prepaid on a pro rata basis among the applicable Lenders) and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
2.16. Partial prepayments shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof.

               (b) (i) If, subsequent to the Closing Date, Holdings or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 7.2), 100% of the Net Proceeds thereof shall be promptly ratably applied toward the prepayment of the Loans, the Facility B Loans and the Facility C Loans and permanent reduction of the Commitments, the Facility B Commitments and the Facility C Commitments as set forth in clause (iv) of this subsection 2.6(b). Nothing in this paragraph
(b) shall be deemed to permit any Indebtedness not permitted by subsection 7.2.

                    (ii) If, subsequent to the Original Closing Date, Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, such Net Proceeds, subject to the Applicable Holdback (defined below) shall be promptly and ratably applied toward the prepayment of the Loans and the Facility B Loans and Facility C Loans and permanent reduction of the Commitments and the Facility B Commitments and the Facility C Commitments as set forth in clause (iv) of this subsection 2.6(b); provided that Net Proceeds from any Asset Sales shall not be required to be so applied to the extent that such Net Proceeds are used by the Borrower or such Subsidiary to acquire assets to be employed in the business of the Borrower or its Subsidiaries within 365 days of receipt thereof, but if such Net Proceeds, subject to the Applicable Holdback (as defined below), are not so used, 100% of the amount of such Net Proceeds not so used shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the earlier of (x) the 366th day after receipt of such Net Proceeds and (y) the date on which the Borrower has determined that such Net Proceeds shall not be so used. As used herein, "Applicable Holdback" shall mean an amount of Net Proceeds not in excess of $20,000,000 derived from any Asset Sales occurring since the Original Closing Date that has not been applied toward the prepayment of Loans and the permanent reduction of the Commitments as set forth in clause
               (iv) of subsection 2.6(b) which Borrower and/or its applicable Subsidiary may retain and not apply as a mandatory prepayment without the requirement of utilizing the same to acquire assets to be employed in the business of the Borrower or such applicable Subsidiary; provided, that if any Event of Default shall have occurred and be continuing, the Applicable Holdback amount shall be automatically reduced to zero unless and until such Event of Default is acknowledged in writing by the Required Lenders (or all the Lenders in cases where the unanimous consent of the Lenders is required) as cured or waived.

                    (iii) [Intentionally Omitted]

                    (iv) Except during any period in which an Event of Default has occurred and is continuing, any mandatory prepayments required by this subsection 2.6 shall be applied ratably to the outstanding principal amount of Loans, Facility B Loans and Facility C Loans with a corresponding ratable permanent reduction of the Revolving Credit Commitments, the Facility C Commitments and the Revolving 364 Day Commitments (or, if applicable, the Term Loans on a pro rata basis to reduce the unpaid scheduled installments of principal of the Term Loans in inverse order of maturity). Revolving Credit Commitment, Facility C Commitments and Revolving 364 Day Commitment reductions made pursuant to subsections 2.6(b)(i) and (ii) hereof (and the corresponding subsections of the Facility B Credit Agreement and Facility C Credit Agreement) shall be applied to each Lender's respective Revolving Credit Commitment, each Facility C Lender's Facility C Commitments and/or each Facility B Lender's Revolving 364 Day Commitments, as applicable, on a pro rata basis and shall reduce permanently such Commitments, Revolving 364 Day Commitments and Facility C Commitments. At any time that an Event of Default has occurred and is continuing, all mandatory prepayments shall be applied in accordance with the terms of subsection 2.12 hereof (and the corresponding subsection of the Facility B Credit Agreement and/or the Facility C Credit Agreement). Mandatory prepayments shall not be subject to any minimum amount requirement.

                    (v) In addition, if after giving effect to (i) any reduction of the Revolving Credit Commitments under subsection 2.4, 2.5 or
               2.6 or (ii) any recalculation of the Exchange Rate pursuant to subsection 3.9, the aggregate outstanding principal amount of Swing Line Loans plus the aggregate outstanding principal amount of Revolving Credit Loans plus the aggregate outstanding amount of L/C Obligations shall exceed the aggregate amount of the Revolving Credit Commitments, such reduction or recalculation shall be accompanied by prepayment in the amount of such excess to be applied (x) first, to the outstanding Swing Line Loans and (y) second, to outstanding Revolving Credit Loans (in each case, together with any amounts payable under subsection 2.16)); provided that if the aggregate principal amount of Swing Line Loans and Revolving Credit Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion of such excess), the Borrower shall immediately, without notice or demand, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount (but in no event greater than such balance) in a cash collateral account opened by the Administrative Agent for the benefit of the Revolving Credit Lenders (such deposit to be in Dollars with respect to Domestic L/Cs and the applicable Alternative Currency with respect to Foreign L/Cs). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants in such Letters of Credit, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Any amounts deposited in such accounts shall be released to the Borrower on any Calculation Date on which the aggregate outstanding principal amount of Swing Line Loans plus the aggregate outstanding principal amount of Revolving Credit Loans plus the aggregate outstanding amount of L/C Obligations equals or is less than the aggregate amount of the Revolving Credit Commitments, provided that no Default or Event of Default has occurred and is continuing.

          2.7 Conversion and Continuation Options.

               (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent prior irrevocable notice of such election at or before 11:00 A.M. New York City time, on the Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election at or before 11:00 A.M., New York City time, on the third Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is then continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

               (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans and of the amount and Type of Loan to be converted, provided that no Eurodollar Loan may be continued as such
(i) when any Event of Default has occurred and is then continuing or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

               (c) All notices given by Borrower under this subsection 2.7 may be made by telephonic notice promptly confirmed in writing.

          2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof. All Loans hereunder may be converted or continued into Base Rate Loans without reference to the minimum principal amount requirements for new Base Rate borrowings set forth in subsection 2.2 above. In no event shall the number of outstanding Eurodollar Tranches plus outstanding Facility B Eurodollar Tranches and Facility C Eurodollar Tranches exceed 20 at any time.

          2.9 Interest Rates and Payment Dates.

               (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

               (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

               (d) Interest shall be payable with respect to each Loan in arrears on each Interest Payment Date and on the Termination Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees.

               (a) Interest on Base Rate Loans and fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; all other interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or (c).

          2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn in writing by the Administrative Agent (which the Administrative Agent agrees to do when the Administrative Agent has determined, or has been instructed by the Required Lenders that, the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments.

               (a) Each borrowing by the Borrower from the Revolving Credit Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of Revolving Credit Lenders shall be made pro rata according to the respective Commitment Percentages of the Revolving Credit Lenders. Except during any period in which an Event of Default has occurred and is continuing, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans, and any application by the Administrative Agent of the proceeds of any Collateral, shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder in respect of any Loan, whether on account of principal, interest, Reimbursement Obligations (whether in respect of Domestic L/Cs or Foreign L/Cs), fees, expenses or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders with respect to such Loans, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds; provided, that, with respect to any Reimbursement Obligations of the Borrower arising from the presentment to the Issuing Lender of a draft under a Foreign L/C, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the Issuing Lender on the date such draft is paid by the Issuing Lender. At any time that an Event of Default has occurred and is continuing, all payments (including prepayments) made by Borrower hereunder and any application by the Administrative Agent of the proceeds of any Collateral and/or payment under any Guarantee shall be applied in the following order: (1) to the ratable payment of all amounts due and owing by the Borrower pursuant to subsection 10.5 of this Agreement, subsection 10.5 of the Facility B Credit Agreement or subsection 10.5 of the Facility C Credit Agreement to the Agents, the Facility B Agents and/or the Facility C Agents, and after payment in full thereof, to any other Lender, Facility B Lender or Facility C Lender; (2) to the ratable payment of all interest, fees and commissions due and owing under this Agreement, the Facility B Credit Agreement or the Facility C Credit Agreement to the Agents, the Facility B Agents, the Facility C Agents, the Swing Line Lender, any Lender, any Facility B Lender or any Facility C Lender; (3) to the ratable payment (or cash collateralization) of the aggregate outstanding principal amount of Loans, Facility B Loans, Facility C Loans and the aggregate L/C Obligations and Facility B L/C Obligations; and (4) to the ratable payment of all other obligations of the Borrower to the Agents, the Facility B Agents, the Facility C Agents, the Swing Line Lender, any Lender, any Facility B Lender, or any Facility C Lender under any Credit Document, Facility B Credit Document or Facility C Credit Document. For purposes of applying payments and proceeds distributed under clause 3 above, each Lender will first apply such amounts to all outstanding Loans of such Lender before such amounts will be held as cash collateral for L/C Obligations in which such Lender is a L/C Participant. The Administrative Agent, the Facility B Administrative Agent and the Facility C Administrative Agent shall ratably distribute such payments to the applicable Lenders, the Facility B Lenders and the Facility C Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the

Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

          2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be reinstated.

          2.14 Requirements of Law.

               (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of net income taxes (including branch profits taxes and minimum taxes) or franchise taxes (imposed in lieu of net income taxes) of such Lender);

                    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon written demand such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such costs; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender shall notify the Borrower within

120 days after it becomes aware of the imposition of such additional amount or amounts; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amount or amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection, showing the calculation thereof in reasonable detail, submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Taxes.

               (a) Except as provided in this subsection 2.15, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding Taxes on net income (including, without limitation, branch profits taxes and minimum taxes) and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between any Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof with respect to any Taxes that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or that are attributable to such Lender's failure to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the relevant Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, if any, received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender, Assignee and Participant that is not a citizen or resident of the United States of America, a corporation, partnership created or organized in or under the laws of the United States of America, any estate that is subject to U.S. federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

          (A) two duly completed and signed copies of either Internal Revenue Service Form W-8 ECI (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents) or Form W-8 BEN (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents), or successor and related applicable forms, as the case may be; or

          (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit E (or such other form of statement as shall be reasonably requested by the Borrower from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form (it being understood and agreed that no Participant and, without the prior written consent of the Borrower described in clause (B) of the proviso to the first sentence of subsection 10.6(c), no Assignee shall be entitled to deliver any forms or statements pursuant to this clause (B), but rather shall be required to deliver forms pursuant to clause (A) of this subsection 2.15(b)).

Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms W-8 ECI or W-8 BEN, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations and (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit E (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this subsection 2.15(b). Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any U.S. Taxes from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from the Borrower's reliance on any form, statement, certificate or other information provided to it by such Non-U.S. Lender pursuant to clause (B) or clause (ii) of this subsection 2.15(b). The Borrower hereby agrees that for so long as a Non-U.S. Lender complies with this subsection 2.15(b), the Borrower shall not withhold any amounts from any payments made pursuant to this Agreement to such Non-U.S. Lender, unless the Borrower reasonably determines that it is required by law to withhold or deduct any amounts from any payments made to such Non-U.S. Lender pursuant to this Agreement. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this subsection 2.15(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to subsection 2.15(a)). If any Credit Party other than the Borrower makes any payment to any Non-U.S. Lender under any Credit Document, the foregoing provisions of this subsection 2.15 shall apply to such Non-U.S. Lender and such Credit Party as if such Credit Party were the Borrower (but a Non-U.S. Lender shall not be required to provide any form or make any statement to any such Credit Party unless such Non-U.S. Lender has received a request to do so from such Credit Party and has a reasonable time to comply with such request).

          (c) If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Non-Excluded Tax paid by the Borrower, which refund, in the good faith judgment of such Lender, is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request from the Borrower, apply for such refund at the Borrower's sole expense. If any Lender receives such refund (as described in the preceding sentence), it shall repay the amount of such refund (together with any interest received thereon) to the Borrower if all the payments due under this Section has been paid in full.

          2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto (but excluding loss of margin). Such indemnification under this subsection 2.16 may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (but excluding loss of margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Each Lender claiming any payment pursuant to this subsection 2.16 shall do so by giving notice thereof to the Borrower and the Administrative Agent (showing calculation of the amount claimed in reasonable detail) within 60 Business Days after a failure to borrow, convert or continue Eurodollar Loans, or to prepay, after notice or after a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period therefor. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 Replacement of Lenders. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsections 2.13, 2.14 or 2.15 as a result of any condition described in such subsections, (b) any Lender ceases to make Eurodollar Loans pursuant to subsection 2.13, (c) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (d) any Lender becomes a "Nonconsenting Lender" (hereinafter defined), then the Borrower may, on five (5) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 10.6 all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.16 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts under one of the subsections described in clause (a) above, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause
(a) above, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to its replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender."

          2.18 Certain Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the non-refundable fees at the times and in the amounts as set forth in that certain fee letter between the Administrative Agent and the Borrower dated on or about August 11, 1998.

          2.19 Certain Rules Relating to the Payment of Additional Amounts.

               (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 2.14 or 2.15 shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes or other amounts giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Taxes.

               (b) Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its reasonable discretion) to designate a different lending office if the making of such a designation would allow the Lender to continue to make and maintain Eurodollar Loans and would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


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


                          SECTION 3. LETTERS OF CREDIT

     3.1 L/C Commitment.

         (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (x) the L/C Obligations would exceed the Revolving Credit Commitment or (y) the Available Commitment with respect to Revolving Credit Loans of all Revolving Credit Lenders less the aggregate principal amount of the Swing Line Loans then outstanding would be less than zero.

         (b) Each Domestic L/C shall (i) be denominated in Dollars, (ii) be a Performance L/C or a Financial L/C issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or be a commercial letter of credit for the purchase of goods and (iii) expire no later than the fifth Business Day prior to the Termination Date.

         (c) Each Foreign L/C shall (i) be denominated in an Alternative Currency, (ii) be a Performance L/C or a Financial L/C issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or be a commercial letter of credit for the purchase of goods, and (iii) expire no later than the fifth Business Day prior to the Termination Date. For purposes of this Agreement, the amount deemed outstanding under each Foreign L/C at any time, and the amount of the Borrower's Reimbursement Obligations under subsection 3.5 for any amounts paid by the Issuing Lender in connection with any Foreign L/C, shall be the Dollar Equivalent, as determined on the most recent Calculation Date, of (x) such Letter of Credit or (y) the Reimbursement Amount (as defined in Subsection 3.5(a)), as applicable.

         (d) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, Domestic L/Cs shall also be subject to the laws of the State of New York.

         (e) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or any policies of the Issuing Lender or (ii) in the case of any Foreign L/C, it has determined that it cannot provide such Letter of Credit in the applicable Alternative Currency.

     3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Termination Date by delivering to the Issuing Lender with a copy to the Administrative Agent at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent (with copies for each Lender) promptly following the issuance thereof.

     3.3 Fees, Commissions and Other Charges.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to (i) in the case of any such Letter of Credit issued as a Performance L/C, one-half (1/2) of the Applicable Margin then in effect for Eurodollar Loans, of the Dollar Equivalent of the aggregate face amount of such Letters of Credit outstanding and (ii) in the case of any other Letter of Credit (except for the type described in clause (i) above), the Applicable Margin then in effect for Eurodollar Loans, of the Dollar Equivalent of the aggregate face amount of such Letters of Credit outstanding, payable, in each such case, in arrears on each L/C Fee Payment Date and on the Termination Date; provided, that, with respect to any Foreign L/C, the Dollar Equivalent of the face amount of such Letter of Credit shall be recalculated on each Calculation Date during the period that such Letter of Credit is outstanding. Such fees shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Commitment Percentages. In addition, the Borrower shall pay to the Issuing Lender, for its sole account, a fee equal to 0.125% per annum of the Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit payable quarterly in arrears on each L/C Fee Payment Date and on the Termination Date; provided, that, with respect to any Foreign L/C, the Dollar Equivalent of the face amount of such Letter of Credit shall be recalculated on each Calculation Date during the period that such Letter of Credit is outstanding.

         (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the relevant L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

     3.4 L/C Participation.

         (a) The Issuing Lender irrevocably agrees to sell and hereby sells to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the

Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement or any such reimbursement payment received by the Issuing Lender is avoided or required to be returned in accordance with applicable law, such L/C Participant shall pay to the Issuing Lender upon demand in Dollars at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Commitment Percentage of the Dollar Equivalent of the amount of such draft (determined on the date such draft is paid), or any part thereof, which is not so indefeasibly reimbursed; provided that, if such demand is made prior to 11:00 A.M., New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     3.5 Reimbursement Obligation of the Borrower.

         (a) The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender provided such notice is received by 1:00 P.M., New York City time, on such Business Day, and the next Business Day if such notice is received after such time. The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented indicating the Dollar Equivalent of the amount of (i) such draft so paid (and, in the case of a Foreign L/C, the amount of such draft so paid stated in the applicable Alternative Currency) and
(ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment ((i) and (ii) collectively with any interest accruing pursuant to paragraph (b) below, the "Reimbursement Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds; provided, that, with respect to any Reimbursement Obligations of the Borrower arising from the presentment to the Issuing Lender of a draft under a Foreign L/C, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the Issuing Lender on the date such draft is paid by the Issuing Lender.

         (b) Interest shall be payable on the Dollar Equivalent of any and all amounts remaining unpaid by the Borrower under this subsection from the date a draft presented under any Letter of Credit is paid by the Issuing Lender until payment in full (i) at the rate which would be payable on any Loans that are Base Rate Loans at such time until such payment is required to be made pursuant to subsection 3.5(a), and (ii) thereafter, at the rate which would be payable on any Loans that are Base Rate Loans at such time which were then overdue.

         (c) For the avoidance of doubt, subject to the provisos in the third sentence of subsection 2.12(a) and the last sentence of subsection 3.5(a) of this Agreement, all payments due from the Borrower hereunder in respect of Foreign L/Cs (and Reimbursement Obligations in connection therewith) shall be made in Dollars as provided in subsection 2.12 of this Agreement.

     3.6 Obligations Absolute.

         (a) The Borrower's obligations under subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

         (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (unless the Issuing Lender has knowledge of such invalidity, fraud or forgery), (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

         (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

         (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

     3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and the Dollar Equivalent of the amount thereof (and, in the case of a Foreign L/C, the amount thereof stated in the applicable Alternative Currency). If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

     3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall govern and control.

     3.9 Determination of Exchange Rate. On each Calculation Date with respect to each outstanding Foreign L/C, the Issuing Lender shall determine the Exchange Rate as of such Calculation Date with respect to the applicable Alternative Currency and shall promptly notify the Administrative Agent and the Borrower thereof and of the Dollar Equivalent of all Foreign L/Cs outstanding on such Calculation Date. The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Agents, the Issuing Lender, the Swing Line Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents, the Issuing Lender, the Swing Line Lender and each Lender that:

4.1      Financial Condition.

         (a) The following financial statements concerning Borrower and its Subsidiaries have been delivered to the Agents and the Lenders and have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended:

             (i) The audited consolidated balance sheets at December 31, 1998 and the related statements of income and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers L.L.P.

             (ii) The unaudited condensed consolidated balance sheet(s) at September 30, 1999 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the fiscal quarter then ended.

         (b) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries which has been delivered pursuant to subsection 5.1(o) has been prepared based on the best information available to the Borrower as of the date of delivery thereof and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries, as December 31, 1999, adjusted to give effect to the acquisition by Borrower of (i) the Training Devices and Training Systems ("TDTS") assets of Raytheon, Inc., and (ii) the assets of Honeywell Inc.'s Traffic Alert and Collision Avoidance System product line.

     4.2 No Change. Since September 30, 1999 there has been no development, event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

     4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is, or will be on or before the date set forth in subsection 6.12, duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.4 Corporate Power; Authorization; Enforceable Obligations. Each of Holdings, the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower and each other Credit Party is a party, except those referred to in subsections 4.17 and 6.13 and those set forth on Schedule 4.4. This Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party thereto enforceable against each such Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     4.5 No Legal Bar. Except as set forth on Schedule 4.5 or as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of each Credit Document, the borrowing and use of the proceeds of the Loans and the consummation of the transactions contemplated by the Credit Documents: (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon Holdings, the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it or any of its Contractual Obligations, except for the Liens arising under the Pledge Agreements.

     4.6 No Material Litigation. Except as set forth on Schedule 4.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any Credit Document or any of the transactions contemplated hereby or thereby or which could reasonably be expected to have a Material Adverse Effect.

     4.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries (i) has good record and insurable title in fee simple to, or a valid leasehold interest in, all its material real property, (ii) has good title to, or a valid leasehold interest in, all its other material property and (iii) none of such property in clauses (i) and (ii) is or shall be subject to any Lien except as permitted by subsection 7.3.

     4.9 Intellectual Property. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the best of the Borrower's knowledge, and except as set forth on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.10 Taxes. Except as set forth on Schedule 4.10, each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     4.12 ERISA. The Borrower has provided to the Agents a true and correct copy of all agreements, arrangements and understandings relating to the transfer of Plans from the Seller to the Borrower (the "Transfer Agreements"). The Transfer Agreements are in full force and effect and have not been waived or modified without the consent of the Agents (which shall not be unreasonably withheld) except to the extent any such waiver or modification, singly or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Reportable Event has occurred with respect to any Single Employer Plan, all contributions required to be made with respect to a Plan have been timely made; none of the Borrower or any of its Subsidiaries nor any Commonly Controlled Entity has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no termination or, or institution of proceedings to terminate or appoint a trustee to administer, a Single Employer Plan has occurred; and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower). No "accumulated funding deficiency" (within the meaning of

Section 412 of the Code or Section 302 of ERISA), extension of any amortization period (within the meaning of Section 412 of the Code) or Lien in favor of the PBGC or a Plan has arisen or has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. As of the last annual valuation date prior to the date on which this representation is made or deemed made, the fair market value of the assets available for benefits under each Single Employer Plan did not exceed the actuarial present value of all accumulated benefit obligations under such Plan by more than $20,000,000, all as determined in accordance with Statement of Financial Accounting Standards No. 87. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in an amount which would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

     4.13 Investment Company Act; Other Regulations. None of the Borrower or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. None of the Borrower or any of its subsidiaries is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

     4.14 Subsidiaries. The Subsidiaries of the Borrower and their respective jurisdictions of incorporation shall be as set forth on Schedule 4.14.

     4.15 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower (i) to pay fees and expenses related to the preparation and negotiation of this Agreement and the other Credit Documents and (ii) for general corporate and working capital purposes in the ordinary course of business of the Borrower and its Subsidiaries, including, without limitation, the making of Investments permitted under subsection 7.9.

     4.16 Environmental Matters. Except insofar as any exception to any of the following, or any aggregation of such exceptions, is not reasonably likely to result in a Material Adverse Effect:

          (a) The facilities and properties owned, leased or operated Holdings, by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or
(ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (b) None of Holdings, the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

          (f) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (g) Holdings, the Borrower and its Subsidiaries hold and are in compliance with all Environmental Permits necessary for their operations.

     4.17 Collateral Documents. Upon execution and delivery thereof by the parties thereto, each Pledge Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described therein are delivered to the Administrative Agent, together with undated stock powers executed in blank therefor, such security interest shall, subject to the existence of Permitted Liens, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

     4.18 Accuracy and Completeness of Information. No fact is known to Holdings, the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have a

Material Adverse Effect, which has not been disclosed to the Lenders by Holdings, the Borrower or its Subsidiaries in writing prior to the date hereof. Neither Holdings, the Borrower nor any Subsidiary of the Borrower is aware of any material liability of the Borrower or any of its Subsidiaries which is not fully disclosed in the most recent financial statements delivered to the Agents and Lenders pursuant to subsections 4.1 and 6.1 hereto.

     4.19 Labor Matters. There are no strikes pending or, to the Borrower's knowledge, overtly threatened against Holdings, the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and each of its Subsidiaries (and their predecessors) have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                        SECTION 5. CONDITIONS PRECEDENT

     5.1 Conditions to Effectiveness. This Agreement shall not be effective until the following conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Requisite Class Lenders:

         (a) Credit Documents. The Administrative Agent shall have received (i) this Agreement, (ii) the Guarantees and (iii) the Pledge Agreements, in each case executed, duly acknowledged and delivered by duly authorized officers of each party thereto, with a counterpart or a conformed copy for each Lender. Notwithstanding the foregoing, no Immaterial Subsidiary or Foreign Subsidiary of the Borrower shall be required to execute a Subsidiary Guarantee or Subsidiary Pledge Agreement, and no more than 65% of the capital stock of or equity interests in any Foreign Subsidiary of the Borrower or any of its Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder.

         (b) Fees and Expenses. The Agents, the Arrangers and the Lenders shall have received all fees, expenses and other consideration required to be paid on or before the Closing Date and all attorneys fees and disbursements incurred by the Agents in connection with this Agreement shall have been paid on or before the Closing Date.

         (c) Good Standing Certificates. The Administrative Agent shall have received certificates of good standing for each Credit Party issued by the Secretary of State (or other relevant governmental officers) of the jurisdiction of incorporation of each Credit Party.

         (d) Consents, Authorizations and Filings, Etc. All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a Material Adverse Effect.

          (e) Insurance. The Lenders shall have received (i) a reasonably satisfactory schedule describing all insurance maintained by the Borrower and its Subsidiaries pursuant to subsection 6.5, and (ii) binders (or other customary evidence as to the obtaining and maintenance by the Borrower and its Subsidiaries of such insurance) for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

          (f) Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened against any Credit Party (a) with respect to this Agreement or any other Credit Document or any Transaction Document or the transactions contemplated hereby or thereby or (b) which the Agents or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

          (g) Borrowing Certificate. If any Loan is to be requested on the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (h) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) the stock pledges pursuant to the Borrower Pledge Agreement, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (i) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Credit Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (j) Corporate Proceedings of Other Credit Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (other than the Borrower) authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, and (ii) the granting by it of the Liens created pursuant to the Pledge Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of each such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (k) Credit Party Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Credit Party (other than the Borrower), dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Credit Party.

          (l) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Credit Party.

          (m) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender the executed legal opinion of each of Simpson Thacher and Bartlett, special counsel to the Credit Parties, and Christopher C. Cambria, Vice President - General Counsel and Secretary of the Borrower and counsel to the other Credit Parties, substantially in the form of Exhibits C-1 and C-2, respectively. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

          (n) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (o) Pro Forma Financials. The Lenders shall have received a reasonably satisfactory unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999 which shall present fairly, in all material respects, on a pro forma basis, the estimated financial condition of the Borrower and its Subsidiaries as of such date, as adjusted to give effect to acquisition by Borrower of (i) the Training Devices and Training Systems ("TDTS") assets of Raytheon, Inc., and (ii) the assets of Honeywell Inc.'s Traffic Alert and Collision Avoidance System product line.

          (p) Projections. Each Lender shall have received financial projections of the Borrower in form and substance reasonably satisfactory to the Agents prepared by the Borrower.

          (q) No Default. No Default or Event of Default shall have occurred and be continuing.

          (r) Facility B Credit Agreement. All conditions set forth in clauses
(a) through (q) of subsection 5.1 of the Facility B Credit Agreement shall have been satisfied or waived in writing by the Facility B Lenders required to affect a waiver of such condition.

          (s) Facility C Credit Agreement. All conditions set forth in clauses
(a) through (q) and (t) through (w) of subsection 5.1 of the Facility C Credit Agreement shall have been satisfied or waived in writing by the Facility C Lenders required to affect a waiver of such condition.

     5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (including the issuance of any Letter of Credit) requested to be provided by it on any date (including, without limitation, its initial Loan and Letter(s) of Credit but excluding Revolving Credit Loans made to repay Refunded Swing Line Loans) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or will occur or exist after giving effect to the extensions of credit requested to be made on such date. Borrower shall not be in violation of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of any of the Indenture, the New Subordinated Debt Indenture or the December 1998 Subordinated Debt Indenture on such date nor will such a violation occur or exist after giving effect to the extensions of credit requested to be made on such date.

          (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agents, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and each Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Agent hereunder or under any other Credit Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     6.1 SEC Filings. The Borrower will file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Borrower has a class of securities registered under the Exchange Act, the annual reports, quarterly reports (including with respect to the fourth quarter of each fiscal year) and other documents that the Borrower would be required to file if the Borrower were subject to section 13(a) or 15(d) of the Exchange Act. The Borrower will also be required (i) to deliver to the Administrative Agent and each Lender, copies of such reports and documents within five days after the date on which the Borrower files such reports and documents with the SEC or the date on which the Borrower would be required to file such reports and documents if the Borrower were so required and (ii) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to promptly notify the Administrative Agent in writing of the occurrence of any such event and to supply at the Borrower's cost copies of such reports and documents to the Administrative Agent and any Lender upon request.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     6.2 Certificates; Other Information. Furnish to the Administrative Agent with copies for each Lender:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.1, a certificate of the independent certified public accountants reporting on such financial statements stating that, in performing their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the provisions of subsection 7.1, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in subsection 6.1, a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 6.10 with respect thereto) and (ii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

         (c) concurrently with the delivery of financial statements pursuant to subsection 6.1, a certificate of a Responsible Officer of the Borrower setting forth, in reasonable detail, the computations, as applicable, of (i) the Debt Ratio and (ii) the financial covenants set forth in subsection 7.1, as of such last day or for the fiscal period then ended, as the case may be;

         (d) not later than 60 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

         (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or Holdings sends to its stockholders; and

         (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     6.4 Conduct of Business; Maintenance of Existence and Property; Compliance with Law. Except as permitted by subsection 7.5 and subsection 7.6, (a) continue to engage in business of the same general type as now conducted by it; (b) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; (c) keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear and damage by fire and/or other casualty or taking by condemnation excepted) except if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the Collateral, and except as otherwise permitted pursuant to subsection 7.5; and (d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     6.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of similar stature engaged in the same or similar businesses operating in the same or similar locations.

     6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by a Requirement of Law) at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions; provided, further, that the Borrower shall notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

     6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or (iii) any material asset sale (describing in reasonable detail the assets sold, the consideration received therefor and the proposed use of the proceeds thereof);

         (c) any other litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $7,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

         (d) the following events, as soon as possible and in any event within 45 days after the Borrower knows or has reason to know thereof: (i) the incurrence of an accumulated funding deficiency or the filing of an application to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, the creation of any Lien in favor of the PBGC or a Plan, the occurrence of any "Trigger Event" (as defined in the Transfer Agreements) and the reassumption by the Seller of sponsorship of any Single Employer Plan, (ii) except where such event or liability could not reasonably be expected to have a Material Adverse Effect, the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiple Employer Plan), or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or a failure to make any required contribution to a Plan, (iii) the institution of proceedings by the PBGC with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan or (iv) except as could not reasonably be expected to have a Material Adverse Effect, the institution of proceedings or the taking of any other action with respect to the withdrawal from or termination of any Single Employer Plan;

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     6.8 Environmental Laws.

         (a) (i) Comply in all material respects with all Environmental Laws applicable to it, and obtain, comply in all material respects with and maintain any and all material Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply in all material respects with all applicable Environmental Laws, and obtain, comply in all material respects with and maintain any and all material Environmental Permits, applicable to any of them. Notwithstanding the foregoing, upon learning of any actual or suspected noncompliance, the Borrower or one or more of its Subsidiaries, as appropriate, shall promptly undertake all reasonable efforts to achieve material compliance.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions in each case required under applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding applicable Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     6.9 Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed and delivered any and all documents which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

     6.10 Additional Collateral.

          (a) With respect to any Capital Stock of any newly created or acquired Subsidiary or any newly issued Capital Stock of any existing Subsidiary acquired after the Original Closing Date by the Borrower or any of its Subsidiaries that is intended to be subject to the Lien created by any of the Pledge Agreements but which is not so subject, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Pledge Agreements or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such Capital Stock, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including delivering all such original certificates evidencing such Capital Stock to the Administrative Agent together with undated stock powers executed in blank therefor, and (iii) if requested by the Administrative Agent or the Required Lenders, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Borrower shall not be required to grant to the Administrative Agent a Lien upon the Capital Stock of any Immaterial Subsidiary.

          (b) With respect to any Person that, subsequent to the Original Closing Date, becomes a direct or indirect Subsidiary of the Borrower, promptly (and in any event within 30 days after such Person becomes a Subsidiary): (i) cause such new Subsidiary to become a party to the Subsidiary Pledge Agreement and the Subsidiary Guarantee and (ii) if requested by the Administrative Agent or the Required Lenders, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Immaterial Subsidiary or Foreign Subsidiary of the Borrower shall be required to execute a Subsidiary Guarantee or Subsidiary Pledge Agreement, and no more than 65% of the Capital Stock of or equity interests in any Foreign Subsidiary of the Borrower or any of its Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder.

     6.11 [Intentionally Omitted.]

     6.12 Foreign Jurisdictions. Maintain due qualification as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 Government Contracts. The Borrower and its Subsidiaries shall apply for and maintain all material facility security clearances and personnel security clearances required of the Borrower under all Requirements of Law to perform and deliver under any and all Government Contracts and as otherwise may be necessary to continue to perform the business of the Borrower and its Subsidiaries.

     6.14 Lien Searches. Not later than 45 days following the Closing Date, the Borrower shall deliver to the Administrative Agent the results of a search of Uniform Commercial Code, tax and judgment filings made with respect to each of the Borrower and its Subsidiaries (other than any Immaterial Subsidiaries) in each jurisdiction in which the Borrower or such applicable Subsidiary maintains its principal place of business or any material assets and a certificate of a Responsible Officer certifying that such lien search results do not disclose any Liens, except for Liens permitted hereunder.

                         SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any portion of the Commitments remain in effect or any amount is owing to any Lender or any of the Agents hereunder or under any other Credit Document, the Borrower shall not, and (except with respect to subsection 7.1), shall not permit any of its Subsidiaries to, directly or indirectly:

     7.1 Financial Condition Covenants.

         (a) Debt Ratio. Permit the Debt Ratio at the last day of any fiscal quarter to be greater than the ratio set forth below opposite the fiscal quarter during which such fiscal quarter occurs:

          Fiscal Quarter Ending                         Ratio
          ---------------------                         -----
          December 31, 1999                             4.75

          March 31, 2000                                4.75
          June 30, 2000                                 4.75
          September 30, 2000                            4.50
          December 31, 2000                             4.50

          March 31, 2001                                4.50
          June 30, 2001                                 4.50
          September 30, 2001                            3.75
          December 31, 2001                             3.75

          March 31, 2002                                3.75
          June 30, 2002                                 3.75
          September 30, 2002                            3.25
          and thereafter

          (b) Interest Coverage. Permit the ratio of (i) Consolidated EBITDA to
(ii) Consolidated Cash Interest Expense during any Test Period to be less than the ratio set forth opposite such period below (such ratio, the "Interest Coverage Ratio"):

          Test Period                           Interest Coverage Ratio
          -----------                           -----------------------
          10/1/99 - 12/31/99                             2.25

          1/1/00  -  3/31/00                             2.25
          4/1/00  -  6/30/00                             2.25
          7/1/00  -  9/30/00                             2.50
          10/1/00 - 12/31/00                             2.50

          1/1/01  -  3/31/01                             2.50
          4/1/01  -  6/30/01                             2.50
          7/1/01  -  9/30/01                             2.75
          10/1/01 - 12/31/01                             2.75

          1/1/02  -  3/31/02                             2.75
          4/1/02  -  6/30/02                             2.75
          7/1/02  -  9/30/02                             3.00
          10/1/02  - and thereafter                      3.00

     7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including in respect of Interest Rate Agreements), except:

         (a) Indebtedness of the Borrower under this Agreement and the Facility B Credit Agreement and the Facility C Credit Agreement;

         (b) Indebtedness of the Borrower incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

         (c) Indebtedness assumed in connection with any Investment permitted pursuant to subsection 7.9(k) hereof;

         (d) additional Indebtedness of the Borrower not exceeding $50,000,000 in aggregate principal amount at any one time outstanding (of which up to $35,000,000 may be secured by Liens permitted pursuant to subsection 7.3(i) hereof);

         (e) Indebtedness of the Borrower in respect of not more than (i) $225,000,000 principal amount of Subordinated Notes issued on the April 30, 1997 and (ii) $180,000,000 principal amount of New Subordinated Notes issued on May 22, 1998 and (iii) $200,000,000 principal amount of December 1998 Subordinated Notes issued on or about December 8, 1998;

         (f) the Indebtedness of the Borrower and its Subsidiaries outstanding on the Original Closing Date and reflected on Schedule 7.2(f), and refundings or refinancings thereof, provided that no such refunding or refinancing shall shorten the maturity or increase the principal amount of the original Indebtedness;

         (g) Guarantee Obligations permitted by subsection 7.4;

         (h) the incurrence by any Credit Party of intercompany Indebtedness between or among the Credit Parties; provided, however, that if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations;

         (i) Indebtedness secured by Permitted Liens;

         (j) Indebtedness of the Borrower or any of its Subsidiaries (other than as described under subsection 7.2(a) above) incurred in connection with the issuance of any surety bonds, performance letters of credit or other similar performance bonds required pursuant to any Contractual Obligation or Requirement of Law to which Borrower or any of its Subsidiaries are subject in an aggregate principal amount not exceeding $100,000,000 at any time outstanding, less, without duplication, the aggregate amount of then existing Guarantee Obligations permitted under 7.4(g); and

         (k) Up to $30,000,000 of purchase money Indebtedness the proceeds of which are utilized to acquire the real property (including improvements thereon) and related assets currently utilized by the Borrower's communications systems - west division in Salt Lake City, Utah, on terms reasonably satisfactory to the Agents.

     7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(f), provided that no such Lien is expanded to cover any additional property (other than after-acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the original Indebtedness; and provided, further, that the assets of the Borrower and its Subsidiaries encumbered by such Liens are existing equipment and other existing tangible assets;

          (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsections 7.2(b) and 7.2(k) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired;

          (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(c), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased;

          (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $35,000,000 in aggregate amount at any time outstanding;

         (j) Liens created pursuant to the Pledge Agreements;

         (k) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases entered into in the ordinary course of business;

         (l) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

         (m) so long as no Default or Event of Default shall have occurred and be continuing under clause (f) of Section 8, attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $7,500,000;

         (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower, or any of its subsidiaries in the ordinary course of business; and

         (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

     7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the Indebtedness guaranteed by the original guarantee;

         (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $30,000,000 at any one time outstanding for the Borrower and its Subsidiaries;

         (c) guarantees made by the Subsidiaries of the Borrower pursuant to the Subordinated Debt Documents and the New Subordinated Debt Documents and the December 1998 Subordinated Debt Documents;

         (d) Guarantee Obligations under the Credit Documents and the Facility B Credit Documents and the Facility C Credit Document;

         (e) L/C Obligations and the Facility B L/C Obligations;

         (f) Guarantee Obligations of the Borrower or any Subsidiary in respect of obligations of a Subsidiary permitted to be incurred by such Subsidiary by this Agreement; and

         (g) Guarantee Obligations in respect of surety bonds and/or performance letters of credit which shall not exceed $100,000,000 at any time less, without duplication, the amount of outstanding Indebtedness permitted under subsection 7.2(j).

     7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporations); and

         (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower that is a Credit Party.

     7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

         (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of any property or assets not otherwise permitted by this subsection 7.6; provided that the Net Proceeds thereof shall be applied pursuant to subsection 2.6(b)(ii);

         (c) as permitted pursuant to subsection 7.5(b);

         (d) the sale, lease, transfer or exchange of inventory in the ordinary course of business;

         (e) transfers resulting from any casualty or condemnation of property or assets;

         (f) intercompany sales or transfers of assets made in the ordinary course of business;

         (g) licenses, leases or subleases of tangible property in the ordinary course of business;

         (h) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

         (i) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and

         (j) the conveyance, sale, assignment or contribution to any new Subsidiary of the Borrower or any existing Subsidiary of the Borrower assets of the Borrower or any Subsidiary of the Borrower not exceeding five percent (5%) of the Consolidated Total Assets.

     7.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary other than Permitted Stock Payments.

     7.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for capital expenditures in the ordinary course of business not exceeding $45,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year of the Borrower; provided, that up to 50% of any such amount not so expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year; provided, further, that Borrower and/or its Subsidiaries may exceed the annual limit on capital expenditures set forth above by utilizing any amounts available for Investments permitted under subsection 7.9(k) hereto to fund such additional Capital Expenditures.

     7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans to officers of the Borrower listed on Schedule 7.9(c) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

         (d) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

          (e) investments by the Borrower in its Subsidiaries that are Credit Parties and investments by such Subsidiaries in the Borrower and in other Subsidiaries that are Credit Parties;

          (f) so long as no Event of Default has occurred and is continuing, loans by the Borrower to its employees (other than any Principals or their Related Parties) in connection with (i) management incentive plans, (ii) management stock purchase plans, and (iii) obligations of employee option-holders of Storm Control Systems, Inc. to fund the exercise of such options, which loans in (i), (ii) and (iii) in the aggregate do not exceed $5,000,000;

          (g) Investments in existence on the Original Closing Date set forth on
Schedule 7.9(g) and extensions, renewals, modifications or restatements or replacements thereof; provided that no such extension, renewal, modification or restatement shall increase the amount of the original loan, advance or investment;

          (h) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by subsection 7.6(b);

          (i) Investments permitted by subsection 7.6(b) and subsection 7.6(j);

          (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) Investments made at any time from and after the Original Closing Date to acquire (i) all or any portion of the Capital Stock, or all or any portion of the assets, of any Person (other than the Borrower or any of its Subsidiaries) that is engaged in a Similar Business, or (ii) all or substantially all of the assets of any division of any Person (other than the Borrower or any of its Subsidiaries) that is engaged in a Similar Business; provided, that, (a) if such Investment is an acquisition of a majority of the Voting Stock of any Person, such Person's board of directors or similar governing body shall have approved such acquisition and (b) at the time of each such Investment described above in clauses (i) and (ii) (both before and after giving effect to such Investment), there shall exist no Default or Event of Default and the aggregate consideration paid (regardless of form, including in the case of an acquisition of assets, any assumed obligations) in connection with all Investments made pursuant to this subsection 7.9(k) shall not exceed the New Investment Sublimit (without deducting therefrom (w) the portion of any purchase price for any Investment funded with Capital Stock of Holdings, (x) consideration paid by the Borrower in connection with the acquisition of SPD Technologies pursuant to the SPD Technologies Acquisition Agreement, (y) consideration not exceeding $92 million paid by Borrower in connection with the acquisition of Microdyne Corporation and (z) any consideration paid prior to December 8, 1998 by the Borrower in connection with any Investment which is listed on Schedule 7.9(k) hereto); provided, further, that in connection with each individual, or


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series of related, Investments made pursuant to this subsection 7.9(k), Borrower shall deliver to the Administrative Agent, on or prior to the date which is one Business Day prior to the consummation of such Investment or Investments, a certificate of a Responsible Officer that certifies that no Default or Event of Default has occurred and is continuing or will be caused as a result of consummating such proposed Investment.

     7.10 Limitation on Optional Payments and Modifications of Instruments and Agreements.

          (a) Make any optional payment or prepayment on or redemption or purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, any Subordinated Debt or amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of any such Subordinated Debt Documents, New Subordinated Debt Documents or December 1998 Subordinated Debt Documents (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

          (b) Amend its Constitutional Documents in any manner which could adversely affect the rights of the Lenders under the Credit Documents or their ability to enforce the same.

          (c) Modify or amend, or waive any provision or condition contained in, any of the Transaction Documents in any manner that could reasonably be expected to be adverse to the Lenders.

     7.11 Limitation on Transactions with Affiliates.

          (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of the Borrower's or such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

              (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower and Holdings;

              (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;


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



               (iii) payments to directors and officers of the Borrower and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Constitutional Documents or other corporate action of the Borrower or its Subsidiaries, respectively, or pursuant to applicable law; and

               (iv) transactions described in the Transaction Documents.

     7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary; provided that the Borrower may enter into a sale and leaseback transaction if the Borrower could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness, in each case in accordance with the restrictions contained in this Agreement and the other Credit Documents.

     7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

     7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, the Facility B Credit Agreement and the Facility C Credit Agreement, (b) the Subordinated Debt Documents, the New Subordinated Debt Documents or the December 1998 Subordinated Debt Documents, and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary (other than an Immaterial Subsidiary), except for Similar Businesses.

     7.16 Designated Senior Debt. Designate any Indebtedness or other obligation, other than Indebtedness under the Credit Documents, as "Designated Senior Debt," as such term is defined in the Indenture as in effect on the April 30, 1997, the New Subordinated Debt Indenture as in effect on May 22, 1998 or the December 1998 Subordinated Debt Indenture as in effect on the December 8, 1998, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Indenture, the New Subordinated Debt Indenture or the December 1998 Subordinated Debt Indenture or any other Indebtedness or other obligation of the Borrower and its Subsidiaries (other than as a result of a payment default).


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                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

          (b) Any representation or warranty made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) The Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 7 or subsection 6.7(a) of this Agreement, Section 4 of the Parent Guarantee, Section 4 of the Subsidiary Guarantee, Section 4 of the Parent Pledge Agreement, Section 4 of the Borrower Pledge Agreement, or Section 4 of the Subsidiary Pledge Agreement;

          (d) The Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days;

          (e) The Borrower or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or Interest Rate Agreement Obligations or (y) in the payment of any Guarantee Obligation (excluding any guaranties of the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless (i) the aggregate amount of Indebtedness, Interest Rate Agreement Obligations and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $7,500,000 and (ii) such default continues for a period in excess of 10 days;


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



          (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Holdings, Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other similar event or condition shall occur or exist with respect to a Plan that is not in the ordinary course; and in each case in clauses (i) through
(vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance (which coverage has been acknowledged by the appropriate insurers)) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;


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          (i) (i) Any of the Pledge Agreements shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents), or the Borrower or any other Credit Party which is a party to any of the Pledge Agreements shall so assert or (ii) the Lien created by any of the Pledge Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent);

          (j) The Guarantee Obligation of any Credit Party under the Credit Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Credit Party or any Person acting on behalf of any Credit Party, shall deny or disaffirm its obligations under such Guarantee Obligation;

          (k) There shall have occurred a Change in Control; or

          (l) An "Event of Default" as defined in the Facility B Credit Agreement and/or the Facility C Credit Agreement shall have occurred and be continuing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the Dollar Equivalent of the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants (and the benefit of each such "Issuing


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



Lender" and the "L/C Participants" as defined in the Facility B Credit Agreement), a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement, the Facility B Credit Agreement, the other Credit Documents and the other Facility B Credit Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent in accordance with subsection 2.12 hereof. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants (and each applicable "Issuing Lender" and the "L/C Participants" as defined in the Facility B Credit Agreement), such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          EXCEPT AS EXPRESSLY PROVIDED ABOVE IN THIS SECTION, PRESENTMENT, DEMAND, PROTEST AND ALL OTHER NOTICES OF ANY KIND ARE HEREBY EXPRESSLY WAIVED.

                      SECTION 9. THE AGENTS; THE ARRANGERS

     9.1 Appointment. Each Lender hereby irrevocably designates and appoints each of the Agents as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes each of the Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any of the Agents.

     9.2 Delegation of Duties. The Agents may execute any of their duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for


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



any failure of the Borrower to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

     9.4 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Except as expressly provided in this Agreement, the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any of the Agents or any


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



other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any of the Agents hereunder (or copies of which have been provided to the Administrative Agent pursuant to this Agreement), none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     9.7 Indemnification. The Lenders agree to indemnify each of the Agents in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages with respect to all Types of Loans in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Agents under or in connection with any of the foregoing provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8 Agents, in Their Individual Capacities. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agents were not acting in such capacities hereunder and under the other Credit Documents. With respect to the Loans made or renewed by it and any Note issued to it or Loan Account maintained by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacities.

     9.9 Successor Administrative Agent, Syndication Agent and Documentation Agent.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall, unless a Default or Event of Default shall have occurred and be continuing, be approved by the Borrower. If no successor administrative agent


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is appointed prior to the effective date of the resignation of the
Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Similarly, the Syndication Agent and/or the Documentation Agent may resign as Syndication Agent and/or Documentation Agent, as the case may be, upon 30 days' notice to the Lenders. The procedure for replacement and effective date of resignation for the Syndication Agent and the Documentation Agent shall be identical to that provided above for the Administrative Agent.

     9.10 The Arrangers and the Co-Agents. Except as expressly set forth herein, each of the Arrangers and the Co-Agents, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Credit Documents.

                           SECTION 10. MISCELLANEOUS

     10.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend any scheduled date of maturity of any Loan, extend the expiration of any Letter of Credit beyond the Termination Date, or reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or increase the commitment of any Lender or extend the expiry of the commitment of any Lender without the consent of such Lender, (ii) amend, modify or waive the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and


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obligations under this Agreement and the other Credit Documents, in each case without the written consent of all the Lenders, (iii) release all or substantially all of the Collateral or release all or substantially all of the Credit Parties from their Guarantee Obligations under the Credit Documents without the consent of all Lenders, (iv) amend, modify or waive any provision of
Section 9 without the written consent of the then Agents, (v) amend, modify or waive any provision of subsection 2.1(b), any other provision of this Agreement relating to the Swing Line Loans or the Swing Line Note, if any, without the written consent of the Swing Line Lender, or (vi) amend, modify or waive any provision of this Agreement or any other Credit Document which would directly and adversely affect the Arrangers or the Agents or the Issuing Lender or the Swing Line Lender without the written consent of the Arrangers, the Agents or the Issuing Lender or the Swing Line Lender, as the case may be. In addition to the foregoing, (A) no amendment, modification, termination or waiver of any provision of subsection 2.5, subsection 2.6 or subsection 2.12 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, the application of any scheduled payment or voluntary or mandatory prepayment, the application of proceeds of any Collateral or any Commitment reductions applicable to any Class (an "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection 2.6 with respect to only one Class shall be deemed to not disproportionately disadvantage the other Class and, therefore, shall not require the consent of Requisite Class Lenders of such other Class), (B) no amendment, modification, termination or waiver of any provision of any Guarantee or Pledge Agreement shall be effective without the written concurrence of the Requisite Class Lenders for each Class and (C) no amendment, modification or waiver with respect to any provision of this subsection 10.1 or to the definition of "Requisite Class Lenders" shall be effective without the written concurrence of all Lenders, all Facility B Lenders and all Facility C Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Issuing Lender and all future holders of the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as issuance of a new Letter of Credit. In the case of any waiver, the Borrower, the Lenders and the Agents and the Issuing Lender shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent, Swing Line Lender, Issuing Lender, the Syndication Agent


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



and the Documentation Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings, the Borrower
                  or any of its
                  Subsidiaries:           L-3 Communications Corporation
                                          600 Third Avenue, 34th Floor
                                          New York, NY  10016

                                          Attention:  Robert LaPenta
                                          Fax:  (212) 805-5470


                                          with a copy to

                                          Attention:  Christopher C. Cambria
                                          Fax:  (212) 805-5494








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




         The Administrative
                  Agent: Addresses for notices of borrowing, prepayments and other administrative matters:

                                     Bank of America, N.A.
                                     1850 Gateway Boulevard, 5th Floor
                                     Concord, CA  94520

                                     Attention:  Agency Administrative
                                                  Services #5596
                                                 Josephine T. Flores,
                                                 Vice President
                                     Fax:        (925) 675-8500
                                     Tel:        (925) 675-8374


                                     Addresses for all other notices (including with respect to amendments and waivers):

                                     Bank of America, N.A.
                                     1455 Market Street, 12th Floor
                                     San Francisco, CA  94103

                                     Attention:  Agency Management #10831
                                                 Dietmar Schiel, Vice President
                                     Fax:        (415) 436-3425
                                     Tel:        (415) 436-2769


                                     with a copy to:

                                     Bank of America, N.A.
                                     335 Madison Avenue
                                     New York, NY 10017

                                     Attention:  Lisa Choi
                                     Fax:  (212) 503-7066
                                     Tel:  (212) 503-7950


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         The Swing Line Lender:
                                       Bank of America, N.A.
                                       231 South LaSalle Street
                                       Chicago, IL  60697

                                       Attention: Renee Waller
                                       Fax:       (312) 974-9626
                                       Tel:       (312) 828-3874


         The Issuing Lender:
                                       Bank of America, N.A.
                                       333 S. Beaudry Avenue, 19th Floor
                                       Los Angeles CA  90017-1486

                                       Attention: Trade Operations Center -
                                                  Standby Letters of Credit
                                                  #22621
                                                  Sandra M. Leon, Vice President
                                       Fax:       (213) 345-6694
                                       Tel:       (213) 345-5231


         The Documentation
                  Agent:               Lehman Commercial Paper Inc.
                                       3 World Financial Center, 9th Floor
                                       New York, New York  10285

                                       Attention:  Michelle Swanson
                                       Fax: (212) 528-0819

         The Syndication
                  Agent:               Lehman Commercial Paper Inc.
                                       3 World Financial Center, 9th Floor
                                       New York, New York 10285

                                       Attention:  Michele Swanson
                                       Fax: (212) 528-0819

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.12 or 3.2 shall not be effective until received.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other


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



or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Agents for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, charges and disbursements of a single counsel for the Lenders (in addition to any local counsel), (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to any Agent, (c) to pay, indemnify, and hold each Lender and each Agent and each Issuing Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Arranger, each Agent and each Issuing Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Credit Documents or the use of the proceeds of the Loans in connection with the Transaction, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), it being understood that the Borrower shall have an obligation hereunder to the Lender or any Agent with respect to any indemnified liabilities incurred by any Agents, Arranger or the Issuing Lender or any Lender as a result of any Materials of Environmental Concern that are first manufactured, emitted, generated, treated, released, spilled, stored or disposed of on, at or from any Property or any violation of any Environmental Law, which in any case first occurs on or with respect to such Property (i) after the Property is transferred to any Agent, Arranger, Issuing Lender or any Lender or their successors or assigns by foreclosure sale, deed in lieu of foreclosure, or similar transfer or, following such transfer, (ii) in connection with, but prior to, the sale, leasing or other transfer of such Property by such Agent, Arranger, Issuing Lender, or any Lender or their successors or assigns to one or more third parties; provided, however, that the Borrower shall have no obligation hereunder to any Agent or the Issuing Lender or any Lender with respect to otherwise indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or the Issuing Lender or any such Lender, or with respect to otherwise indemnified liabilities following the sale, leasing or other transfer of such Property to one or more third parties. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participation and Assignments.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clauses (i), (ii) and (iii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Letters of Credit, the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection; provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate thereof or, in the case of Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities (an "Investment Fund"), any other such Investment Fund which is under common management with such Lender, or, with the consent of the Borrower, the Administrative Agent, the Syndication Agent and each Applicable Issuing Lender (which in each case shall not be unreasonably withheld), to an additional bank, Investment Fund or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower, the Administrative Agent, the Syndication Agent and each Applicable Issuing Lender) and delivered to the Administrative Agent for its acceptance and recording in the Register with a copy to the Syndication Agent, provided that, in the case of any such assignment to an additional bank or financial institution, (A) either
(x) such assignment is of all the rights and obligations of the assigning Lender or (y) the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (B) each Assignee which is a Non-U.S. Lender shall comply with the provisions of clause (A) of subsection 2.15(b) hereof, or, with the prior written consent of the Borrower, which shall not be unreasonably withheld, the provisions of clause (B) of subsection 2.15(b) hereof (and, in either case, with all of the other provisions of subsection 2.15(b) hereof). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in clause (f) of Section 8 shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and Commitments of and principal amounts of the Loans of each Type owing to each Lender from time to time and the registered owners of the Obligations evidenced by the Notes and the Loan Accounts. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan, a Note or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan, Commitment or other obligation evidenced by a Note or a Loan Account shall be effective only upon appropriate entries with respect thereto being made in the Register, and prior to such recordation, all amounts owing to the assignor with respect thereto shall remain owing to the assignor. Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee, if requested, and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled."

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower the Administrative Agent, the Syndication Agent and each Applicable Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $3,000 (provided that no such payment shall be required whenever LCPI or BOA is the assigning Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Following the effective date of any such Assignment and Acceptance, the Administrative Agent shall be entitled to update Schedule I hereto to reflect the then outstanding Commitments of each Lender whereupon such amended Schedule I shall be substituted for the pre-existing Schedule I and be deemed a part of this Agreement without any further action or consent of any party and the Administrative Agent shall promptly deliver a copy of such amended Schedule I to each Lender and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Loan is transferred to any Transferee which would be a Non-U.S. Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no U.S. Taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Borrower such Internal Revenue Service Forms required to be furnished pursuant to subsection 2.15(b) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) to be bound by the provisions of subsection 2.15(b).

          (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (i) Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, (x) any Lender may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Loans to the extent of such payments and (y) with the consent of the Administrative Agent (not to be unreasonably withheld), any Lender which is an Investment Fund may pledge all or any portion of its Loans to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

     10.7 Adjustments; Set-off.

          (a) At any time that an Event of Default has occurred and is continuing, if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 8, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, Facility B Lender or Facility C Lender (any such affected Lender, Facility B Lender or Facility C Lender hereinafter, an "Affected Lender"), if any, in respect of the Borrower's obligations owing to such other Affected Lender, whether under this Agreement, the Facility B Credit Agreement or Facility C Credit Agreement, including any interest thereon, such benefited Lender shall purchase for cash from each other Affected Lender a participating interest in such portion of each such other Affected Lender's Loans or the Reimbursement Obligations owing to it, Facility B Loans or Facility B Reimbursement Obligations and/or Facility C Loans owing to it, or shall provide such other Affected Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Affected Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefited Lender is required by court order to pay interest thereon, in which case each Lender returning funds to such benefited Lender shall pay its pro rata share of such interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and Borrower also agree that all proceeds of any such set-off shall be subject to the ratable sharing provisions of subsections 2.12 and 10.7(a) hereof to the same extent as if an Event of Default had occurred and was continuing.

     10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

     10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     10.12 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

           (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE

     OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     10.13 Acknowledgments. The Borrower hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Arrangers, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ARRANGERS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY

     IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     10.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (excluding any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof,
(iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

     10.16 Conversion of Currencies.

           (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the date on which final judgment is given.

           (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this subsection 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     10.17 Year 2000. The Borrower has reviewed, or will expeditiously review, its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, are experiencing any Year 2000 Problem. The Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all of its Subsidiaries) are able to effectively process data, including dates after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect. At the request of the Required Lenders, the Borrower will provide the Administrative Agent with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. The Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

     10.18 Existing Agreements Superseded. As set forth in subsection 1.3 hereof, the Original Credit Agreement is superseded by this Credit Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Original Credit Agreement.

                            [SIGNATURE PAGES FOLLOW]

SIGNATURE PAGES TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT






                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                         L-3 COMMUNICATIONS CORPORATION


                                        By: /s/ Lawrence W. O'Brien
                                         Title: Vice President and Treasurer


                                            BANK OF AMERICA, N.A.
                              as Administrative Agent


                                         By: /s/ Liliana Claar
                                          Title: Vice President


                                            BANK OF AMERICA, N.A.
                                              as a Lender and Swing Line Lender


                                          By: /s/ Lisa Choi
                                           Title: Vice President


                                            LEHMAN COMMERCIAL PAPER INC.,
                                      as Documentation Agent, Syndication Agent,
                                              and as a Lender


                                          By: /s/ Michele Swanson
                                           Title: Authorized Signatory

                                            THE BANK OF NEW YORK


                                            By: /s/ Ken Sneider
                                              Title: Vice President

                             THE BANK OF NOVA SCOTIA


                                            By: /s/ John Hopmans
                                             Title: Managing Director

                                            BANK ONE, N.A.


                                            By: /s/ Andrea S. Kantor
                                             Title: Vice President

                                            FLEET NATIONAL BANK


                                            By: /s/ Roger C. Boucher
                                             Title: Senior Vice President

                                            CREDIT LYONNAIS


                                            By: /s/ Scott Chappelka
                                               Title: Vice President

                                            FIRST UNION COMMERCIAL CORPORATION


                                            By: /s/ Michael Landini
                                             Title: Vice President

                             THE FUJI BANK, LIMITED


                                            By: /s/ John D. Doyle
                                             Title: Vice President & Manager

                                            HSBC BANK USA


                                            By: /s/ Desmond English
                                             Title: Associate Director

                                            SOCIETE GENERALE


                                            By: /s/ Jose A. Moreno
                                             Title: Director

                                                                     Exhibit A-1
                                                             to Credit Agreement


                         FORM OF REVOLVING CREDIT NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$                                                           New York, New York
 -----------------
                                                                     ,


                  FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally
promises to pay to the order of                 (the "Lender") at the office of
Bank of America, N.A. (f/k/a Bank of America National Trust & Savings Association), as administrative agent (in such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds,
on the Termination Date the principal amount of (a)                Dollars
($             ), or, if less, (b) the aggregate unpaid principal amount of all
Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection
2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.9 of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) and Lehman Commercial Paper Inc. ("LCPI") as the Arrangers, Bank of America, N.A. as the Administrative Agent, LCPI as the Syndication Agent and the Documentation Agent, and the financial institutions named therein as Co-Agents, which amends and restates in full the Original Credit Agreement, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment, in whole or in part, as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  [This Note merely re-evidences the Note issued to Lender pursuant to the Original Credit Agreement (the "Prior Note"), is given in substitution therefor, and not in satisfaction thereof, and is in no way intended to constitute a novation or payment and refunding of the Prior Note. All interest and principal outstanding under the Prior Note shall continue in all respects to be outstanding hereunder.](1)

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

L-3 COMMUNICATIONS CORPORATION

By:
   ----------------------------------
   Name:
   Title:


(1) To be added if Lender requesting a Note holds a Prior Note issued under the Original Credit Agreement.

                                                                      Schedule A
                                                                         to Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------ ----------------- --------------------- ------------------- --------------------  ----------------- ------------------
                                               Amount of Principal  Amount of Base Rate  Unpaid Principal
        Amount of Base    Amount Converted to     of Base Rate      Loans Converted to      Balance of
  Date    Rate Loans        Base Rate Loans        Loans Repaid      Eurodollar Loans    Base Rate Loans    Notation Made By
------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

------ ----------------- --------------------- ------------------- -------------------- ------------------ ------------------

====== ================= ===================== =================== ==================== =================== =================

                                                                      Schedule B
                                                                         to Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


------ ----------  -------------------  ------------------- --------------------  --------------------  ----------------  --------
       Amount of                         Interested Period   Amount of Principal  Amount of Eurodollar  Unpaid Principal
       Eurodollar  Amount Converted to  and Eurodollar Rate  of Eurodollar Loans  Loans Converted to      Balance of      Notation
 Date    Loans      Eurodollar Loans    with Respect Thereto       Repaid          Base Rate Loans     Eurodollar Loans   Made By
------ ----------  -------------------   ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

------ ----------  ------------------    ------------------- ------------------- --------------------- ----------------  --------

====== ==========  ==================    =================== =================== ===================== ================  ========

                                                                     Exhibit A-2
                                                             to Credit Agreement

                             FORM OF SWING LINE NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$                                                            New York, New York
 ---------------
                                                                       ,

                  FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally
promises to pay to the order of                    (the "Lender") at the office
of Bank of America, N.A. (f/k/a Bank of America National Trust & Savings Association), as administrative agent (in such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds,
on the Termination Date the principal amount of (a)               DOLLARS
($          ), or, if less, (b) the aggregate unpaid principal amount of all
Swing Line Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.9 of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swing Line Loan.

                  This Note (a) is one of the Swing Line Notes referred to in the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) and Lehman Commercial Paper Inc. ("LCPI") as the Arrangers, Bank of America, N.A. as the Administrative Agent, LCPI as the Syndication Agent and the Documentation Agent and the financial institutions named therein as Co-Agents, which amends and restates in full the Original Credit Agreement, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  This Note merely re-evidences the Note issued to Lender pursuant to the Original Credit Agreement (the "Prior Note"), is given in substitution therefor, and not in satisfaction thereof, and is in no way intended to constitute a novation or payment and refunding of the Prior Note. All interest and principal outstanding under the Prior Note shall continue in all respects to be outstanding hereunder.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


L-3 COMMUNICATIONS CORPORATION


By:
   ---------------------------------------
   Name:
   Title:

                                                                      Schedule A
                                                                         to Note
                     LOANS AND REPAYMENTS OF BASE RATE LOANS

----------------- -------------------------- ------------------------- ------------------------- -------------------
                                                                           Unpaid Principal
                                               Amount of Principal of    Balance of Base Rate
      Date            Amount of Loans               Loans Repaid                 Loans             Notation Made By
----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

----------------- -------------------------- ------------------------- ------------------------- -------------------

================= ========================== ========================= ========================= ===================

                                                                     EXHIBIT B-1
                                                             TO CREDIT AGREEMENT


================================================================================

             SECOND AMENDED AND RESTATED PARENT GUARANTEE AGREEMENT


                                     made by


                        L-3 COMMUNICATIONS HOLDINGS, INC.


                                   in favor of


                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT


                           Dated as of April 24, 2000

================================================================================


                                TABLE OF CONTENTS
                                                                               Page
                                                                               ----
SECTION 1.  DEFINED TERMS.........................................................2

1.1. Definitions..................................................................2
1.2. Other Definitional Provisions................................................4
1.3. Effect of Restatement........................................................4

SECTION 2. GUARANTEE..............................................................4

2.1. Guarantee....................................................................4
2.2. No Subrogation...............................................................5
2.3. Amendments, etc. with respect to the Guaranteed Obligations..................6
2.4. Guarantee Absolute and Unconditional.........................................6
2.5. Reinstatement................................................................7
2.6. Payments.....................................................................7

SECTION 3. REPRESENTATIONS AND WARRANTIES.........................................7

3.1. Representations in Credit Agreements.........................................7

SECTION 4. COVENANTS..............................................................8

4.1. Covenants in Credit Agreements...............................................8
4.2. Issuance of Indebtedness.....................................................8
4.3. Investments..................................................................8
4.4. Activity.....................................................................8
4.5. Distributions................................................................8
4.6. Notices......................................................................8
4.7. Foreign Jurisdictions........................................................8

SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS.........................................8

4A.1 Reports......................................................................8
4A.2 Certificates; Other Information..............................................9
4A.3 Inspection of Property, Books and Records; Discussions.......................9
4A.4 Notices......................................................................9
4A.5 Further Assurance...........................................................10
4A.6 Additional Collateral.......................................................10
4A.7 Payment of Obligations......................................................10

SECTION 5. MISCELLANEOUS.........................................................11

5.1. Amendments in Writing.......................................................11
5.2. Notices.....................................................................11
5.3. No Waiver by Course of Conduct; Cumulative Remedies.........................11
5.4. Enforcement Expenses; Indemnification.......................................11
5.5. Successors and Assigns......................................................12
5.6. Counterparts................................................................12


                                TABLE OF CONTENTS
                                                                               Page
                                                                               ----
5.7.  Severability...............................................................12
5.8.  Section Headings...........................................................12
5.9.  Integration................................................................12
5.10. GOVERNING LAW..............................................................12
5.11. SUBMISSION TO JURISDICTION; WAIVERS........................................12
5.12. Acknowledgments............................................................13
5.13. WAIVER OF JURY TRIAL.......................................................13
5.14. Releases...................................................................14


             SECOND AMENDED AND RESTATED PARENT GUARANTEE AGREEMENT

                  This SECOND AMENDED AND RESTATED PARENT GUARANTEE AGREEMENT, dated as of April 24, 2000, is made by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), in favor of Bank of America, N.A. (f/k/a Bank of America NT & SA) as Administrative Agent (in such capacity, the "Administrative Agent") for (a) the banks and other financial institutions or entities (collectively, the "Facility A Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Facility A Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Facility A Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility A Syndication Agent"; and together with the Facility A Documentation Agent and the Administrative Agent, the "Facility A Agents"), LCPI and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility A Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility A Credit Agreement") among the Borrower, the Agents party thereto (the "Original Facility A Agents", including the Administrative Agent party thereto, the "Original Facility A Administrative Agent"), the lenders party thereto (the "Original Facility A Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (b) the banks and other financial institutions or entities (the "Facility B Lenders"; and together with the Facility A Lenders, the "Lenders"), from time to time parties to the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility B Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility B Syndication Agent"; and together with the Facility B Documentation Agent and the Administrative Agent, the "Facility B Agents"), LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility B Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain 364 Day Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility B Credit Agreement"; and together with the Original Facility A Credit Agreement, the "Original Credit Agreements") among the Borrower, the Administrative Agent, the "Original Facility B Administrative Agent"; and together with the Original Facility A Administrative Agent, the "Original Administrative Agents"), the other Agents party thereto (together with the Original Facility B Administrative Agent, the "Original Facility B Agents"; and together with the Original Facility A Agents, the Original Agents"), the lenders party thereto (the "Original Facility B Lenders"; and together with the Original Facility A Lenders, the "Original Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America

Securities LLC) as arrangers, and (c) the banks and other financial institutions or entities (the "Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the "Lenders"), from time to time parties to the New 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement"; and together with the Facility A Credit Agreement and the Facility B Credit Agreement, each a "Credit Agreement", and collectively, the "Credit Agreements"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility C Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility C Syndication Agent"; and together with the Facility C Documentation Agent and the Administrative Agent, the "Facility C Agents"; and together with the Facility A Agents and the Facility B Agents, the "Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC as arrangers (in such capacity, the "Facility C Arrangers"; and together with the Facility A Arrangers and the Facility B Arrangers, the "Arrangers"), the Administrative Agent and certain other entities named therein as Managing Agents.

                              W I T N E S S E T H:

                  WHEREAS, Holdings has executed and delivered to the Original Administrative Agents for the ratable benefit of the Original Lenders and the Original Agents, the Amended and Parent Guarantee Agreement (the "Prior Guarantee"), dated as of August 13, 1998 in respect of the obligations of the Borrower to the Administrative Agent for the ratable benefit of the Original Lenders and the Original Agents including its obligations under the Original Credit Agreement;

                  WHEREAS, Holdings, the Agents, the Arrangers and the Lenders wish to amend and restate the Prior Guarantee to, inter alia, reflect the amending and restating of the Original Credit Agreements and the entering into of the Facility C Credit Agreement; and

                  WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreements that Holdings shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agents and the Lenders to enter into the Credit Agreements, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, to amend and restate the Prior Guarantee in its entirety to read as provided herein:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions.

         (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the collective meanings given to them in each of the Credit Agreements.

         (b) The following terms shall have the following meanings:

               "Agreement": this Second Amended and Restated Parent Guarantee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "Guaranteed Obligations": has the meaning set forth in Section 2.1(a) hereof.

               "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations under each of the Credit Agreements and all other obligations and liabilities of the Borrower and any other Credit Party (including, without limitation), (i) interest accruing at the then applicable rate provided in each of the Credit Agreements after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in each of the Credit Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries to any Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any of the Credit Agreements, this Agreement, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower or any other Credit Party with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents and the Lenders that are required to be paid by the Borrower or any other Credit Party pursuant to the terms of any of the foregoing agreements).

               "Parent Distributions": the collective reference to any of the following, whether direct or indirect: (i) the declaration or payment of any dividend or other distribution on or in respect of any shares of any class of any Capital Stock of Holdings, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other retirement for value of any such shares of Capital Stock of Holdings, now or hereafter outstanding, (iii) any other payment by Holdings to the holder of any shares of any class of the Capital Stock of Holdings in their capacity as such and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings now or hereafter outstanding; provided, however, that the term "Parent Distribution" shall not include payments of salaries or bonuses to employees of Holdings in their capacities as such.

               "Permitted Parent Distributions": (a) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings in the ordinary course of business, (b) cash payments made in lieu of issuing fractional shares of Holdings' common stock or preferred stock, (c) cash payments to repurchase Capital Stock of Holdings solely with the proceeds of dividends received from the Borrower pursuant to clause (C) of the definition of Permitted Stock Payments in the Credit Agreements; provided, however, that such payments do not exceed $5,000,000, and
          (d) the application of up to $2,000,000 of the proceeds of the sale of common stock of Holdings to the repurchase of common stock of Holdings from management of Holdings or the Borrower.

               "Subscription Agreements": (a) that certain common stock agreement dated April 30, 1997, by and between Frank C. Lanza and Holdings and (b) that certain common stock agreement dated April 30, 1997, by and between Robert V. LaPenta and Holdings, in each case, as in effect on the date hereof.

               1.2 Other Definitional Provisions.

         (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3 Effect of Restatement. This Agreement amends, restates and supersedes the Prior Guarantee; provided, that (i) each party hereto acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to Guaranteed Obligations with respect to any Obligations arising prior to the Closing Date and (ii) all references in the other Credit Documents to the Prior Guarantee shall be deemed to refer without further amendment to this Agreement.

                              SECTION 2. GUARANTEE

         2.1 Guarantee.

         (a) Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and the Agents and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each of the other Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower's and such other Credit Party's Obligations (collectively, the "Guaranteed Obligations"). The liability of Holdings hereunder shall be joint and several with the Obligations of the other Guarantors.

         (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of Holdings hereunder and under the other Credit Documents shall in no event exceed the maximum amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors without rending the guarantee of Holdings hereunder unenforceable.

         (c) Holdings agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of Holdings hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, on behalf of the other Agents and the Lenders, hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations and the obligations of Holdings under this Agreement shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated (notwithstanding that from time to time during the term of each of the Credit Agreements, no Loans or Letters of Credit may be outstanding).

         (e) No indefeasible payment made by any Credit Party or any other Person or received or collected by any of the Agents or the Lenders by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to release the liability of Holdings hereunder, and Holdings shall, notwithstanding any such payment (other than any payment made by Holdings in respect of the Guaranteed Obligations or any payment received or collected from Holdings in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of Holdings hereunder until the Guaranteed Obligations are paid in full, no Loan or Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 No Subrogation. Notwithstanding any payment made by Holdings hereunder or any set-off or application of funds of Holdings by any of the Agents or Lenders, Holdings shall not be entitled to be subrogated to any of the rights of any of the Agents or Lenders against the other Credit Parties or any collateral security or guarantee or right of offset held by any of the Agents or Lenders for the payment of all or any portion of the Guaranteed Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from any of the other Credit Parties in respect of payments made by Holdings hereunder, until all amounts owing to the Agents and the Lenders by the other Credit Parties on account of the Guaranteed Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Holdings in trust for the Agents and the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Required Lenders may determine.

         2.3 Amendments, etc. with respect to the Guaranteed Obligations. Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of any of the Guaranteed Obligations made by any of the Agents or Lenders may be rescinded by such Agent or Lender and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any of the Agents or Lenders, and the Credit Agreements, the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any of the Agents or Lenders for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents or Lenders shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

         2.4 Guarantee Absolute and Unconditional. Holdings waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any of the Agents or Lenders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between the Credit Parties, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Credit Parties with respect to the Guaranteed Obligations. Holdings understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreements, this Agreement or any other Credit Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any of the Agents or Lenders,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the other Credit Parties or any other Person against any of the Agents or the Lenders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Credit Parties) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the other Credit Parties for the

Guaranteed Obligations, or of Holdings under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Holdings, any of the Agents or Lenders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the other Credit Parties or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any of the Agents or Lenders to make any such demand, to pursue such other rights or remedies or to collect any payments from any of the other Credit Parties or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the other Credit Parties or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Holdings of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any of the Agents or Lenders against Holdings. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the any of the Agents or Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Credit Parties, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Credit Parties or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.6 Payments. Holdings hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 1850 Gateway Blvd., 5th Floor, Concord, CA 84520; Attention: Agency Administrative Services #5596, Josephine T. Flores; Fax: (925) 675-8500.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby represents and warrants to each of the Agents and the Lenders that:

         3.1 Representations in Credit Agreements. The representations and warranties set forth in Section 4 of the Credit Agreements, each of which is hereby incorporated herein by reference, are true and correct, and each Agent and Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to Holdings' knowledge.

                              SECTION 4. COVENANTS

         Holdings covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Guaranteed Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         4.1 Covenants in Credit Agreements. Holdings shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by Holdings or any of its Subsidiaries.

         4.2 Issuance of Indebtedness. Holdings shall not issue, incur or assume any Indebtedness or any Guarantee Obligations other than Indebtedness and Guarantee Obligations under the Credit Documents to which it is a party.

         4.3 Investments. Holdings shall not have outstanding or acquire any Investment in any Person other than Investments in Capital Stock of the Borrower and Cash Equivalents.

         4.4 Activity. Holdings shall not engage in any business activity other than its ownership and voting of the Capital Stock of the Borrower and the performance of its obligations under the Credit Documents to which it is a party and the Transaction Documents to which it is a party.

         4.5 Distributions. Holdings shall not make any Parent Distributions other than Parent Distributions payable solely in common stock of Holdings and Permitted Parent Distributions.

         4.6 Notices. Holdings shall promptly give notice to the Administrative Agent of the occurrence of any Default or Event of Default.

         4.7 Foreign Jurisdictions. No later than the Closing Date, Holdings shall be duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS

                  Holdings covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Guaranteed Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  4A.1 Reports. Holdings will deliver to the Administrative Agent promptly upon their becoming available, copies of all consolidated or consolidating financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders, of all regular and periodic reports and all registrations statements and prospectuses, if any, filed by Holdings with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by Holdings to the public concerning Holdings.

         4A.2 Certificates; Other Information. Holdings shall furnish to the Administrative Agent with copies for each Lender:

         (a) concurrently with the delivery by the Borrower of the financial statements referred to in subsection 6.1 of each of the Credit Agreements, a certificate of a Responsible Officer of Holdings stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired and (ii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and

         (b) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         4A.3 Inspection of Property, Books and Records; Discussions. Holdings shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify Holdings prior to any contact with such accountants and give Holdings the opportunity to participate in such discussion; provided, further, that Holdings shall notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

         4A.4 Notices. Holdings shall promptly give written notice to the Administrative Agent of:

               (a) any (i) default or event of default under any Contractual Obligation of Holdings or (ii) litigation, investigation or proceeding which may exist at any time between Holdings and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (b) any litigation or proceeding affecting Holdings in which the amount involved is $7,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (c) the following events, as soon as possible and in any event within 45 days after Holdings knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any plan (other than a Multiple Employer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings proposes to take with respect thereto.

         4A.5 Further Assurance. Upon the request of the Administrative Agent, Holdings shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing, statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

         4A.6 Additional Collateral. With respect to any Capital Stock acquired after the Closing Date by Holdings that is intended to be subject to the Lien created by any of the Pledge Agreements but which is not so subject promptly (and in any event within 30 days after the acquisition thereof): Holdings shall
(i) execute and deliver to the Administrative Agent such amendments to the Parent Pledge Agreement or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         4A.7 Payment of Obligations. Holdings shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the invalidity or amount of such claims.

                            SECTION 5. MISCELLANEOUS

         5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of each of the Credit Agreements.

         5.2 Notices. All notices, requests and demands to or upon the Agents or Holdings hereunder shall be effected in the manner provided for in subsection
10.2 of each of the Credit Agreements; provided that any such notice, request or demand to or upon Holdings shall be addressed to Holdings at its notice address set forth below its signature hereto.

         5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Agent or any Lender shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         5.4 Enforcement Expenses; Indemnification.

         (a) Holdings agrees to pay or reimburse each of the Lenders and Agents for all its costs and expenses incurred in collecting against Holdings under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which Holdings is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

         (b) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

         (c) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the applicable Credit Agreement.

         (d) The agreements in this Section 5.4 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreements, this Agreement and the other Credit Documents.

         5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that Holdings may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Required Lenders.

         5.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         5.9 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the any of the Agents or Lenders relative to the subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreements or in the other Credit Documents.

         5.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         5.11 SUBMISSION TO JURISDICTION; WAIVERS. HOLDINGS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE

SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO HOLDINGS AT ITS ADDRESS REFERRED TO IN SECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

         (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         5.12 Acknowledgments. Holdings hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

         (b) none of the Agents nor the Lenders has any fiduciary relationship with or duty to Holdings arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Holdings, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, among the Agents and/or the Lenders or among Holdings and the Agents and/or the Lenders.

         5.13 WAIVER OF JURY TRIAL. HOLDINGS AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         5.14 Releases. At such time as the Loans, the Reimbursement Obligations and the other Guaranteed Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Holdings hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights shall revert to Holdings, and the Administrative Agent shall execute and deliver to Holdings such documents as Holdings shall reasonably request to evidence such termination.

                            [Signature page follows]

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            L-3 COMMUNICATIONS HOLDINGS, INC.


                                            By:
                                                -------------------------------
                                                Christopher C. Cambria
                                                Vice President-General Counsel
                                                   and Secretary


                                            Address for Notices:

                                            600 Third Avenue
                                            34th Floor
                                            New York, New York 10016

                                            Attention: Robert LaPenta

                                            Phone: (212) 697-1111
                                            Fax: (212) 805-5470


Accepted on behalf of the Agents and
the Lenders as of the date first above
written:

BANK OF AMERICA, N.A.,
AS ADMINISTRATIVE AGENT


By:
   ----------------------------------
   Name:  ---------------------------
   Title: ---------------------------

                                                                     EXHIBIT B-2
                                                             TO CREDIT AGREEMENT



================================================================================



           SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT


                                     made by


                    HYGIENETICS ENVIRONMENTAL SERVICES, INC.,


                     L-3 COMMUNICATIONS ILEX SYSTEMS, INC.,


                    L-3 COMMUNICATIONS SPD TECHNOLOGIES INC.


                      L-3 COMMUNICATIONS AYDIN CORPORATION

                                       and


                              MICRODYNE CORPORATION


                                   in favor of


                             BANK OF AMERICA, N.A.,


                             as Administrative Agent


                           Dated as of April 24, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                       Page

SECTION 1. DEFINED TERMS..................................................3

1.1. Definitions..........................................................3
1.2. Other Definitional Provisions........................................4
1.3. Effect of Restatement................................................4

SECTION 2. GUARANTEE......................................................4

2.1. Guarantee............................................................4
2.2. Right of Contribution................................................5
2.3. No Subrogation.......................................................5
2.4. Amendments, etc. with respect to the Guaranteed Obligations..........5
2.5. Guarantee Absolute and Unconditional.................................6
2.6. Reinstatement........................................................7
2.7. Payments.............................................................7

SECTION 3. REPRESENTATIONS AND WARRANTIES.................................7

3.1. Representations in Credit Agreements.................................7

SECTION 4. COVENANTS......................................................7

4.1. Covenants in Credit Agreements.......................................7

SECTION 5. MISCELLANEOUS..................................................8

5.1. Amendments in Writing................................................8
5.2. Notices..............................................................8
5.3. No Waiver by Course of Conduct; Cumulative Remedies..................8
5.4. Enforcement Expenses; Indemnification................................8
5.5. Successors and Assigns...............................................9
5.6. Counterparts.........................................................9
5.7. Severability.........................................................9
5.8. Section Headings.....................................................9
5.9. Integration..........................................................9
5.10. GOVERNING LAW.......................................................9
5.11. SUBMISSION TO JURISDICTION; WAIVERS.................................9
5.12. Acknowledgments....................................................10
5.13. WAIVER OF JURY TRIAL...............................................10
5.14. Additional Guarantors..............................................11
5.15. Releases...........................................................11

           SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT


          This SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT, dated as of April 24, 2000, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for (a) the banks and other financial institutions or entities (collectively, the "Facility A Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Facility A Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Facility A Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility A Syndication Agent"; and together with the Facility A Documentation Agent and the Administrative Agent, the "Facility A Agents"), LCPI and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility A Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility A Credit Agreement") among the Borrower, the Agents party thereto (the "Original Facility A Agents", including the Administrative Agent party thereto, the "Original Facility A Administrative Agent"), the lenders party thereto (the "Original Facility A Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (b) the banks and other financial institutions or entities (the "Facility B Lenders"; and together with the Facility A Lenders, the "Lenders"), from time to time parties to the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility B Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility B Syndication Agent"; and together with the Facility B Documentation Agent and the Administrative Agent, the "Facility B Agents"), LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility B Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain 364 Day Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility B Credit Agreement"; and together with the Original Facility A Credit Agreement, the "Original Credit Agreements") among the Borrower, the Administrative Agent (the "Original Facility B Administrative Agent"; and together with the Original Facility A Administrative Agent, the "Original Administrative Agents"), the other Agents party thereto (together with the Original Facility B Administrative Agent, the "Original Facility B Agents"; and together with the Original Facility A Agents, the Original Agents"), the lenders party thereto (the "Original Facility B Lenders"; and together with the Original Facility A Lenders, the "Original Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (c) the banks and other financial institutions or entities (the

 "Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the "Lenders"), from time to time parties to the New
364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement"; and together with the Facility A Credit Agreement and the Facility B Credit Agreement, each a "Credit Agreement", and collectively, the "Credit Agreements"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility C Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility C Syndication Agent"; and together with the Facility C Documentation Agent and the Administrative Agent, the "Facility C Agents"; and together with the Facility A Agents and the Facility B Agents, the "Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC as arrangers (in such capacity, the "Facility C Arrangers"; and together with the Facility A Arrangers and the Facility B Arrangers, the "Arrangers"), the Administrative Agent and certain other entities named therein as Managing Agents.

                              W I T N E S S E T H:

          WHEREAS, the Guarantors are parties to an Amended and Restated Subsidiary Guarantee Agreement dated as of August 13, 1998 (the "Prior Guarantee"), in respect of the obligations of the Borrower to the Original Administrative Agents for the ratable benefit of the Original Lenders and the Original Agents including its obligations under the Original Credit Agreements;

          WHEREAS, the Guarantors, Agents, Arrangers and Lenders wish to amend and restate the Prior Guarantee to, inter alia, reflect the amending and restating of the Original Credit Agreements and the entering into of the Facility C Credit Agreement;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Guarantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreements will be used in part to enable the Borrower to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreements; and

          WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreements that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agents and the Lenders to enter into the Credit Agreements, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, to amend and restate the Prior Guarantee in its entirety to read as provided herein:

                            SECTION 1. DEFINED TERMS

          1.1 Definitions.

          (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the collective meanings given to them in each of the Credit Agreements.

          (b) The following terms shall have the following meanings:

              "Agreement": this Second Amended and Restated Subsidiary Guarantee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

              "Guarantors": the collective reference to each Guarantor.

              "Guaranteed Obligations": has the meaning set forth in Section 2.1(a) hereof.

              "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations under each of the Credit Agreements and all other obligations and liabilities of the Borrower and any other Credit Party (including, without limitation), (i) interest accruing at the then applicable rate provided in each of the Credit Agreements after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in each of the Credit Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries) to any Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any of the Credit Agreements, this Agreement, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower or any other Credit Party with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the

     Agents and the Lenders that are required to be paid by the Borrower or any other Credit Party pursuant to the terms of any of the foregoing agreements).

          1.2 Other Definitional Provisions.

          (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          1.3 Effect of Restatement. This Agreement amends, restates and supersedes the Prior Guarantee; provided, that (i) each party hereto acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to Guaranteed Obligations with respect to any Obligations arising prior to the Closing Date and (ii) all references in the other Credit Documents to the Prior Guarantee shall be deemed to refer without further amendment to this Agreement.

                              SECTION 2. GUARANTEE

          2.1 Guarantee.

          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and the Agents and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each of the other Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower's and such other Credit Party's Obligations (collectively, the "Guaranteed Obligations"). The liability of each of the Guarantors hereunder shall be joint and several with the Obligations of all other Guarantors.

          (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the maximum amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors without rendering the guarantee of such Guarantor hereunder unenforceable.

          (c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, on behalf of the other Agents and the Lenders hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Guarantor under this

Agreement shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of each of the Credit Agreements, no Loans or Letters of Credit may be outstanding.

          (e) No indefeasible payment made by any Credit Party or any other Person or received or collected by any of the Agents or the Lenders by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to release the liability of any Guarantor hereunder, and each Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full, no Loan or Letter of Credit shall be outstanding and the Commitments are terminated.

          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Lenders, and each Guarantor shall remain jointly and severally liable to the Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any of the Agents or Lenders, no Guarantor shall be entitled to be subrogated to any of the rights of any of the Agents or Lenders against the other Credit Parties or any collateral security or guarantee or right of offset held by any of the Agents or Lenders for the payment of all or any portion of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any of the other Credit Parties in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the other Credit Parties on account of any of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Required Lenders may determine.

          2.4 Amendments, etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any of the Agents or Lenders may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any of the Agents or Lenders, and the Credit Agreements, the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security guarantee or right of offset at any time held by any of the Agents or Lenders for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents or Lenders shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any of the Agents or Lenders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Credit Parties with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreements, this Agreement or any other Credit Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any of the Agents or Lenders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the other Credit Parties or any other Person against any of the Agents or Lenders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Credit Parties) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Credit Parties for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any of the Agents or Lenders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the other Credit Parties or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any of the Agents or Lenders to make any such demand, to pursue such other rights or remedies or to collect any payments from any of the other Credit Parties or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the other Credit Parties or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any of the Agents or Lenders against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by and of the Agents or Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Credit Parties, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Credit Parties or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 1850 Gateway Blvd., 5th Floor, Concord, CA 84520; Attention: Agency Administrative Services #5596, Josephine T. Flores; Fax: (925) 675-8500.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into the Credit Agreements and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Guarantor hereby represents and warrants to each of the Agents and the Lenders that:

          3.1 Representations in Credit Agreements. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreements as they relate to such Guarantor or to the Credit Document to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and each Agent and Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor's knowledge.

                              SECTION 4. COVENANTS

          Each Guarantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Guaranteed Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          4.1 Covenants in Credit Agreements. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by any of the Credit Parties.

                            SECTION 5. MISCELLANEOUS

          5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of each of the Credit Agreements.

          5.2 Notices. All notices, requests and demands to or upon the Agents, the Lenders or any Guarantor hereunder shall be effected in the manner provided for in subsection 10.2 of each of the Credit Agreements; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth below its respective signature hereto.

          5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Agent or any Lender shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          5.4 Enforcement Expenses; Indemnification.

          (a) Each Guarantor agrees to pay or reimburse each of the Lenders and Agents for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

          (b) Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the applicable Credit Agreement.

          (d) The agreements in this Section 5.4 shall survive repayment of the Guaranteed Obligations and all other amounts payable under each of the Credit Agreements, this Agreement and the other Credit Documents.

          5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Required Lenders.

          5.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          5.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          5.9 Integration. This Agreement and the other Credit Documents represent the agreement of the Guarantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to the subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreements or in the other Credit Documents.

          5.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          5.11 SUBMISSION TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND

ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS REFERRED TO IN SUBSECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

          5.12 Acknowledgments. Each Guarantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

          (b) none of the Agents nor the Lenders has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Guarantors, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders, or among the Guarantors and the Agents and/or the Lenders.

          5.13 WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY

JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          5.14 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of each of the Credit Agreements shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          5.15 Releases.

          (a) At such time as the Loans, the Reimbursement Obligations and the other Guaranteed Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights shall revert to the Guarantors, and the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

          (b) At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreements.

                            [Signature page follows]

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                          HYGIENETICS ENVIRONMENTAL SERVICES, INC.


                          By:
                             ----------------------------------------------
                             Christopher C. Cambria
                             Vice President-General Counsel and Secretary


                          L-3 COMMUNICATIONS ILEX SYSTEMS, INC.


                          By:
                             ----------------------------------------------
                             Christopher C. Cambria
                             Vice President-General Counsel and Secretary


                          L-3 COMMUNICATIONS SPD TECHNOLOGIES INC.


                          By:
                             ----------------------------------------------
                             Christopher C. Cambria
                             Vice President-General Counsel and Secretary


                          L-3 COMMUNICATIONS AYDIN CORPORATION

                          By:
                             ----------------------------------------------
                             Christopher C. Cambria
                             Vice President-General Counsel and Secretary


                          MICRODYNE CORPORATION


                          By:
                             ----------------------------------------------
                             Christopher C. Cambria
                             Vice President-General Counsel and Secretary

                                            Address for Notice to any Guarantor:

                                            c/o L-3 Communications Corporation
                                            600 Third Avenue, 34th Floor
                                            New York, NY  10016

                                            Attention: President

                                            Phone: (212) 697-1111
                                            Fax:   (212) 805-5470



Accepted on behalf of the Agents and
the Lenders as of the date first above
written:

BANK OF AMERICA, N.A.,
AS ADMINISTRATIVE AGENT


By: _____________________________________
    Name: _______________________________
    Title: ______________________________

                                                                      Annex 1 to
                      Second Amended and Restated Subsidiary Guarantee Agreement


          ASSUMPTION AGREEMENT, dated as of ______________, _____, made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreements referred to below. All capitalized terms not defined herein shall have the collective meanings ascribed to them in each of such Credit Agreements.

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, (a) L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the banks, financial institutions or other entities party thereto as Lenders (the "Facility A Lenders"), Lehman Commercial Paper Inc. ("LCPI"), as Documentation Agent, LCPI as Syndication Agent, LCPI and Banc of America Securities LLC as Arrangers, the Administrative Agent and certain other entities named therein as Co-Agents have entered into a Second Amended and Restated Credit Agreement, dated as of _________ __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), (b) the Borrower, the banks, financial institutions or other entities party thereto as Lenders (the "Facility B Lenders"), LCPI as Documentation Agent, LCPI as Syndication Agent, LCPI and Banc of America Securities LLC as Arrangers, the Administrative Agent and certain other entities named therein as Co-Agents have entered into an Amended and Restated 364 Day Credit Agreement, dated as of _________ __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement") and (c) the Borrower, the banks, financial institutions or other entities party thereto as Lenders (the "Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the "Lenders"), LCPI as Documentation Agent, LCPI as Syndication Agent, LCPI and Banc of America Securities LLC as Arrangers, the Administrative Agent and certain other entities named therein as Co-Agents have entered into a new 364 Day Credit Agreement, dated as of _________ __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement, and, together with the Facility A Credit Agreement and the Facility B Credit Agreement, the "Credit Agreements");

          WHEREAS, in connection with the Credit Agreements, certain Subsidiaries of the Borrower (other than the Additional Guarantor) have entered into a Subsidiary Guarantee Agreement and a Subsidiary Pledge Agreement, each amended and restated as of _________ __, 2000 (as amended, supplemented or otherwise modified from time to time, respectively, the "Subsidiary Guarantee Agreement" and the "Subsidiary Pledge Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

          WHEREAS, the Credit Agreements require the Additional Guarantor to become a party to the Subsidiary Guarantee Agreement and the Subsidiary Pledge Agreement; and


                                  Annex 1 - 1

          WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Subsidiary Guarantee Agreement and the Subsidiary Pledge Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Subsidiary Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Subsidiary Guarantor, as provided in Subsection 5.14 of the Subsidiary Guarantee Agreement, hereby becomes a party to the Subsidiary Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Subsidiary Guarantee Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Subsidiary Guarantee Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. Subsidiary Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Subsidiary Guarantor, as provided in Subsection 7.15 of the Subsidiary Pledge Agreement, hereby becomes a party to the Subsidiary Pledge Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-B hereto is hereby added to the information set forth in Schedule 1 to the Subsidiary Pledge Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in the Subsidiary Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          3. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [ADDITIONAL GUARANTOR]


                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                            Address for Notices:


                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------


                                  Annex 1 - 2

                                            Attention:

                                            Phone: (   ) ___________
                                            Fax:   (   ) ___________


Accepted on behalf of the Agents and
the Lenders as of the date first
above written:

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT


By:
    -------------------------------------------
    Name:
    Title:








                                  Annex 1 - 3

                                                                     EXHIBIT B-3
                                                             TO CREDIT AGREEMENT




================================================================================












               SECOND AMENDED AND RESTATED PARENT PLEDGE AGREEMENT


                                     made by


                        L-3 COMMUNICATIONS HOLDINGS, INC.


                                   in favor of


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent


                           Dated as of April 24, 2000















================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1. DEFINED TERMS..........................................................................................2
   1.1. Definitions...............................................................................................2
   1.2. Other Definitional Provisions.............................................................................4
   1.3. Effect of Restatement.....................................................................................4

SECTION 2. PLEDGE.................................................................................................4

SECTION 3. REPRESENTATIONS AND WARRANTIES.........................................................................4
   3.1. Representations in Credit Agreement.......................................................................4
   3.2. Title; No Other Liens.....................................................................................5
   3.3. Perfected First Priority Liens............................................................................5
   3.4. Chief Executive Office....................................................................................5
   3.5. Pledged Stock.............................................................................................5

SECTION 4. COVENANTS..............................................................................................5
   4.1. Maintenance of Perfected Security Interest................................................................6
   4.2. Pledged Stock.............................................................................................6

SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS.........................................................................7
   4A.1 Further Documentation.....................................................................................7
   4A.3 Notices...................................................................................................7

SECTION 5. REMEDIAL PROVISIONS....................................................................................8
   5.1. Pledged Stock.............................................................................................8
   5.2. Proceeds to be Turned Over To Administrative Agent........................................................9
   5.3. Application of Proceeds...................................................................................9
   5.4. Code and Other Remedies...................................................................................9
   5.5. Registration Rights......................................................................................10
   5.6.  Waiver; Deficiency......................................................................................11

SECTION 6. THE ADMINISTRATIVE AGENT..............................................................................11
   6.1. Administrative Agent's Appointment as Attorney-in-Fact, etc..............................................11
   6.2. Duty of Administrative Agent.............................................................................12
   6.3. Authority of Administrative Agent........................................................................12

SECTION 7. MISCELLANEOUS.........................................................................................13
   7.1. Amendments in Writing....................................................................................13
   7.2. Notices..................................................................................................13
   7.3. No Waiver by Course of Conduct; Cumulative Remedies......................................................13
   7.4. Enforcement Expenses; Indemnification....................................................................13
   7.5. Successors and Assigns...................................................................................14
   7.6. Set-Off..................................................................................................14


   7.7. Counterparts.............................................................................................14
   7.8. Severability.............................................................................................14
   7.9. Section Headings.........................................................................................15
   7.10. Integration.............................................................................................15
   7.11. GOVERNING LAW...........................................................................................15
   7.12. SUBMISSION TO JURISDICTION; WAIVERS.....................................................................15
   7.13. Acknowledgments.........................................................................................16
   7.14. WAIVER OF JURY TRIAL....................................................................................16
   7.15. Releases................................................................................................16

               SECOND AMENDED AND RESTATED PARENT PLEDGE AGREEMENT

     This SECOND AMENDED AND RESTATED PARENT PLEDGE AGREEMENT, dated as of April 24, 2000, is made by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), in favor of Bank of America, N.A. as Administrative Agent (in such capacity, the "Administrative Agent") for (a) the banks and other financial institutions or entities (collectively, the "Facility A Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Facility A Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Facility A Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility A Syndication Agent"; and together with the Facility A Documentation Agent and the Administrative Agent, the "Facility A Agents"), LCPI and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility A Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility A Credit Agreement") among the Borrower, the Agents party thereto (the "Original Facility A Agents", including the Administrative Agent party thereto, the "Original Facility A Administrative Agent"), the lenders party thereto (the "Original Facility A Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC) as arrangers, and (b) the banks and other financial institutions or entities (the "Facility B Lenders"; and together with the Facility A Lenders, the "Lenders"), from time to time parties to the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility B Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility B Syndication Agent"; and together with the Facility B Documentation Agent and the Administrative Agent, the "Facility B Agents"), LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility B Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain 364 Day Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility B Credit Agreement"; and together with the Original Facility A Credit Agreement, the "Original Credit Agreements") among the Borrower, the Administrative Agent (the "Original Facility B Administrative Agent"; and together with the Original Facility A Administrative Agent, the "Original Administrative Agents"), the other Agents party thereto (together with the Original Facility B Administrative Agent, the "Original Facility B Agents"; and together with the Original Facility A Agents, the Original Agents"), the lenders party thereto (the "Original Facility B Lenders"; and together with the Original Facility A Lenders, the "Original Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America

Securities LLC) as arrangers, and (c) the banks and other financial institutions or entities (the "Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the "Lenders"), from time to time parties to the New 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement"; and together with the Facility A Credit Agreement and the Facility B Credit Agreement, each a "Credit Agreement", and collectively, the "Credit Agreements"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility C Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility C Syndication Agent"; and together with the Facility C Documentation Agent and the Administrative Agent, the "Facility C Agents"; and together with the Facility A Agents and the Facility B Agents, the "Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC as arrangers (in such capacity, the "Facility C Arrangers"; and together with the Facility A Arrangers and the Facility B Arrangers, the "Arrangers"), the Administrative Agent and certain other entities named therein as Managing Agents.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Holdings executed and delivered to the Original Administrative Agents a certain Amended and Restated Parent Pledge and Security Agreement dated as August 13, 1998 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Pledge Agreement") in favor of the Original Administrative Agents for the ratable benefit of the Original Lenders and the Original Agents to secure the Obligations (as defined in the Existing Pledge Agreement);

     WHEREAS, Holdings and the Administrative Agent wish to amend and restate the Existing Pledge Agreement (as so amended and restated herein, this "Agreement") to, inter alia, reflect the amending and restating of the Original Credit Agreements and the entering into of the Facility C Credit Agreement; and

     WHEREAS, the Lenders have required, as a condition to the extension of credit under the Credit Agreements, that Holdings execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreements, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, to amend and restate the Existing Pledge Agreement in its entirety to read as provided herein:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions.

     (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the collective meanings given to them in each of the Credit Agreements.

     (b) The following terms shall have the following meanings:

     "Agreement": this Second Amended and Restated Parent Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Collateral": as defined in Section 2.

     "Issuers": the collective reference to each issuer of any Pledged Stock.

     "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations under each of the Credit Agreements and all other obligations and liabilities of the Borrower and any other Credit Party (including, without limitation), (i) interest accruing at the then applicable rate provided in each of the Credit Agreements after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in each of the Credit Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of Holdings and/or its Subsidiaries) to any Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, either of the Credit Agreements, this Agreement, the Parent Guarantee, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by Holdings with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by Holdings or any Subsidiary of Holdings with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents and Lenders that are required to be paid by Holdings pursuant to the terms of any of the foregoing agreements).

     "Pledged Stock": the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, Holdings while this Agreement is in effect.

     "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

     "Securities Act": the Securities Act of 1933, as amended.

     1.2 Other Definitional Provisions.

     (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof shall refer to Holdings' Collateral or the relevant part thereof.

     1.3 Effect of Restatement. This Agreement amends, restates and supersedes the Existing Pledge Agreement; provided, that (i) the Liens in favor of Administrative Agent for the benefit of Lenders securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Credit Documents to the Existing Pledge Agreement shall be deemed to refer without further amendment to this Agreement.

                               SECTION 2. PLEDGE

     Holdings hereby pledges to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a first priority security interest in all of the following property now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

     (a) all Pledged Stock; and

     (b) to the extent not otherwise included, all Proceeds of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Agents and the Lenders to enter into the Credit Agreements and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby represents and warrants to each of the Agents and the Lenders that:

     3.1 Representations in Credit Agreements. The representations and warranties set forth in Section 4 of the Credit Agreements, each of which is hereby incorporated herein by reference, are true and correct, and the Agents and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to Holdings' knowledge.

     3.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreements, Holdings owns each item of the Collateral free and clear of any and all Liens or claims of others.

     3.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement:

     (a) upon delivery by Holdings to the Administrative Agent of the original certificates evidencing such Pledged Stock together with undated stock powers therefor duly executed in blank, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of Holdings and any Persons purporting to purchase any Collateral from Holdings, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

     (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreements which have priority over the Liens on the Collateral by operation of law.

     3.4 Chief Executive Office. On the date hereof, Holdings' jurisdiction of organization and the location of Holdings' chief executive office is specified on Schedule 2.

     3.5 Pledged Stock.

     (a) The shares of Pledged Stock pledged by Holdings hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by Holdings.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Holdings is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreements which have priority by operation of law.

                              SECTION 4. COVENANTS

     Holdings covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     4.1 Maintenance of Perfected Security Interest

     . Holdings shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     4.2 Pledged Stock.

     (a) If Holdings shall become entitled to receive or shall receive any instruments, stock certificates (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or as a dividend or distribution thereunder, or otherwise in respect thereof, Holdings shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and promptly (and in any event within 60 days) deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by Holdings to the Administrative Agent, if required, together with an undated stock power or endorsement covering such certificate or instrument, as applicable, duly executed in blank by Holdings and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be promptly (and in any event within 60 days) paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be promptly (and in any event within 60 days) delivered to the Administrative Agent to be held by it hereunder as additional collateral security (or except as provided in the Credit Agreements) for the Obligations. Except as provided in the Credit Agreements, if any sums of money or property so paid or distributed in respect of the Pledged Stock under circumstances described in this Section 4.2(a) shall be received by Holdings, Holdings shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of Holdings, as additional collateral security for the Obligations.

     (b) Except as provided in the Credit Agreements, without the prior written consent of the Administrative Agent, Holdings will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreements), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of Holdings or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

                    SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS

     Holdings covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     4A.1 Further Documentation.

          (a) Holdings will furnish to the Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     4A.2 Payment of Obligations.

     Holdings will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     4A.3 Notices. Holdings will advise the Agents and the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreements) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

                         SECTION 5. REMEDIAL PROVISIONS

     5.1 Pledged Stock.

     (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to Holdings of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsection 5.1(b), Holdings shall be permitted to receive all cash dividends paid in respect of the Pledged Stock paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreements, this Agreement or any other Credit Document.

     (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to Holdings, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise (including giving or withholding written consents of shareholders and calling special meetings of shareholders) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by Holdings or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Holdings hereby authorizes and instructs each Issuer of any Pledged Stock pledged by Holdings hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Holdings, and Holdings agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

     5.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by Holdings consisting of cash, checks and other near-cash items shall be held by Holdings in trust for the Agents and the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly endorsed by Holdings to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a deposit account (a "Collateral Account") maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by Holdings in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.3.

     5.3 Application of Proceeds. At such intervals as may be agreed upon by Holdings and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreements, and any part of such funds which are not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to Holdings or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to Holdings or to whomsoever may be lawfully entitled to receive the same.

     5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Agents and the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Holdings or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Agents or Lenders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agents or Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to Holdings. To the extent permitted by applicable law, Holdings waives all claims, damages and demands it may acquire against any Agents or Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

     5.5 Registration Rights.

     (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, Holdings will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Holdings agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) Holdings recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Holdings acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Holdings agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Holdings further agrees that a breach of any of the covenants contained in this subsection 5.5 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.5 shall be specifically enforceable against Holdings, and Holdings hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

     5.6 Waiver; Deficiency. Holdings waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Holdings shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 6. THE ADMINISTRATIVE AGENT

     6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

     (a) Holdings hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Holdings and in the name of Holdings or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Holdings hereby gives the Administrative Agent the power and right, on behalf of Holdings, without notice to or assent by Holdings, to do any or all of the following:

          (i) in the name of Holdings or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

          (iii) execute, in connection with any sale provided for in subsections
     5.4 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

     (b) If Holdings fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreements, from the date of payment by the Administrative Agent to the date reimbursed by Holdings, shall be payable by Holdings to the Administrative Agent on demand.

     (d) Holdings hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lenders to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     6.3 Authority of Administrative Agent. Holdings acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agents and the Lenders, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and Holdings, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

     7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of each of the Credit Agreements.

     7.2 Notices. All notices, requests and demands to or upon the Agents, the Lenders or Holdings hereunder shall be effected in the manner provided for in subsection 10.2 of each of the Credit Agreements.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, any other Agent, nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4 Enforcement Expenses; Indemnification.

     (a) Holdings agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against Holdings or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which Holdings is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

     (b) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent Holdings would be required to do so pursuant to subsection 10.5 of the applicable Credit Agreement.

     (d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under each of the Credit Agreements and the other Credit Documents.

     7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that Holdings may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

     7.6 Set-Off. Holdings hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(b) of the applicable Credit Agreement whenever an Event of Default shall have occurred and be continuing, without notice to Holdings, any such notice being expressly waived by Holdings, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or Lender to or for the credit or the account of Holdings, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of Holdings to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against Holdings, in any currency, whether arising hereunder, under the Credit Agreements, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify Holdings promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and Lender under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or Lender may have.

     7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.10 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

     7.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     7.12 SUBMISSION TO JURISDICTION; WAIVERS. HOLDINGS HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO HOLDINGS AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

     (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

     (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     7.13 Acknowledgments. Holdings hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

     (b) none of the Agents nor Lenders has any fiduciary relationship with or duty to Holdings arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Holdings, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders or among Holdings and the Agents and/or the Lenders.

     7.14 WAIVER OF JURY TRIAL. HOLDINGS AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     7.15 Releases.

     (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Holdings hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings and the Administrative Agent shall deliver to Holdings any Collateral held by the Administrative Agent hereunder, and execute and deliver to Holdings such documents as Holdings shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by Holdings in a transaction permitted by the Credit Agreements, then the Administrative Agent, at the request and sole expense of Holdings, shall execute and deliver to Holdings all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              L-3 COMMUNICATIONS HOLDINGS, INC.


                              By:
                                 --------------------------------------------
                                 Christopher C. Cambria
                                 Vice President-General Counsel and Secretary



                              ADDRESS FOR NOTICES:

                              600 Third Avenue
                              34th Floor
                              New York, New York  10016

                              Attention:  Robert LaPenta

                              Phone: (212) 697-1111
                              Fax: (212) 805-5470

Accepted on behalf of the Agents and
 the Lenders as of the date first
 above written:

BANK OF AMERICA, N.A.,
AS ADMINISTRATIVE AGENT


By:
   --------------------------------------
      Name:
             ---------------------------
      Title:
             ---------------------------

                                   Schedule 1


                          DESCRIPTION OF PLEDGED STOCK

PLEDGED STOCK:


              Issuer                  Class of Stock           Stock Certificate No.           No. of Shares
----------------------------------    --------------           --------------------            -------------

L-3 Communications Corporation        Common                                 1                 100



                                     Sch. 1

                                   Schedule 2



       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

     Jurisdiction of Organization          Location of Chief Executive Office
     ----------------------------          ----------------------------------

               Delaware                             600 Third Avenue
                                                New York, New York 10016






                                     Sch. 2

                           ACKNOWLEDGMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Parent Pledge Agreement dated as of _______ __, 2000 (the "Agreement"), made by the parties thereto for the benefit of Bank of America, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent, the other Agents and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.2(a) of the Agreement.

     3. The terms of Sections 5.1(a) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(a) or 5.5 of the Agreement.

                              L-3 Communications Corporation


                              By:
                                  --------------------------------------------
                                  Christopher C. Cambria
                                  Vice President-General Counsel and Secretary



                              ADDRESS FOR NOTICES:

                              600 Third Avenue
                              34th Floor
                              New York, New York  10016

                              Attention:  Robert LaPenta

                              Phone: (212) 697-1111
                              Fax: (212) 805-5470

                                                                    EXHIBIT B-4A
                                                             TO CREDIT AGREEMENT


================================================================================


              SECOND AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT
                                     made by


                         L-3 COMMUNICATIONS CORPORATION


                                   in favor of


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent


                           Dated as of April 24, 2000


================================================================================


                                TABLE OF CONTENTS
                                                                                Page
                                                                                ----
Section 1.      DEFINED TERMS.....................................................3

         1.1    Definitions.......................................................3
         1.2    Other Definitional Provisions.....................................4
         1.3    Effect of Restatement.............................................4

Section 2.      PLEDGE............................................................4

Section 3.      REPRESENTATIONS AND WARRANTIES....................................5

         3.1    Title; No Other Liens.............................................5
         3.2    Perfected First Priority Liens....................................5
         3.3    Chief Executive Office............................................5
         3.4    Pledged Stock.....................................................5

Section 4.      COVENANTS.........................................................6

         4.1    Maintenance of Perfected Security Interest........................6
         4.2    Pledged Stock.....................................................6

Section 4A.     CERTAIN AFFIRMATIVE COVENANTS.....................................6

         4A.1   Further Documentation.............................................6
         4A.2   Payment of Obligations............................................6
         4A.3   Notices...........................................................6

Section 5.      REMEDIAL PROVISIONS...............................................8

         5.1    Pledged Stock.....................................................8
         5.2    Proceeds to be Turned Over To Administrative Agent................9
         5.3    Application of Proceeds...........................................9
         5.4    Code and Other Remedies...........................................9
         5.5    Registration Rights..............................................10
         5.6    Waiver; Deficiency...............................................11

Section 6.      THE ADMINISTRATIVE AGENT.........................................11

         6.1    Administrative Agent's Appointment as Attorney-in-Fact, etc......11
         6.2    Duty of Administrative Agent.....................................12
         6.3    Authority of Administrative Agent................................13


                                TABLE OF CONTENTS
                                                                                Page
                                                                                ----
Section 7.      MISCELLANEOUS....................................................13

         7.1    Amendments in Writing............................................13
         7.2    Notices..........................................................13
         7.3    No Waiver by Course of Conduct; Cumulative Remedies..............13
         7.4    Enforcement Expenses; Indemnification............................13
         7.5    Successors and Assigns...........................................14
         7.6    Set-Off..........................................................14
         7.7    Counterparts.....................................................14
         7.8    Severability.....................................................15
         7.9    Section Headings.................................................15
         7.10   Integration......................................................15
         7.11   GOVERNING LAW....................................................15
         7.12   SUBMISSION TO JURISDICTION; WAIVERS..............................15
         7.13   Acknowledgments..................................................16
         7.14   WAIVER OF JURY TRIAL.............................................16
         7.15   Releases.........................................................16
         7.16   Conflict.........................................................17

              SECOND AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT

                  This SECOND AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT, dated as of April 24, 2000, is made by L-3 Communications Corporation, a Delaware corporation (the "Borrower"), in favor of Bank of America, N.A. as Administrative Agent (in such capacity, the "Administrative Agent") for (a) the banks and other financial institutions or entities (collectively, the "Facility A Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Facility A Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Facility A Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility A Syndication Agent"; and together with the Facility A Documentation Agent and the Administrative Agent, the "Facility A Agents"), LCPI and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility A Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility A Credit Agreement") among the Borrower, the Agents party thereto (the "Original Facility A Agents", including the Administrative Agent party thereto, the "Original Facility A Administrative Agent"), the lenders party thereto (the "Original Facility A Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (b) the banks and other financial institutions or entities (the "Facility B Lenders"; and together with the Facility A Lenders, the "Lenders"), from time to time parties to the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility B Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility B Syndication Agent"; and together with the Facility B Documentation Agent and the Administrative Agent, the "Facility B Agents"), LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility B Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain 364 Day Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility B Credit Agreement"; and together with the Original Facility A Credit Agreement, the "Original Credit Agreements") among the Borrower, the Administrative Agent (the "Original Facility B Administrative Agent"; and together with the Original Facility A Administrative Agent, the "Original Administrative Agents"), the other Agents party thereto (together with the Original Facility B Administrative Agent, the "Original Facility B Agents"; and together with the Original Facility A Agents, the Original Agents"), the lenders party thereto (the "Original Facility B Lenders"; and together with the Original Facility A Lenders, the "Original Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (c) the banks and other financial institutions or entities (the "Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the

"Lenders"), from time to time parties to the New 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement"; and together with the Facility A Credit Agreement and the Facility B Credit Agreement, each a "Credit Agreement", and collectively, the "Credit Agreements"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility C Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility C Syndication Agent"; and together with the Facility C Documentation Agent and the Administrative Agent, the "Facility C Agents"; and together with the Facility A Agents and the Facility B Agents, the "Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC as arrangers (in such capacity, the "Facility C Arrangers"; and together with the Facility A Arrangers and the Facility B Arrangers, the "Arrangers"), the Administrative Agent and certain other entities named therein as Managing Agents.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower executed and delivered to the Original Administrative Agents a certain Amended and Restated Borrower Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Pledge Agreement") in favor of the Original Administrative Agents for the ratable benefit of the Original Lenders and the Original Agents to secure the Obligations (as defined in the Existing Pledge Agreement);

                  WHEREAS, the Borrower and the Administrative Agent wish to amend and restate the Existing Pledge Agreement (as so amended and restated herein, this "Agreement") to, inter alia, reflect the amending and restating of the Original Credit Agreements and the entering into of the Facility C Credit Agreement;

                  WHEREAS, concurrently herewith, the Borrower has entered into an Amended and Restated Charge Over Shares governed by the laws of England and Wales, under which certain shares of capital stock of L-3 Communications U.K. Ltd. owned by the Borrower have been pledged to the Administrative Agent (the "Charge Over Shares"); and

                  WHEREAS, the Lenders have required, as a condition to the extension of credit under the Credit Agreements that the Borrower execute and deliver this Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreements, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, to amend and restate the Existing Pledge Agreement in its entirety to read as provided herein:

                            SECTION 1. DEFINED TERMS

          1.1 Definitions.

                  (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the collective meanings given to them in each of the Credit Agreements.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Second Amended and Restated Borrower Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral":  as defined in Section 2.

                  "Issuers": the collective reference to each issuer of any Pledged Stock.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations under each of the Credit Agreements and all other obligations and liabilities of the Borrower (including, without limitation), (i) interest accruing at the then applicable rate provided in each of the Credit Agreements after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in each of the Credit Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries) to any Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, either of the Credit Agreements, this Agreement, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents and the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "Pledged Stock": the shares of Capital Stock listed on
Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Borrower while this Agreement is in effect; provided that, in no event shall the Pledged Stock include more than 65.0 percent of the issued and outstanding stock of L-3 Communications U.K. Ltd. (the "U.K. Issuer Pledge Limitation").

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

                  "Securities Act":  the Securities Act of 1933, as amended.

     1.2 Other Definitional Provisions.

                  (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof shall refer to the Borrower's Collateral or the relevant part thereof.

     1.3 Effect of Restatement. This Agreement amends, restates and supersedes the Existing Pledge Agreement; provided, that (i) the Liens in favor of Administrative Agent for the benefit of Lenders securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Credit Documents to the Existing Pledge Agreement shall be deemed to refer without further amendment to this Agreement.

                               SECTION 2. PLEDGE

                  Borrower hereby pledges to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a first priority security interest in, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

                  (a) all Pledged Stock; and

                  (b) to the extent not otherwise included, all Proceeds of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into the Credit Agreements and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Borrower hereby represents and warrants to each of the Agents and the Lenders that:

     3.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreements, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others.

     3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement:

                  (a) upon delivery by the Borrower to the Administrative Agent of the original certificates evidencing such Pledged Stock together with undated stock powers therefor, duly executed in blank will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                  (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreements which have priority over the Liens on the Collateral by operation of law.

     3.3 Chief Executive Office. On the date hereof, the Borrower's jurisdiction of organization and the location of the Borrower's chief executive office is specified on Schedule 2.

     3.4 Pledged Stock.

                  (a) Except for the U.K. Issuer Pledge Limitation, the shares of Pledged Stock pledged by the Borrower hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Borrower.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreements which have priority by operation of law.

                              SECTION 4. COVENANTS

                  Borrower covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     4.1 Maintenance of Perfected Security Interest. The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     4.2 Pledged Stock.

                  (a) If the Borrower shall become entitled to receive or shall receive any instruments, stock certificates (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or as a dividend or distribution thereunder, or otherwise in respect thereof, and subject to the U.K. Issuer Pledge Limitation, the Borrower shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and promptly (and in any event within 60 days) deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Borrower to the Administrative Agent, if required, together with an undated stock power or endorsement covering such certificate or instrument, as applicable, duly executed in blank by the Borrower and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be promptly (and in any event within 60 days) paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be promptly (and in any event within 60 days) delivered to the Administrative Agent to be held by it hereunder as additional collateral security (or except as provided in the Credit Agreements) for the Obligations. Except as provided in the Credit Agreements, if any sums of money or property so paid or distributed in respect of the Pledged Stock under circumstances described in this Section 4.2 shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

                  (b) Except as provided in the Credit Agreements, without the prior written consent of the Administrative Agent, the Borrower will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreements), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or
(iv) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

                    SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  4A.1     Further Documentation.

                  (a) The Borrower will furnish to the Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                  4A.2 Payment of Obligations. The Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  4A.3 Notices. The Borrower will advise the Agents and the Lenders promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreements) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

                         SECTION 5. REMEDIAL PROVISIONS

     5.1 Pledged Stock.

                  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Borrower of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsection 5.1(b), the Borrower shall be permitted to receive all cash dividends paid in respect of the Pledged Stock paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreements, this Agreement or any other Credit Document.

                  (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Borrower, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Borrower Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise (including giving or withholding written consents of shareholders and calling special meetings of shareholders) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Borrower or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) The Borrower hereby authorizes and instructs each Issuer of any Pledged Stock pledged by the Borrower hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

     5.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agents and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly endorsed by the Borrower to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a deposit account (a "Collateral Account") maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Borrower in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.3.

     5.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreements, and any part of such funds which are not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Agents and the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the

Agents or Lenders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agents or Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against any Agents or Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

     5.5 Registration Rights.

                  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Borrower will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Borrower agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Borrower recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) The Borrower agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. The Borrower further agrees that a breach of any of the covenants contained in this subsection 5.5 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.5 shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

     5.6 Waiver; Deficiency. The Borrower waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 6. THE ADMINISTRATIVE AGENT

     6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

                  (a) The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                           (i) in the name of the Borrower or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable;

                          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                          (iii) execute, in connection with any sale provided for in subsections 5.4 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreements, from the date of payment by the Administrative Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Administrative Agent on demand.

                  (d) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, and other Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lenders to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     6.3 Authority of Administrative Agent. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agents and the Lenders, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

     7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of each of the Credit Agreements.

     7.2 Notices. All notices, requests and demands to or upon the Agents, the Lenders or the Borrower hereunder shall be effected in the manner provided for in subsection 10.2 of each of the Credit Agreements.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, any other Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4 Enforcement Expenses; Indemnification.

                  (a) The Borrower agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against the Borrower or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which the Borrower is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

                  (b) The Borrower agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) The Borrower agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the applicable Credit Agreement.

                  (d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under each of the Credit Agreements and the other Credit Documents.

     7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

     7.6 Set-Off. The Borrower hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(b) of the applicable Credit Agreement whenever an Event of Default shall have occurred and be continuing, without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or Lender to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against the Borrower, in any currency, whether arising hereunder, under the Credit Agreements, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify the Borrower promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and Lender under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or Lender may have.

     7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to the subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreements or in the other Credit Documents.

     7.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     7.12 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENTS AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     7.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  (b) none of the Agents nor Lenders has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Borrower, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders or among the Borrower and the Agents and/or the Lenders.

     7.14 WAIVER OF JURY TRIAL. THE BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     7.15 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower and the Administrative Agent shall deliver to the Borrower any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Credit Agreements, then the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     7.16 Conflict. In the event there is a conflict between the terms of this Agreement and the Credit Agreements, the Credit Agreements shall control. In the event that there is a dispute as to the charge or pledge of the Charged Shares or the Pledged Stock of L-3 U.K. and a court of competent jurisdiction determines that the laws of the United Kingdom shall govern such dispute, then the Charge Over Shares shall control such dispute as to the Charged Shares and Pledged Stock of L-3 U.K.; provided that, if such a court determines that the laws of the State of New York shall govern such dispute, then this Borrower Pledge Agreement shall control such dispute as to the Charged Shares and Pledged Stock of L-3 U.K.

                            [Signature page follows]

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                     L-3 COMMUNICATIONS CORPORATION


                                     By:
                                        ---------------------------------
                                        Christopher C. Cambria
                                        Vice President - General Counsel
                                          and Secretary

                                     ADDRESS FOR NOTICES:

                                     600 Third Avenue
                                     34th Floor
                                     New York, New York  10016

                                     ATTENTION: Robert LaPenta

                                     Phone: (212) 697-1111
                                     Fax:   (212) 805-5470

ACCEPTED ON BEHALF OF THE AGENTS AND
 THE LENDERS AS OF THE DATE FIRST
 ABOVE WRITTEN:


BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT


By:
   -----------------------------------
   Name:
   Title:

                                   SCHEDULE 1

                          DESCRIPTION OF PLEDGED STOCK

PLEDGED STOCK:

              Issuer                Class of Stock        Stock Certificate No.        No. of Shares
              ------                --------------        ---------------------        -------------
L-3 Communications Ilex                 Common                      1                       100
  Systems, Inc.

Hygienetics Environmental               Common                      2                       100
     Services, Inc.

L-3 Communications U.K. Ltd.       Ordinary Shares                  3                       65

L-3 Communications SPD                  Common                      1                       100
     Technologies Inc.

L-3 Communications Aydin                Common                      1                      1000
     Corporation

Microdyne Corporation*                  Common                      1                      1000

* Represented by the stock certificate of L-M Acquisition Corporation ("L-M") which was converted to the stock of the surviving company in the merger of L-M and Microdyne Corporation.

                                   Schedule 2


      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


        Jurisdiction of Organization         Location of Chief Executive Office
        ----------------------------         ----------------------------------
                  Delaware                            600 Third Avenue
                                                  New York, New York 10016

                           ACKNOWLEDGMENT AND CONSENT


                  The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Borrower Pledge Agreement dated as of _______ __, 2000 (the "Agreement"), made by the parties thereto for the benefit of Bank of America, N.A, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

                  1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                  2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.2(a) of the Agreement.

                  3. The terms of Sections 5.1(a) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(a) or 5.5 of the Agreement.


                               HYGIENETICS ENVIRONMENTAL SERVICES, INC.


                               ------------------------------------------------
                               Christopher C. Cambria
                               Vice President - General Counsel and Secretary

                               L-3 COMMUNICATIONS ILEX SYSTEMS, INC.


                               ------------------------------------------------
                               Christopher C. Cambria
                               Vice President - General Counsel and Secretary

                               L-3 COMMUNICATIONS SPD TECHNOLOGIES INC.


                               ------------------------------------------------
                               Christopher C. Cambria
                               Vice President - General Counsel and Secretary

                               L-3 COMMUNICATIONS AYDIN CORPORATION


                               ------------------------------------------------
                               Christopher C. Cambria
                               Vice President - General Counsel and Secretary

                               MICRODYNE CORPORATION



                               Christopher C. Cambria
                               Vice President - General Counsel and Secretary

                               L-3 COMMUNICATIONS U.K. LTD.


                               ------------------------------------------------
                               Name:  -----------------------------------------
                               Title: -----------------------------------------


                               Address for Notices to all Signatories:

                               c/o L-3 Communications Corporation
                               600 Third Avenue, 34th Floor
                               New York, NY  10016
                               Fax:  (212) 805-5470

                                                                    EXHIBIT B-4B
                                                             TO CREDIT AGREEMENT




================================================================================


                     AMENDED AND RESTATED CHARGE OVER SHARES
                                     made by



                         L-3 COMMUNICATIONS CORPORATION



                                   in favor of



                              BANK OF AMERICA, N.A.,
                             as Administrative Agent





                              Dated April 24, 2000




================================================================================

                                TABLE OF CONTENTS


                                                                                  Page
SECTION 1. DEFINED TERMS.............................................................3

         1.1. Definitions............................................................3
         1.2. Other Definitional Provisions..........................................4
         1.3. Effect of Restatement..................................................4

SECTION 2. CHARGE....................................................................4

SECTION 3. REPRESENTATIONS AND WARRANTIES............................................5

         3.1. Title; No Other Liens..................................................5
         3.2. Perfected First Fixed Charge Over Shares...............................5
         3.3. Chief Executive Office.................................................5
         3.4. Charged Shares.........................................................5

SECTION 4. COVENANTS.................................................................6

         4.1. Undertaking to Pay.....................................................6
         4.2. Charged Shares.........................................................6

SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS............................................7

         4A.1 Maintenance of Perfected Security Interest; Further Assurances.........7
         4A.2 Payment of Obligations.................................................8
         4A.3 Notices................................................................9

SECTION 5. REMEDIAL PROVISIONS.......................................................9

         5.1. Charged Shares.........................................................9
         5.2. Payments to be Turned Over To Administrative Agent....................10
         5.3. Application of Dividends and Other Payments...........................10
         5.4. Right to Enforce Security.............................................10
         5.5. Right to Take Possession, Exercise Rights, etc........................11
         5.6. Law of Property Act 1925 Not Applicable...............................11
         5.7. No Liability of Administrative Agent..................................11

SECTION 6. THE ADMINISTRATIVE AGENT.................................................11

         6.1. Administrative Agent's Appointment as Attorney-in-Fact, etc...........11
         6.2. Duty of Administrative Agent..........................................12
         6.3. Authority of Administrative Agent.....................................13

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
SECTION 7. MISCELLANEOUS............................................................13

         7.1. Amendments in Writing.................................................13
         7.2. Notices...............................................................13
         7.3. No Waiver by Course of Conduct; Cumulative Remedies...................13
         7.4. Enforcement Expenses; Indemnification.................................13
         7.5. Successors and Assigns................................................14
         7.6. Set-Off...............................................................14
         7.7. Counterparts..........................................................15
         7.8. Severability..........................................................15
         7.9. Section Headings......................................................15
         7.10. Integration..........................................................15
         7.11. GOVERNING LAW........................................................15
         7.12. SUBMISSION TO JURISDICTION; WAIVERS..................................15
         7.13. Acknowledgments......................................................16
         7.14. WAIVER OF JURY TRIAL.................................................16
         7.15. Releases.............................................................17
         7.16. Conflict; New York Law Pledge Agreement..............................17

                    AMENDED AND RESTATED CHARGE OVER SHARES

          This AMENDED AND RESTATED CHARGE OVER SHARES, dated April 24, 2000, is made between (i) L-3 Communications Corporation, a Delaware corporation (the "Borrower"), and (ii) Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for (a) the banks and other financial institutions or entities (collectively, the "Facility A Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Facility A Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Facility A Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility A Syndication Agent"; and together with the Facility A Documentation Agent and the Administrative Agent, the "Facility A Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility A Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility A Credit Agreement") among the Borrower, the Agents party thereto (the "Original Facility A Agents", including the Administrative Agent party thereto, the "Original Facility A Administrative Agent"), the lenders party thereto (the "Original Facility A Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (b) the banks and other financial institutions or entities (the "Facility B Lenders"; and together with the Facility A Lenders, the "Lenders"), from time to time parties to the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility B Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility B Syndication Agent"; and together with the Facility B Documentation Agent and the Administrative Agent, the "Facility B Agents"), LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility B Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain 364 Day Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility B Credit Agreement"; and together with the Original Facility A Credit Agreement, the "Original Credit Agreements") among the Borrower, the Administrative Agent (the "Original Facility B Administrative Agent"; and together with the Original Facility A Administrative Agent, the "Original Administrative Agents"), the other Agents party thereto (together with the Original Facility B Administrative Agent, the "Original Facility B Agents"; and together with the Original Facility A Agents, the Original Agents"), the lenders party thereto (the "Original Facility B Lenders"; and together with the Original Facility A Lenders, the "Original Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (c) the banks and other financial institutions or entities (the "Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the

"Lenders"), from time to time parties to the New 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement"; and together with the Facility A Credit Agreement and the Facility B Credit Agreement, each a "Credit Agreement", and collectively, the "Credit Agreements"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility C Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility C Syndication Agent"; and together with the Facility C Documentation Agent and the Administrative Agent, the "Facility C Agents"; and together with the Facility A Agents and the Facility B Agents, the "Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC as arrangers (in such capacity, the "Facility C Arrangers"; and together with the Facility A Arrangers and the Facility B Arrangers, the "Arrangers"), the Administrative Agent and certain other entities named therein as Managing Agents.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrower executed and delivered to the Original Administrative Agents a certain Charge Over Shares (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Charge Over Shares") in favour of the Original Administrative Agents for the ratable benefit of the Original Lenders and the Original Agents to secure the Obligations (as defined in the Existing Charge Over Shares);

          WHEREAS, the Borrower and the Administrative Agent wish to amend and restate the Existing Charge Over Shares (as so amended and restated herein, this "Charge Over Shares") to, inter alia, reflect the amending and restating of the Original Credit Agreements and the entering into of the Facility C Credit Agreement;

          WHEREAS, concurrently herewith, the Borrower has entered into a Second Amended and Restated Borrower Pledge Agreement governed by the laws of the State of New York, pursuant to which the Borrower has, inter alia, pledged to the Administrative Agent certain shares of capital stock of L-3 Communications U.K. Ltd. (as amended, restated, supplemented or otherwise modified from time to time, the "New York Law Pledge Agreement"); and

          WHEREAS, the Lenders have required, as a condition to the extension of credit under the Credit Agreements that the Borrower execute and deliver this Charge Over Shares.

          NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreements, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, to amend and restate the Existing Charge Over Shares in its entirety to read as provided herein:


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


                            SECTION 1. DEFINED TERMS

     1.1 Definitions.

          (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the collective meanings given to them in each of the Credit Agreements.

          (b) The following terms shall have the following meanings:

          "Charged Shares": the shares listed on Schedule 1, together with any other shares, stock certificates, securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, or rights of any nature whatsoever in respect of the share capital of any Person that may be issued or granted to, or held by, the Borrower while this Charge Over Shares is in effect; provided that, in no event shall the Charged Shares include more than
65.0 percent of the issued and outstanding capital shares of L-3 Communications U.K. Ltd. ("L-3 U.K.") (the "U.K. Issuer Share Charge Limitation").

          "Charge Over Shares": this Amended and Restated Charge Over Shares, as the same may be amended, supplemented or otherwise modified from time to time.

          "Collateral": as defined in Section 2.

          "Issuers": the collective reference to each issuer of any Charged Shares.

          "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations under each of the Credit Agreements and all other obligations and liabilities of the Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in each of the Credit Agreements after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in each of the Credit Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries) to any Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, either of the Credit Agreements, this Charge Over Shares, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel


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


to the Agents and the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

     1.2 Other Definitional Provisions.

          (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Charge Over Shares shall refer to this Charge Over Shares as a whole and not to any particular provision of this Charge Over Shares, and Section and Schedule references are to this Charge Over Shares unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof shall refer to the Borrower's Collateral or the relevant part thereof.

          (d) References to the Borrower, any Agent or the Lender include references to any person for the time being deriving title under each of them respectively.

     1.3 Effect of Restatement. This Charge Over Shares amends, restates and supersedes the Existing Charge Over Shares; provided, that (i) the Liens in favor of Administrative Agent for the benefit of Lenders securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Credit Documents to the Existing Change Over Shares shall be deemed to refer without further amendment to this Charge Over Shares.

                               SECTION 2. CHARGE

          The Borrower, as beneficial owner and as security for the payment and discharge of all the Obligations, hereby charges in favor of the Administrative Agent by way of a first fixed charge all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

          (a) all Charged Shares;

          (b) any other securities which the Borrower may, with the prior consent of the Administrative Agent, from time to time substitute for all or any of the Charged Shares; and

          (c) all other securities and all rights, moneys (including, without limitation, dividends) and property whatsoever which may from time to time at any time be derived from, accrue on or be offered in respect of the Charged Shares whether by way of redemption, exchange, conversion, rights, bonus, capital reorganization or otherwise howsoever.

          As security for its obligations under this Charge Over Shares, the Borrower has delivered, or procured there to be delivered to the Administrative
Agent:

               (i) all share certificates representing the Charged Shares; and

               (ii) blank, undated stock transfer forms in respect of the Charged Shares executed by the Borrower.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

        To induce the Agents and the Lenders to enter into the Credit Agreements and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, the Borrower hereby represents and warrants as to itself and the Collateral charged by it hereunder to each of the Agents and the Lenders that:

     3.1 Title; No Other Liens. Except for the security interest and charge granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Charge Over Shares and the other Liens permitted to exist on the Collateral by the Credit Agreements, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others.

     3.2 Perfected First Fixed Charge Over Shares. The charge granted pursuant to this Charge Over Shares:

         (a) constitutes a valid perfected charge over all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

         (b) are prior to all other charges and Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreements which have priority over the Liens on the Collateral by operation of law.

     3.3 Chief Executive Office. On the date hereof, the Borrower's jurisdiction of organization and the location of the Borrower's chief executive office is specified on Schedule 2.

     3.4 Charged Shares.

          (a) The Charged Shares charged by the Borrower hereunder constitute
(i) 65 percent of the issued and outstanding shares of all classes of the Capital Stock of L-3 U.K. and (ii) all outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Charged Shares and such Charged Shares have been validly charged to the Administrative Agent pursuant hereto.

          (b) All the Charged Shares have been duly and validly issued and are fully paid and nonassessable.

          (c) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Charged Shares charged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Charge Over Shares and other Liens permitted by the Credit Agreements which have priority by operation of law.

                              SECTION 4. COVENANTS

         The Borrower covenants and agrees with the Agents and the Lenders that, from and after the date of this Charge Over Shares until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     4.1 Undertaking to Pay. The Borrower shall discharge each Obligation when due in accordance with its terms or, in the case of an Obligation the terms of which do not provide a time for payment, immediately on demand by the Administrative Agent.

     4.2 Charged Shares.

         (a) If the Borrower shall become entitled to receive or shall receive any instruments, stock certificates (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Charged Shares, or as a dividend or distribution thereunder, or otherwise in respect thereof, and subject to the U.K. Issuer Share Charge Limitation, the Borrower shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and promptly (and in any event within 60 days) deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Borrower to the Administrative Agent, if required, together with an undated stock transfer form or endorsement covering such certificate or instrument, as applicable, duly executed in blank by the Borrower and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional security for the Obligations. Any sums paid upon or in respect of the Charged Shares upon the liquidation or dissolution of any Issuer shall be promptly (and in any event within 60 days) paid over to the Administrative Agent to be held by it hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Charged Shares or any property shall be distributed upon or with respect to the Charged Shares pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be promptly (and in any event within 60 days) delivered to the


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


Administrative Agent to be held by it hereunder as additional security (or except as provided in the Credit Agreements) for the Obligations. Except as provided in the Credit Agreements, if any sums of money or property so paid or distributed in respect of the Charged Shares under circumstances described in this Section 4.2(a) shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Borrower, as additional security for the Obligations.

          (b) Except as provided in the Credit Agreements, without the prior written consent of the Administrative Agent, the Borrower will not (i) vote to enable, or take any other action to permit, any Issuer to issue any shares or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any shares or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral (except pursuant to a transaction expressly permitted by the Credit Agreements), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Charge Over Shares or (iv) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Administrative Agent to sell, assign or transfer any of the Collateral.

                    SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with the Agents and the Lenders that, from and after the date of this Charge Over Shares until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          4A.1 Maintenance of Perfected Security Interest; Further Assurances.

          (a) The Borrower shall:

              (i) execute and deliver to the Administrative Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of England and Wales or such other country as the Administrative Agent may, in any particular case, reasonably specify;

              (ii) effect any registration or notarization, give any notice or take any other step, which the Administrative Agent may, by notice to the Borrower and with the consent of the Required Lenders, reasonably specify for any of the purposes described in Section 4A.1(b) or for any similar or related purpose.

          (b) Those purposes (which in each case the Administrative Agent shall have determined are necessary or desirable to give effect to the terms of this Charge Over Shares) are

              (i) validly and effectively to create any Lien or right of any kind which the Administrative Agent intended should be created by or pursuant to this Charge Over Shares or the Credit Agreements;


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


              (ii) to create a specific mortgage or assignment of any particular part of the Collateral or otherwise to vest in the Administrative Agent the title to any particular part of the Collateral;

              (iii) to protect the priority, or increase the effectiveness, in any jurisdiction of any Lien which is created, or which the Administrative Agent intended should be created, by or pursuant to this Charge Over Shares or the Credit Agreements;

              (iv) to enable or assist the Administrative Agent to sell or otherwise deal with any part of the Collateral to transfer title to, or grant any interest or right relating to, any part of the Collateral or to exercise any power which is referred to in Section 5 or which is conferred by the Credit Agreements;

              (v) to enable or assist the Administrative Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Collateral in any country or under the law of any country.

          (c) The Administrative Agent may specify the terms of any document to be executed by the Borrower under Section 4A.1(a), and those terms may include any covenants, powers and provisions which the Administrative Agent reasonably considers appropriate to protect its own or any other Lender's or Agent's interests.

          (d) The Borrower shall comply with a notice under Section 4A.1(a) by the date specified in the notice.

          (e) At the same time as the Borrower delivers to the Administrative Agent any document executed under 4.3(a)(i), the Borrower shall also deliver to the Administrative Agent a certificate signed by two (2) of the Borrower's directors which shall:

              (i) set out the text of a resolution of the Borrower's directors specifically authorizing the execution of the document specified by the Administrative Agent; and

              (ii) state either that the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower's by-laws or other constitutional documents.

          4A.2 Payment of Obligations. The Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          4A.3 Notices. The Borrower will advise the Agents and the Lenders promptly, in reasonable detail, of:

               (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreements) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

               (b) the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

                         SECTION 5. REMEDIAL PROVISIONS

          5.1 Charged Shares.

          (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Borrower of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsections 5.4 and/or 5.5, the Borrower shall be permitted to receive all cash dividends, principal and interest paid in respect of the Charged Shares paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate rights with respect to the Charged Shares; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreements, this Charge Over Shares or any other Credit Document.

          (b) THE BORROWER HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF THE BORROWER WITH RESPECT TO THE COLLATERAL, INCLUDING THE RIGHT TO VOTE THE CHARGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE OCCURRENCE OF THE LAST TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE CHARGED SHARES, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE CHARGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND


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


WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY CHARGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE CHARGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE RESPONSIBLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

         Immediately following the occurrence of an Event of Default, the Borrower shall give notice to the Secretary of L-3 U.K. of the appointment of the Administrative Agent as the Borrower's proxy and the Borrower's attorney in accordance with this Section 5.1 and Section 6 in relation to the Charged Shares.

     5.2 Payments to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all payments or other funds received in respect of any of the Collateral (including all dividends, distributions or other income in respect of the Collateral) by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agents and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly endorsed by the Borrower to the Administrative Agent, if required). All such payments or other funds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a deposit account (a "Collateral Account") maintained under its sole dominion and control. All such payments or other funds while held by the Administrative Agent in a Collateral Account (or by the Borrower in trust for the Administrative Agent and the Lenders) shall continue to be held as security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.3.

     5.3 Application of Dividends and Other Payments. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of amounts held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreements, and any part of such funds which are not required as security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such amounts held in any Collateral Account remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     5.4 Right to Enforce Security. On the occurrence of an Event of Default but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Charge Over Shares has become enforceable:

         (a) the security constituted by this Charge Over Shares shall immediately become enforceable;

         (b) the Administrative Agent shall be entitled at any time or times to exercise the powers set out in Section 5.5 and in the Credit Agreements; and

         (c) the Administrative Agent shall be entitled at any time or times to exercise all the powers possessed by it as chargee of the Collateral conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Collateral concerned.

     5.5 Right to Take Possession, Exercise Rights, etc. On the occurrence of an Event of Default, the Administrative Agent shall be entitled then or at any later time or times:

         (a) to exercise the power of sale and other powers conferred by
Section 101 of the Law of Property Act, 1925 as varied or amended by this Charge Over Shares;

         (b) solely and exclusively to exercise all voting and/or consensual powers pertaining to the Charged Shares or any thereof and may exercise such powers in such manner as the Administrative Agent may think fit;

         (c) in connection with, or in order to facilitate, a sale of the Charged Shares, to remove the then existing Directors and Officers (with or without cause); and/or

         (d) to sell the Charged Shares or any part thereof at such place and in such manner and at such price or prices as the Administrative Agent may reasonably deem fit, and upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to each purchaser thereof the Charged Shares so sold.

     5.6 Law of Property Act 1925 Not Applicable. The Borrower hereby waives the entitlement conferred by section 93 of the Law of Property Act 1925 and agrees that section 103 of that Act shall not apply to the security created by this Charge Over Shares.

     5.7 No Liability of Administrative Agent. The Administrative Agent shall not be obliged to check the nature or sufficiency of any payment received by it under this Charge Over Shares or to preserve, exercise or enforce any right forming part of, or relating to, any Collateral.

                      SECTION 6. THE ADMINISTRATIVE AGENT

     6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

         (a) The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Charge Over Shares, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Charge Over Shares, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

               (i) in the name of the Borrower or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable;

               (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

               (iii) execute, in connection with any sale provided for in subsections 5.4 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreements, from the date of payment by the Administrative Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Administrative Agent on demand.

         (d) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Charge Over Shares are coupled with an interest and are irrevocable until this Charge Over Shares is terminated and the security interests created hereby are released.

     6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lenders to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     6.3 Authority of Administrative Agent. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Charge Over Shares with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Charge Over Shares shall, as among the Agents and the Lenders, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

     7.1 Amendments in Writing. None of the terms or provisions of this Charge Over Shares may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of each of the Credit Agreements.

     7.2 Notices. All notices, requests and demands to or upon the Agents or the Borrower hereunder shall be effected in the manner provided for in subsection
10.2 of each of the Credit Agreements.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, any other Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4 Enforcement Expenses; Indemnification.

         (a) The Borrower agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against the Borrower or otherwise enforcing or preserving any rights under this Charge Over Shares and the other Credit Documents to which the Borrower is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

         (b) The Borrower agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Charge Over Shares.

         (c) The Borrower agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Charge Over Shares to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the applicable Credit Agreement.

         (d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under each of the Credit Agreements and the other Credit Documents.

     7.5 Successors and Assigns. This Charge Over Shares shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Charge Over Shares without the prior written consent of the Administrative Agent.

     7.6 Set-Off. The Borrower hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(b) of the applicable Credit Agreement whenever an Event of Default shall have occurred and be continuing, without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or Lender to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against the Borrower, in any currency, whether arising hereunder, under the Credit Agreements, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify the Borrower promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and Lenders under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agents or Lenders may have.

     7.7 Counterparts. This Charge Over Shares may be executed by one or more of the parties to this Charge Over Shares on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Charge Over Shares shall be effective when a counterpart which bears the signature of the Borrower and a counterpart of the attached Acknowledgment and Consent which bears the signature of L-3 U.K. shall have been delivered to the Administrative Agent and the Administrative Agent shall have executed this Charge Over Shares.

     7.8 Severability. Any provision of this Charge Over Shares which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Section Headings. The Section headings used in this Charge Over Shares are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.10 Integration. This Charge Over Shares and the other Credit Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to the subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreements or in the other Credit Documents.

     7.11 GOVERNING LAW. THIS CHARGE OVER SHARES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF ENGLAND AND WALES.

     7.12 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CHARGE OVER SHARES OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF ANY OF ENGLAND, THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME AND THAT A JUDGMENT IN ANY PROCEEDINGS BROUGHT IN ANY COMPETENT COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER AND MAY BE ENFORCED IN THE COURTS OF ANY OTHER JURISDICTION;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND WITH RESPECT TO ANY ACTION BROUGHT IN ENGLAND BY DELIVERING A COPY THEREOF OF TO L-3 U.K. WHICH THE BORROWER HEREBY APPOINTS AS ITS AGENT FOR SERVICE OF PROCESS IN ENGLAND WITH RESPECT TO ANY ACTION BROUGHT AGAINST THE BORROWER UNDER OR RELATING TO THIS CHARGE OVER SHARES OR ANY OF THE COLLATERAL;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     7.13 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Charge Over Shares and the other Credit Documents to which it is a party;

          (b) none of the Agents nor Lenders has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Charge Over Shares or any of the other Credit Documents, and the relationship between the Borrower, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders or among the Borrower and the Agents and/or the Lenders.

     7.14 WAIVER OF JURY TRIAL. THE BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN

ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CHARGE OVER SHARES OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     7.15 Releases.

          (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Charge Over Shares and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower and the Administrative Agent shall deliver to the Borrower any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Credit Agreements, then the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     7.16 Conflict; New York Law Pledge Agreement. In the event there is a conflict between the terms of this Charge Over Shares and the Credit Agreements, the Credit Agreements shall control. In the event that there is a dispute as to the charge or pledge of the Charged Shares, and a court of competent jurisdiction determines that the laws of the State of New York shall govern such dispute, then the New York Law Pledge Agreement shall control such dispute as to the Charged Shares; provided that, if such a court determines that the laws of England and Wales shall govern such dispute, then this Charge Over Shares shall control such dispute as to the Charged Shares.

                            [Signature page follows]

          IN WITNESS whereof the parties hereto have caused this Charge Over Shares to be duly executed as a Deed the day and year first before written.



Executed as a deed                             )
by L-3 COMMUNICATIONS CORPORATION              )                    SEAL
                                                                    ----

acting by______________________________________)

Signature of Secretary_________________________)

Signature of witness___________________________)



ADDRESS FOR NOTICES:

600 Third Avenue
34th Floor
New York, New York  10016

ATTENTION: President

Phone:  +1 212 697-1111
Fax:    +1 212 805-5470


Executed as a deed                             )
by BANK OF AMERICA, N.A.,                      )
      AS ADMINISTRATIVE AGENT                  )

acting by______________________________________)

Signature of Assistant Secretary_______________)

Signature of witness___________________________)

                           ACKNOWLEDGMENT AND CONSENT


          The undersigned hereby acknowledges receipt of a copy of the Charge Over Shares dated _______ __, 2000 (the "Charge Over Shares"), made by the parties thereto for the benefit of Bank of America, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

          1. The undersigned will be bound by the terms of the Charge Over Shares and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.2(a) of the Charge Over Shares.

          3. The terms of Sections 5.1(a) and 5.5 of the Charge Over Shares shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(a) or 5.5 of the Charge Over Shares.

          4. The undersigned accepts the appointment by the Borrower pursuant to subsection 7.12(c) of the undersigned as agent for the Borrower for service of process in England for any action brought against the Borrower under or relating to the Charge Over Shares or any of the Collateral (as defined therein).


                                     L-3 COMMUNICATIONS U.K. LTD.


                                     _________________________________________
                                     Name: ___________________________________
                                     Title: __________________________________


                                     Address for Notices:

                                     c/o L-3 Communications Corporation
                                     600 Third Avenue, 34th Floor
                                     New York, NY  10016
                                     Fax:  212-805-5470

                                   SCHEDULE 1

                          DESCRIPTION OF CHARGED SHARES

CHARGED SHARES:

               Issuer                       Class of Shares        Share Certificate No.        No. of Shares
               ------                       ---------------        ---------------------        -------------


    L-3 Communications U.K. Ltd.                Ordinary                     3                       65

                                   Schedule 2



       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

         Jurisdiction of Organization             Location of Chief Executive Office
         ----------------------------             ----------------------------------
                   Delaware                                600 Third Avenue
                                                       New York, New York 10016

                                                                     EXHIBIT B-5
                                                             TO CREDIT AGREEMENT

================================================================================


             SECOND AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT

                                     made by

                    HYGIENETICS ENVIRONMENTAL SERVICES, INC.,

                     L-3 COMMUNICATIONS ILEX SYSTEMS, INC.,

                     L-3 COMMUNICATIONS SPD TECHNOLOGIES INC

                      L-3 COMMUNICATIONS AYDIN CORPORATION

                                       and

                              MICRODYNE CORPORATION

                                   in favor of

                             BANK OF AMERICA, N.A.,

                             AS ADMINISTRATIVE AGENT

                           Dated as of April 24, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                        Page
Section 1.     DEFINED TERMS...............................................................3

1.1   Definitions..........................................................................3
1.2   Other Definitional Provisions........................................................4
1.3   Effect of Restatement................................................................4

Section 2.     PLEDGE......................................................................4

Section 3.     REPRESENTATIONS AND WARRANTIES..............................................5

3.1   Representations in Credit Agreements.................................................5
3.2   Title; No Other Liens................................................................5
3.3   Perfected First Priority Liens.......................................................5
3.4   Chief Executive Office...............................................................6
3.5   Pledged Stock........................................................................6

Section 4.     COVENANTS...................................................................6

4.1   Maintenance of Perfected Security Interest...........................................6
4.2   Pledged Stock........................................................................6

Section 4a.    CERTAIN AFFIRMATIVE COVENANTS...............................................7

4A.1  Further Documentation................................................................8
4A.2  Payment of Obligations...............................................................8
4A.3  Notices..............................................................................8

Section 5.     REMEDIAL PROVISIONS.........................................................8

5.1   Pledged Stock........................................................................8
5.2   Proceeds to be Turned Over To Administrative Agent...................................9
5.3   Application of Proceeds.............................................................10
5.4   Code and Other Remedies.............................................................10
5.5   Registration Rights.................................................................11
5.6   Waiver; Deficiency..................................................................12

Section 6.     THE ADMINISTRATIVE AGENT...................................................12

6.1   Administrative Agent's Appointment as Attorney-in-Fact, etc.........................12
6.2   Duty of Administrative Agent........................................................13
6.3   Authority of Administrative Agent...................................................13

Section 7.     MISCELLANEOUS..............................................................14

7.1   Amendments in Writing...............................................................14
7.2   Notices.............................................................................14
7.3   No Waiver by Course of Conduct; Cumulative Remedies.................................14
7.4   Enforcement Expenses; Indemnification...............................................14
7.5   Successors and Assigns..............................................................15
7.6   Set-Off.............................................................................15
7.7   Counterparts........................................................................15
7.8   Severability........................................................................15
7.9   Section Headings....................................................................16
7.10  Integration.........................................................................16
7.11  GOVERNING LAW.......................................................................16
7.12  SUBMISSION TO JURISDICTION; WAIVERS.................................................16


                                                                                        Page
7.13  Acknowledgments.....................................................................17
7.14  WAIVER OF JURY TRIAL................................................................17
7.15  Additional Grantors.................................................................17
7.16  Releases............................................................................17

             SECOND AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT

                  This SECOND AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT, dated as of April 24, 2000, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for (a) the banks and other financial institutions or entities (collectively, the "Facility A Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Facility A Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Facility A Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility A Syndication Agent"; and together with the Facility A Documentation Agent and the Administrative Agent, the "Facility A Agents"), LCPI and Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility A Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility A Credit Agreement") among the Borrower, the Agents party thereto (the "Original Facility A Agents", including the Administrative Agent party thereto, the "Original Facility A Administrative Agent"), the lenders party thereto (the "Original Facility A Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC) as arrangers, and (b) the banks and other financial institutions or entities (the "Facility B Lenders"; and together with the Facility A Lenders, the "Lenders"), from time to time parties to the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility B Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility B Syndication Agent"; and together with the Facility B Documentation Agent and the Administrative Agent, the "Facility B Agents"), LCPI and Banc of America Securities LLC (f/k/a BankAmerica Robertson Stephens) as arrangers (in such capacity, the "Facility B Arrangers"), the Administrative Agent and certain other entities named therein as Co-Agents, which amended and restated in its entirety that certain 364 Day Credit Agreement dated as of August 13, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Facility B Credit Agreement"; and together with the Original Facility A Credit Agreement, the "Original Credit Agreements") among the Borrower, the Administrative Agent (the "Original Facility B Administrative Agent"; and together with the Original Facility A Administrative Agent, the "Original Administrative Agents"), the other Agents party thereto (together with the Original Facility B Administrative Agent, the "Original Facility B Agents"; and together with the Original Facility A Agents, the Original Agents"), the lenders party thereto (the "Original Facility B Lenders"; and together with the Original Facility A Lenders, the "Original Lenders") and LCPI and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC ) as arrangers, and (c) the banks and other financial institutions or entities (the

"Facility C Lenders"; and together with the Facility A Lenders and the Facility B Lenders, the "Lenders"), from time to time parties to the New 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility C Credit Agreement"; and together with the Facility A Credit Agreement and the Facility B Credit Agreement, each a "Credit Agreement", and collectively, the "Credit Agreements"), among the Borrower, the Administrative Agent, LCPI as documentation agent (in such capacity, the "Facility C Documentation Agent"), LCPI as syndication agent (in such capacity, the "Facility C Syndication Agent"; and together with the Facility C Documentation Agent and the Administrative Agent, the "Facility C Agents"; and together with the Facility A Agents and the Facility B Agents, the "Agents"), Lehman Brothers, Inc. ("LBI") and Banc of America Securities LLC as arrangers (in such capacity, the "Facility C Arrangers"; and together with the Facility A Arrangers and the Facility B Arrangers, the "Arrangers"), the Administrative Agent and certain other entities named therein as Managing Agents.

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, each Grantor executed and delivered to the Original Administrative Agents a certain Amended and Restated Subsidiary Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Pledge Agreement") in favor of the Original Administrative Agents for the ratable benefit of the Original Lenders and the Original Agents to secure the Obligations (as defined in the Existing Pledge Agreement);

                  WHEREAS, each Grantor and the Administrative Agent wish to amend and restate the Existing Pledge Agreement (as so amended and restated herein, this "Agreement") to, inter alia, reflect the amending and restating of the Original Credit Agreements and the entering into of the Facility C Credit Agreement;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreements will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreements; and

                  WHEREAS, the Lenders have required, as a condition to the extension of credit under the Credit Agreements, that each Grantor execute and deliver this Agreement

                  NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreements, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the

Agents, to amend and restate the Existing Pledge Agreement in its entirety to read as provided herein:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions.

                  (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the collective meanings given to them in each of the Credit Agreements.

                  (b) The following terms shall have the following meanings:

                      "Agreement": this Second Amended and Restated Subsidiary
             Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                      "Collateral": as defined in Section 2.

                      "Issuers": the collective reference to each issuer of any
             Pledged Stock.

                      "New York UCC": the Uniform Commercial Code as from time
             to time in effect in the State of New York.

                      "Obligations": the collective reference to the unpaid
             principal of and interest on the Loans and Reimbursement Obligations under each of the Credit Agreements and all other obligations and liabilities of the Borrower and any other Credit Party (including, without limitation), (i) interest accruing at the then applicable rate provided in each of the Credit Agreements after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in each of the Credit Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries) to any Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, either of the Credit Agreements, this Agreement, the Subsidiary Guarantees, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower or any other Credit Party with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents and the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                      "Pledged Stock": the shares of Capital Stock listed on
             Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                      "Proceeds": all "proceeds" as such term is defined in
             Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

                      "Securities Act": the Securities Act of 1933, as amended.

                  1.2 Other Definitional Provisions.

                  (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                  1.3 Effect of Restatement. This Agreement amends, restates and supersedes the Existing Pledge Agreement; provided, that (i) the Liens in favor of Administrative Agent for the benefit of Lenders securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Credit Documents to the Existing Pledge Agreement shall be deemed to refer without further amendment to this Agreement.

                               SECTION 2. PLEDGE

                  Each Grantor hereby pledges to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a first priority security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

                  (a) all Pledged Stock; and

                  (b) to the extent not otherwise included, all Proceeds of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into the Credit Agreements and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Grantor hereby represents and warrants to each of the Agents and the Lenders that:

                  3.1 Representations in Credit Agreements. In the case of each Grantor, the representations and warranties set forth in Section 4 of the Credit Agreements as they relate to such Grantor, each of which is hereby incorporated herein by reference, are true and correct, and each of the Agents and Lenders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Grantor's knowledge.

                  3.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreements, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.

                  3.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement:

                  (a) upon delivery by each of the Grantors to the Administrative Agent of the original certificates evidencing such Pledged Stock together with undated stock powers therefor duly executed in blank, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                  (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreements which have priority over the Liens on the Collateral by operation of law.

                  3.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office is specified on Schedule 2.

                  3.5 Pledged Stock.

                  (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreements which have priority by operation of law.

                              SECTION 4. COVENANTS

                  Each Grantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  4.1 Maintenance of Perfected Security Interest. Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  4.2 Pledged Stock.

                  (a) If such Grantor shall become entitled to receive or shall receive any instruments, stock certificates (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or as a dividend or distribution thereunder, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and promptly (and in any event within 60 days) deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or endorsement covering such certificate or instrument, as applicable, duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be promptly (and in any event within 60 days) paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be promptly (and in any event within 60 days) delivered to the Administrative Agent to be held by it hereunder as additional collateral security (or except as provided in the Credit Agreements) for the Obligations. Except as provided in the Credit Agreements, if any sums of money or property so paid or distributed in respect of the Pledged Stock under circumstances described in this Section 4.2(a) shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) Except as provided in the Credit Agreements, without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreements), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection 4.2(a) with respect to the Pledged Stock issued by it and (iii) the terms of subsections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsections 5.1(c) or 5.5 with respect to the Pledged Stock issued by it.

                    SECTION 4A. CERTAIN AFFIRMATIVE COVENANTS

                  Each Grantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  4A.1 Further Documentation.

                           (a) Such Grantor will furnish to the Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                           (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                  4A.2     Payment of Obligations.

                  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  4A.3 Notices. Such Grantor will advise the Agents and the Lenders promptly, in reasonable detail, of:

                           (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreements) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                           (b) the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

                         SECTION 5. REMEDIAL PROVISIONS

                  5.1 Pledged Stock.

                  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsection 5.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreements, this Agreement or any other Credit Document.

                  (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise (including giving or withholding written consents of shareholders and calling special meetings of shareholders) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

                  5.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agents and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a deposit account (a "Collateral Account") maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.3.

                  5.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreements, and any part of such funds which are not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Agents and the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Agents or Lenders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agents or Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Agents or Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

                  5.5 Registration Rights.

                  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this subsection 5.5 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

                  5.6 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 6. THE ADMINISTRATIVE AGENT

                  6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

                  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                           (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable;

                           (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                           (iii) execute, in connection with any sale provided for in subsections 5.4 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreements, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lender to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agents and the Lenders, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

                  7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of each of the Credit Agreements.

                  7.2 Notices. All notices, requests and demands to or upon the Agents, the Lenders or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of each of the Credit Agreements; provided, that any such notice, request, or demand to or upon any Grantor shall be addressed to such Grantor at its address set forth below its respective signature hereto.

                  7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, any other Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  7.4 Enforcement Expenses; Indemnification.

                  (a) Each Grantor agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against such Grantor or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

                  (b) Each Grantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Grantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the applicable Credit Agreement.

                  (d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under each of the Credit Agreements and the other Credit Documents.

                  7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  7.6 Set-Off. Each Grantor hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(b) of the applicable Credit Agreement whenever an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreements, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify such Grantor promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and Lender under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or Lender may have.

                  7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  7.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Grantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

                  7.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  7.12 SUBMISSION TO JURISDICTION; WAIVERS. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH GRANTOR AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION

OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  7.13 Acknowledgments. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  (b) none of the Agents nor Lenders has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, among the Agents and/or the Lenders or among the Grantors and the Agents and/or the Lenders.

                  7.14 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  7.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 attached to the Amended and Restated Subsidiary Guarantee Agreement executed concurrently herewith.

                  7.16 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors; provided, however, that the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreements, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

                            [Signature page follows]

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                 HYGIENETICS ENVIRONMENTAL SERVICES, INC.


                 By:_____________________________________________________
                    Christopher C. Cambria
                    Vice President-General Counsel and Secretary



                 L-3 COMMUNICATIONS ILEX SYSTEMS, INC.


                 By:______________________________________________________
                    Christopher C. Cambria
                    Vice President-General Counsel and Secretary



                 L-3 COMMUNICATIONS SPD TECHNOLOGIES INC.


                 By:_______________________________________________________
                    Christopher C. Cambria
                    Vice President-General Counsel and Secretary



                 L-3 COMMUNICATIONS AYDIN CORPORATION


                 By:________________________________________________________
                    Christopher C. Cambria
                    Vice President-General Counsel and Secretary



                 MICRODYNE CORPORATION


                 By:________________________________________________________
                    Christopher C. Cambria
                    Vice President-General Counsel and Secretary

                                           Address for Notices for each Grantor:

                                           c/o L-3 Communications Corporation
                                           600 Third Avenue, 34th Floor
                                           New York, NY  10016

                                           Attention: President

                                           Phone: (212) 697-1111
                                           Fax: (212) 805-5470

Accepted on behalf of the Agents and
the Lenders as of the date first above
written:

BANK OF AMERICA, N.A.,
AS ADMINISTRATIVE AGENT


By:_____________________________________
   Name:________________________________
   Title:_______________________________

                                                                      Schedule 1

                          DESCRIPTION OF PLEDGED STOCK

PLEDGED STOCK:



-------------------  --------------------     --------------     ---------------------   -------------
-------------------  --------------------     --------------     ---------------------   -------------
     Issuer          Owner (Guarantor)       Class of Stock     Stock Certificate No.   No. of Shares



                                   Schedule 1

                                                                      Schedule 2

     LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE(1)

                 Grantor                    Jurisdiction of Organization               Location
                 -------                    ----------------------------               --------

        Hygienetics Environmental                    Delaware                    1570 Buckeye Drive
        Services, Inc.                                                           Milpitas, CA 95035

        L-3 Communications Ilex                       Delaware                    1570 Buckeye Drive
              Systems, Inc.                                                       Milpitas, CA 95035

        L-3 Communications                            Delaware                    600 Third Avenue
               Aydin Corporation                                                 New York, NY 10016

        L-3 Communications SPD                        Delaware                  13500 Roosevelt Blvd.
             Technologies Inc.                                                  Philadelphia, PA 19116

        Microdyne Corporation                         Maryland                     600 Third Avenue
                                                                                  New York, NY 10016

--------------------
(1)    Borrower to advise of Chief Executive Office for each Sub.


                                   Schedule 2

                           ACKNOWLEDGMENT AND CONSENT

                  The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Subsidiary Pledge Agreement dated as of _________ ____, 2000 (the "Agreement"), made by the Grantors party thereto for the benefit of Bank of America, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent, the other Agents and the Lenders as follows:

                  1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                  2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.2(a) of the Agreement.

                  3. The terms of Sections 5.1(a) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(a) or 5.5 of the Agreement.

                                            [NAME OF ISSUER]


                                            ___________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                            Address for Notices:
                                            ___________________________________
                                            ___________________________________
                                            Fax:_______________________________

                                                                     EXHIBIT C-1
                                                        to the Credit Agreement.

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]

April 28, 2000

Bank of America, N.A., as Administrative Agent

Lehman Commercial Paper Inc., as Syndication Agent and Documentation Agent

Lehman Brothers, Inc.
        as Arranger

Banc of America Securities LLC
        as Arranger

        and

The Lenders listed on Schedule I hereto
        which are parties to the Credit Agreement on the date hereof

         Re: Second Amended and Restated Credit Agreement dated as of April 24, 2000, Amended and Restated 364 Day Credit Agreement dated as of April 24, 2000 and New 364 Day Credit Agreement dated as of April 24, 2000

Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the "Borrower"), L-3 Communications Holdings, Inc., a Delaware corporation (the "Parent Guarantor"), the subsidiaries of the Borrower named on
Schedule II attached hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"; (the Borrower , the Parent Guarantor and the Subsidiary Guarantors being referred to herein collectively as the "Credit Parties") in connection with the preparation, execution and delivery of the following documents:

         (a) the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 among the Borrower, the Lenders parties thereto, Lehman Commercial Paper Inc., as Syndication Agent, Documentation Agent and an Arranger, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens), as an Arranger, and Bank of

               America, N.A. (f/k/a Bank of America, National Trust and Savings Association), as Administrative Agent (the "Facility A Credit Agreement");

         (b) the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 among the Borrower, the Lenders parties thereto, Lehman Commercial Paper Inc., as Syndication Agent, Documentation Agent and an Arranger, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens), as an Arranger and Bank of America, N.A. (f/k/a Bank of America, National Trust and Savings Association), as Administrative Agent (the "Facility B Credit Agreement");

         (c) the New 364 Day Credit Agreement, dated as of April 24, 2000 among the Borrower, the Lenders parties thereto, Lehman Commercial Paper Inc., as Syndication Agent and Documentation Agent, Banc of America Securities LLC and Lehman Brothers, Inc., as the Arrangers, Bank of America, N.A., as Administrative Agent and the financial institutions named therein as Managing Agents (the "Facility C Credit Agreement"; collectively with the Facility A Credit Agreement and the Facility B Credit Agreement, the "Credit Agreements"); (d) the Notes;

         (e)   the Parent Guarantee;

         (f)   the Subsidiary Guarantee;

         (g)   the Parent Pledge Agreement;

         (h)   the Borrower Pledge Agreement;

         (i)   the Subsidiary Pledge Agreement; and

         (j)   the Charge Over Shares.

The documents described in the foregoing clauses (a) through (j) are collectively referred to herein as the "Credit Documents"; the documents described in the foregoing clauses (g) through (j) are collectively referred to herein as the "Security Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreements. This opinion is furnished to you pursuant to Section 5.I(m) of the Credit Agreements.

         In connection with this opinion, we have examined:

    (A) the Credit Agreements, signed by each Credit Party party thereto, the Administrative Agent, Syndication Agent, Documentation Agent, Arranger and certain of the Lenders;

    (B)  each other Credit Document, signed by each Credit Party party thereto;
         and

    (C)  forms of the Notes to be delivered after the date hereof.

We also have examined the originals, or duplicates or certified or conformed copies, of such records; agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof and (2) "value" (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) has been given by the Lenders to the Borrower for the security interests and other rights in the Collateral.

         In rendering the opinion set forth in paragraph 6 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the Board of Directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Notes.

         Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

    1. Each of the Borrower and the Parent Guarantor (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

    2. Each of the Subsidiary Guarantors (other than Microdyne Corporation ("MICRODYNE") as to which we express no opinion) has duly authorized, executed and delivered each Credit Document to which it is a party.

    3. The execution and delivery by each of the Borrower and the Parent Guarantor of the Credit Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Credit Documents and the granting of the security interests to be granted by the Borrower and the Parent Guarantor pursuant to the Security Documents will not result in any violation of (1) the Certificate of Incorporation or By-Laws of either the Borrower or the Parent Guarantor, (2) assuming that proceeds of the borrowings will be used in accordance with the terms of the Credit Agreement, any federal or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware General Corporation Law, but excluding any government procurement statute or regulations issued pursuant thereto.

    4. The execution and delivery by each Subsidiary Guarantor of the Credit Documents to which it is a party and the granting of the security interests to be granted by it pursuant to the Security Documents will not result in any violation of, assuming that proceeds of the borrowings will be used in accordance with the terms of the Credit Agreement, any federal or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware General Corporation Law, but excluding any government procurement statute or regulations issued pursuant thereto.

    5. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by any Credit Party in accordance with the terms of the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents and consents, waivers, approvals, filings and registrations described on
Schedule 4.4 to the Credit Agreement.

    6. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto and assuming that (a) Microdyne is validly existing and in good standing under the laws of the State of Maryland and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its Articles of Incorporation and By-Laws, (b) execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party do not violate any applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States, other than any government procurement statute or regulations issued pursuant thereto) and (c) execution, delivery and performance by each Credit Party of the Credit

Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon such Credit Party, each Credit Document (other than the Charge Over Shares) constitutes and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Borrower, will constitute the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

    7. No Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

    8. Assuming that the Borrower will comply with the provisions of the Credit Agreements relating to the use of proceeds, the execution and delivery of the Credit Agreements by the Borrower and the making of the Loans under the Credit Agreements will not violate Regulation, T, U or X of the Board of Governors of the Federal Reserve System.

    9. The Parent Pledge Agreement and Borrower Pledge Agreement create in favor of the Administrative Agent for the benefit of the Lenders a security interest under the New York UCC in the Pledged Stock (as defined in the Pledge Agreements) described on Schedule I to each of the Parent Pledge Agreement and the Borrower Pledge Agreement (the "Pledged Securities").

    10. The Administrative Agent will have a perfected security interest in the Pledged Securities for the benefit of the Lenders under the New York UCC upon delivery to the Administrative Agent for the benefit of the Lenders in the State of New York of the certificates representing the Pledged Securities in registered form, endorsed in blank by an effective endorsement or accompanied by undated stock power with respect thereto duly endorsed in blank by an effective endorsement.

    11. The choice of New York Law to govern each Credit Document in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New York.

         Our opinions in paragraphs 6 and 9 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 6 above also is subject to the qualification that certain provisions of the Security Documents (other than the Charge Over Shares) (the "U.S. Security Documents") in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the U.S. Security Documents invalid, and the U.S. Security Documents and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

    Our opinions in paragraphs 9 and 10 above are limited to Articles 8 and 9 of the New York UCC, and therefore those opinion paragraphs do not address (i) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC, and (ii) under New York UCC'SS'9-103 what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

    We express no opinion with respect to:

    (A) perfection of any security interest (1) in any Security Agreement
Article 9 Collateral of a type represented by a certificate of title, (2) in any proceeds and (3) in any collateral consisting of money; .

    (B) the effect of 'SS'9-306(2) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

    (C) perfection of any security interest whose priority is subject to Section 9-313 of the New York UCC;

    (D) the priority of any security interest;

    (E) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and
Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral;

    (F) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

    (G) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

    (H) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

    (I) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

    (J) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; or

    (K) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

         In connection with the provisions of the Credit Documents whereby Credit Parties submit to the jurisdiction of the courts of the United States of America for the Southern District of New York, we note the limitations of 28 U.S.C. 'SS' 'SS'1331 and 1332 on subject matter jurisdiction of the Federal Court. In connection with the provisions of the Credit Documents which relate to forum selection of the courts of the United States for the Southern District of New York, (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we also note that such court's discretion to transfer an action from one Federal court to another under 28 U.S.C. 'SS'1404(a).

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

         This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                             Very truly yours,

                                             /s/ SIMPSON THACHER & BARTLETT

                                             SIMPSON THACHER & BARTLETT

                                   SCHEDULE I


LENDERS

LEHMAN COMMERCIAL PAPER INC.
BANK OF AMERICA, N.A.
THE BANK OF NEW YORK
THE BANK OF NOVA SCOTIA
CREDIT LYONNAIS
BANK ONE. N.A.
FIRST UNION COMMERCIAL CORPORATION
FLEET NATIONAL BANK
THE FUJI BANK, LIMITED
HSBC BANK USA
SOCIETE GENERALE
BANKBOSTON, N.A.
BANK OF TOKYO - MITSUBISHI TRUST COMPANY
BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE INC.
BANK OF IRELAND
BANQUE WORMS CAPITAL CORPORATION
CREDIT INDUSTRIEL ET COMMERCIAL
COMERICA BANK
THE DAI-ICHI KANGYO BANK, LTD.
DEN DANSKE BANK AKTIESELSKAB
DEUTSCHE GENOSSENSCHAFTSBANK AG
DRESDNER BANK AG
ERSTE BANK DER OESTERREICHISCHEN
GE CAPITAL COMMERCIAL FINANCE, INC.
THE INDUSTRIAL BANK OF JAPAN, LIMITED
MESS PIERSON CAPITAL CORP.
MERITA BANK PLC
THE MITSUBISHI TRUST AND BANKING CORPORATION
NATIONAL CITY BANK
THE ROYAL BANK OF SCOTLAND PLC
SUMMIT BANK
SUNTRUST BANK
WEBSTER BANK

                                   SCHEDULEII

BORROWER SUBSIDIARIES

HYGIENETICS ENVIRONMENTAL SERVICES, INC., a Delaware Corporation. L-3 COMMUNICATIONS ILEX SYSTEMS, INC., a Delaware Corporation. L-3 COMMUNICATIONS SPD TECHNOLOGIES INC., a Delaware Corporation. L-3 COMMUNICATIONS AYDIN CORPORATION, a Delaware Corporation. MICRODYNE CORPORATION, a Maryland Corporation.

      [NOTE: TO BE REPLACED WITH FINAL DRAFT OF GENERAL COUNSEL'S OPINION.]


                                                                     Exhibit C-2
                                                             to Credit Agreement
                                                             -------------------

                         L-3 COMMUNICATIONS CORPORATION
                          600 THIRD AVENUE, 34th FLOOR
                            NEW YORK, NEW YORK 10016

                                 April __, 2000

Bank of America, N.A.,
  as Administrative Agent
335 Madison Avenue
New York, New York 10017

Lehman Commercial Paper Inc.,
  as Arranger, Syndication Agent and Documentation Agent
3 World Financial Center, 9th Floor
New York, New York 10285

Banc of America Securities LLC,
  as Arranger
9 W 57th Street, 32nd Floor
New York, New York  10019

Lehman Brothers, Inc.,
  as Arranger
3 World Financial Center
New York, New York 10285

The Lenders Listed on Schedule 1 hereto

Ladies and Gentlemen:

     I have acted as counsel to L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), L-3 Communications Corporation, a Delaware corporation (the "Borrower"), L-3 Communications Ilex Systems, Inc., a Delaware corporation ("Ilex"), Hygienetics Environmental Systems, Inc., a Delaware corporation ("HES"), L-3 Communications SPD Technologies Inc., a Delaware corporation ("SPD"), L-3 Communications Aydin Corporation, a Delaware corporation ("Aydin") and Microdyne Corporation, a Maryland corporation ("Microdyne" and collectively with Ilex, HES, SPD and Aydin, the "Subsidiaries", and together with Holdings and the Borrower, the "Loan Parties"), in connection with (a) the

Second Amended and Restated Credit Agreement dated as of April 24, 2000 (the "Facility A Credit Agreement") among the Borrower, the Lenders parties thereto, Lehman Commercial Paper Inc. ("LCPI"), as Syndication Agent, Documentation Agent and an Arranger, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens), as an Arranger, and Bank of America, N.A. (f/k/a Bank of America National Trust & Savings Association), as Administrative Agent ("BOA"), (b) the Amended and Restated 364 Day Credit Agreement dated as of April 24, 2000 (the "Facility B Credit Agreement") among the Borrower, the Lenders parties thereto, LCPI, as Syndication Agent, Documentation Agent and an Arranger, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens), as an Arranger, and BOA, as Administrative Agent and (c) the New 364 Day Credit Agreement dated as of April 24, 2000 (the "Facility C Credit Agreement" and together with the Facility A Credit Agreement and the Facility B Credit Agreement, the "Credit Agreements") among the Borrower, the Lenders parties thereto, Banc of America Securities LLC and Lehman Brothers, Inc. as the Arrangers, Bank of America, N.A. as the Administrative Agent, Lehman Commercial Paper, Inc. as the Syndication Agent and the Documentation Agent, and the financial institutions named therein as Managing Agents. In that connection, you have requested this opinion in connection with the following documents: (i) the Credit Agreements, (ii) the Notes, (iii) the Parent Pledge Agreement, (iv) the Borrower Pledge Agreement,
(v) the Subsidiary Pledge Agreement, (vi) the Parent Guarantee, (vii) the Subsidiary Guarantee and (viii) the Charge Over Shares (the documents referred to in clauses (i) through (viii) are referred to herein collectively as the "Loan Documents"). Terms defined in the Loan Documents are used herein as therein collectively defined.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of each of the Loan Documents. In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, instruments and other documents as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     For the purposes hereof, I have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and regularity of all documents examined by me. As to questions of fact relevant to this opinion, I have relied upon, and assume the accuracy of, the representations and warranties of the Loan Parties in the Loan Documents and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Loan Parties and others and assume compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein.

     In rendering the opinions expressed below, I have assumed, with your permission and without any independent investigation or verification of any kind, that (a) the Loan Documents constitute the valid and legally binding obligations of each party to the Loan Documents other than the Loan Parties, enforceable against such parties in accordance with their respective terms, and
(b) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party do not contravene, or require any order, consent, approval, license, authorization, validation, filing, recording, registration or exemption not obtained or made under, any applicable provision of any law, statute, rule or regulation (other than any law, statute, rule or regulation of the United States of America or the State of New York).

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

     1. Ilex has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Subsidiary Guarantee and the Subsidiary Pledge Agreement (collectively, the "Subsidiary Documents") and perform its obligations thereunder.

     2. HES has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Subsidiary Documents and perform its obligations thereunder.

     3. SPD has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Subsidiary Documents and perform its obligations thereunder.

     4. Aydin has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Subsidiary Documents and perform its obligations thereunder.

     5. Microdyne has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Subsidiary Documents and perform its obligations thereunder.

     6. Microdyne, has duly authorized, executed and delivered each Credit Document to which it is a party.

     7. To my knowledge, there are no legal or governmental proceedings pending or threatened against any of the Loan Parties or to which any of their respective properties is subject which reasonably could be expected to have a Material Adverse Effect other than as disclosed in Schedule 4.6 to the Credit Agreements.

     8. To my knowledge, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution and delivery of the Credit Agreements, the Notes, the Charge Over Shares and the Borrower Pledge Agreement (collectively, the "Borrower Credit Documents") by the Borrower, the borrowing and granting of security interests by the Borrower under the Borrower Credit Documents and the consummation of the transactions contemplated therein do not: (a) violate any order, writ, injunction or decree of any court or other governmental authority binding upon the Borrower or, (b) other than as disclosed in the Schedules to the Credit Agreements, result in (i) the breach of or a default under any material Contractual Obligation applicable to or binding upon the Borrower or any of its properties or assets or (ii) the creation of any lien on any of its properties or assets pursuant to any such material Contractual Obligation, except for liens arising under the any of the Pledge Agreements and/or the Guarantees (collectively, the "Security Documents").

     9. To my knowledge, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution and delivery of the Subsidiary Documents by each of the Subsidiaries party thereto, the making of the guarantee and granting of security interests by each of the Subsidiaries under the Subsidiary Documents and the consummation of the transactions contemplated therein do not: (a) violate any order, writ, injunction or decree of any court of other governmental authority binding upon any Subsidiary, (b) violate the provisions of any such Subsidiaries' Constitutional Documents or, (c) other than as disclosed in the Schedules to the Credit Agreements result in (i) the breach of or a default under any material Contractual Obligation applicable to or binding upon any Subsidiary or any of their respective properties or assets or (ii) the creation of any lien on any of their respective properties or assets pursuant to any such material Contractual Obligation, except for liens arising under the Security Documents.

     10. To my knowledge, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution and delivery of the Parent Guarantee and the Parent Pledge Agreement (collectively, the "Parent Documents") by Holdings, the making of the guarantee and granting of security interests by Holdings under the Parent Documents and the consummation of the transactions contemplated therein do not: (a) violate any order, writ, injunction or decree of any court of other governmental authority binding upon Holdings or, (b) other than as disclosed in the Schedules to the Credit Agreements, result in (i) the breach of or a default under any material Contractual Obligation applicable to or binding upon Holdings or any of its properties or assets or (ii) the creation of any lien on any of its properties or assets pursuant to any such material Contractual Obligation, except for liens arising under the Security Documents.

     11. Based solely on certificates from public officials, I confirm that the Borrower is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Based solely on certificates from public officials, I confirm that Holdings is qualified to do business in New York. Based solely on certificates from public officials, I confirm that Ilex is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Based solely on certificates from public officials, I confirm that HES is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Based solely on certificates from public officials, I confirm that SPD is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Based solely on certificates from public officials, I confirm that Aydin is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Based solely on certificates from public officials, I confirm that Microdyne is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     12. The Borrower's authorized capital stock consists of 100 shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on my review of the Borrower's stock records, are owned of record by Holdings free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents. Holdings has no direct Subsidiaries other than the Borrower.

     13. Ilex's authorized capital stock consists of 100 shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on my review of Ilex's stock records, are owned of record by the Borrower free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents.

     14. HES' authorized capital stock consists of 100 shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on my review of HES' stock records, are owned of record by the Borrower free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents.

     15. SPD's authorized capital stock consists of [100] shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on my review of SPD's stock records, are owned of record by the Borrower free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents.

     16. Aydin's authorized capital stock consists of [100] shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on my review of Aydin's stock records, are owned of record by the Borrower free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents.

     17. Microdyne's authorized capital stock consists of [100] shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on my review of Microdyne's stock records, are owned of record by the Borrower free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents.

     I am a member of the Bar of the State of New York and I express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York, the Delaware General Corporation Law and the [Maryland General Corporation Law].

     This opinion is rendered to you in connection with the above-described transactions in my capacity as counsel to the Loan Parties. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without my prior written approval.

                                     Very truly yours,

                                                                       Exhibit D
                                                             to Credit Agreement
                                                             -------------------

                          FORM OF BORROWING CERTIFICATE
                                       FOR
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     Pursuant to subsection 5.1(g) of the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. (f/k/a Bank of America National Trust & Savings Association) ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent "), Lehman Commercial Paper Inc. ("LCPI") as Syndication Agent and Documentation Agent, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) and LCPI, as Arrangers, and the financial institutions named therein as Co-Agents and the undersigned hereby delivers this Certificate.

     The Borrower hereby requests that a [Eurodollar/Base Rate] Revolving Credit Loan be made in the aggregate principal amount of _________ on ______________, _______ [with an Interest Period of ___ months].

     The undersigned hereby certifies as follows:

          (a) The representations and warranties made by the Borrower and each of its Subsidiaries and each of the other Credit Parties in the Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date); and

          (b) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Loans and other extensions of credit requested to be made on such date.

     Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

     The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such borrowing as if then made.

     Please wire transfer the proceeds of the borrowing to the account of the Borrower at ____________________ Routing No.:_____________________ (Account
No.______________), or as otherwise directed by the Borrower on the attached
Schedule 1.

     The Borrower has caused this Borrowing Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its Responsible Officer this _____ day of _____, _____.

                                          L-3 COMMUNICATION CORPORATION

                                          By: _______________________________
                                              Name:
                                              Title:

                                                                    Exhibit E to
                                                                Credit Agreement
                                                                ----------------

                FORM OF EXEMPTION CERTIFICATE OF NON-U.S. LENDER
                                      FOR
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among L-3 Communications Corporation, a Delaware Corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. (f/k/a Bank of America National Trust & Savings Association) ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Lehman Commercial Paper Inc. ("LCPI") as Syndication Agent and Documentation Agent, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) and LCPI, as Arrangers, and the financial institutions named therein as Co-Agents. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.15(b) of the Credit Agreement. Under penalties of perjury, the Non-U.S. Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate and it shall remain the sole beneficial owner of such Note(s) at all times during which it is the record holder of such Note(s).

     2. The Non-U. S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

          (c) the Non-U. S. Lender is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code;

          (d) the Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code;

     3. The Non-U.S. Lender meets all of the requirements under Code Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of U.S. Taxes on interest payments made to it under the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                         [NAME OF NON-U.S. LENDER]

                                          By:
                                             Name:
                                             Title:

Date:

                                                                       Exhibit F
                                                             to Credit Agreement
                                                             -------------------

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE
                                      FOR
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 24, 2000 (as amended, supplemented or otherwise modified prior to the Effective Date (as defined below), the "Credit Agreement"), among L-3 Communication Corporation, a Delaware corporation, (the "Borrower"), the Lenders and Co-Agents named therein, Bank of America N.A. (f/k/a Bank of America National Trust & Savings Association) ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Lehman Commercial Paper Inc. ("LCPI"), as Syndication Agent and Documentation Agent, Banc of America Securities LLC (f/k/a BancAmerica Robertson Stephens) and LCPI as Arrangers. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in any Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to clause (b) of subsection 2.15 of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. THIS ASSIGNMENT AND ACCEPTANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:_______________________
Name of Assignee:_______________________
Effective Date of Assignment:___________

Credit Facility Assigned           Principal Amount Assigned           Commitment Percentage Assign
------------------------           -------------------------           ----------------------------
                                    $ ____________________                      _______.____%


[Name of Assignee]                         [Name of Assignor]

By:_________________________               By:
Title:                                     Title:

Accepted:                                  Consented To:
BANK OF AMERICA, N.A.,                     L-3 COMMUNICATION CORPORATION'2'
 as Administrative Agent
By: ________________________
Title:
                                           By:___________________________
                                           Title:

Accepted:
BANK OF AMERICA, N.A.,
 as Issuing Lender
By:________________________
Title:

Accepted:
LEHMAN COMMERCIAL PAPER INC.,
 as Syndication Agent
By:_________________________
Title:

------------------
1 Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

2 The Credit Agreement provides that the consent of the Borrower is required unless the assignee (a) already is a Lender under the Credit Agreement, (b) is an affiliate of a Lender, or (c) in the case of a Lender that is an Investment Fund, any other such Investment Fund which is under common management with such Lender. 4 CH DOCS\222542.4 [W9'7]